Filed pursuant to Rule 424(b)(4)

Registration No. 333-292027

PROSPECTUS

LOBO TECHNOLOGIES LTD.

萝贝科技有限公司

3,921,567 Units

Each Unit Consisting of One Class A Ordinary Share

One Series A Warrant to Purchase One Class A Ordinary Share

And One Series B Warrant to Purchase One Class A Ordinary Share

or

3,921,567 Pre-Funded Units

Each Pre-Funded Unit Consisting of One Pre-Funded Warrant to Purchase One Class A Ordinary Share

One Series A Warrant to Purchase One Class A Ordinary Share

And One Series B Warrant to Purchase One Class A Ordinary Share

Up to 3,921,567 Class A Ordinary Shares Underlying the Pre-Funded Warrants

Up to 3,921,567 Class A Ordinary Shares Underlying the Series A Warrants

Up to 19,607,835 Class A Ordinary Shares Underlying the Series B Warrants (which contain a “zero cash exercise price” option)

This prospectus relates to a best efforts public offering of 3,921,567 units, or Units, of LOBO Technologies Ltd., (the “Company”, “we”, “us” and “our”), each Unit consisting of (i) one Class A Ordinary Share, (ii) one Series A warrant, or Series A Warrant, to purchase one Class A Ordinary Share, and (iii) one Series B warrant, or Series B Warrant, to purchase one Class A Ordinary Share, or otherwise acquire such greater number of Class A Ordinary Shares as determined in accordance with the provisions of the Series B Warrant upon a “zero cash exercise price” option (as discussed below), at combined public offering price of $0.51 per Unit.

Each Series A Warrant will be immediately exercisable at an exercise price of $0.561, 110% of the public offering price of each Unit in this offering, and will expire two years after the issuance date. The Series A Warrants also contain certain anti-dilution protections, certain mechanisms for cashless exercise as further described herein.

Each Series B Warrant will be immediately exercisable at an exercise price of $0.561, 110% of the public offering price of each Unit in this offering, and will expire two years after the issuance date. The Series B Warrants also contain certain anti-dilution protections, certain mechanisms for cashless exercise and contain a zero cash exercise price option, as well as certain reset provisions of the exercise price and the number of Class A Ordinary Shares, as further described herein.

Under the “zero cash exercise price” option of the Series B Warrants, a holder of the Series B Warrant has the right to receive, without payment of any additional cash to the Company, an aggregate number of Class A Ordinary Share equal to the product of (x) the aggregate number of Class A Ordinary Share that would be issuable upon a cash exercise of the Series B Warrant and (y) five (5). Accordingly, we believe it is highly unlikely that a holder of the Series B Warrants would pay an exercise price in cash to receive one Class A Ordinary Share when the holder could instead choose the zero cash exercise price option and pay no cash to receive up to five (5) Class A Ordinary Shares. As a result, we will likely not receive any additional funds and do not expect to receive any additional funds upon the exercise of the Series B Warrants.

Please see the section of this prospectus entitled “Description of the Securities we are Offering” for further information.

We are also offering the opportunity to purchase, if the purchaser so chooses in lieu of Units, 3,921,567 pre-funded units, or the Pre-Funded Units, to purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Class A Ordinary Share immediately following the consummation of this offering. Each Pre-Funded Unit consists of (i) one pre-funded warrant exercisable for one Class A Ordinary Share, or a Pre-Funded Warrant, (ii) one Series A Warrant, and (iii) one Series B Warrant. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, up to 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to such exercise. The purchase price of each Pre-Funded Unit will be equal to the price per Unit being sold to the public in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit will be $0.001 per Class A Ordinary Share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

We are registering up to 27,450,969 Class A Ordinary Shares under this prospectus, including 19,607,835 Class A Ordinary Shares issuable if the holders of the Series B Warrants elect the zero cash exercise price option. As of the date of this prospectus, there were 8,838,194 Class A Ordinary Shares and 3,730,320 Class B Ordinary Shares outstanding. If all of the Class A Ordinary Shares offered under this prospectus were issued and outstanding as of the date of this prospectus, such shares would represent approximately 68.59% of total number of Ordinary Shares issued and outstanding.

The Class A Ordinary Shares and/or Pre-Funded Warrants, and the accompanying Series A Warrants and Series B Warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. Pursuant to the registration statement related to this prospectus, we are also registering the Class A Ordinary Shares issuable upon exercise of the Series A Warrants, Series B Warrants and Pre-Funded Warrants included in the Units and Pre-Funded Units offered hereby.

For each Pre-Funded Unit we sell (without regard to any limitation on exercise set forth therein), the number of Units we are offering will be decreased on a one-for-one basis. Because a Series A Warrant and a Series B Warrant are being sold together in this offering with each Class A Ordinary Share and, in the alternative, each Pre-Funded Warrant to purchase one Class A Ordinary Share, the number of Series A Warrants and Series B Warrants sold in this offering will not change as a result of a change in the mix of the Class A Ordinary Shares and Pre-Funded Warrants sold.

Our Class A Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “LOBO.” On March 23, 2026, the last reported sale price of our Class A Ordinary Shares on the NASDAQ Capital Market was $0.5199 per share.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities.

There is no established trading market for the Units, Pre-Funded Units, Series A Warrants, Series B Warrants, or Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants, Series A Warrants, or Series B Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

This offering will terminate upon the completion of a single closing, which is expected to occur on or about on March 25, 2026, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to such date.

We are a “foreign private issuer,” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

As a foreign private issuer, we have elected to follow home country practice instead of complying with NASDAQ Listing Rule 5635(d) shareholder approval requirements, we are not required to obtain, and do not intend to seek, shareholder approval of the issuance of the Units, to the extent that such approval would otherwise be required for a domestic issuer.

Investing in our securities involves risks. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The risks could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Our Class A Ordinary Shares offered in this prospectus are shares of our BVI holding company, which has no material operations of its own and conducts substantially all of its operations through the operating entities established in the People’s Republic of China, or the PRC, primarily Jiangsu LOBO Electric Vehicle Co. Ltd. (“Jiangsu LOBO” or “Jiangsu WFOE”), our wholly-owned subsidiary, and its subsidiaries. Because all of our operations are conducted in China through our wholly-owned subsidiaries, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares.

In addition, as we currently conduct substantially all of our operations in China, we are subject to legal and operational risks associated with having substantially all of our operations in China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause the value of our Class A Ordinary Shares to significantly decline or become worthless and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. Based on our management’s internal assessment, we believe we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines, which became effective on March 31, 2023 (the “Overseas Listing Regulations”). The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures with the CSRC, failing which we may be fined between RMB 1 million and RMB 10 million. Among other things, if an overseas listed issuer intends to effect any follow-on offering in an overseas stock market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering. The required filing materials shall include, but not be limited to, (1) filing report and relevant commitment letter and (2) domestic legal opinions. The Overseas Listing Regulations may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Overseas Listing Regulations on a timely basis, or at all. No effective laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing plan, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. stock exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company, or any of our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. See “Risk Factors” beginning on page 12 for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our Class A Ordinary Shares.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading if our auditor cannot be fully inspected. The HFCA Act (the “HFCA Act”), was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such Ordinary Shares from being traded on a national securities exchange or in the over the counter trading market in the U.S. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCA Act”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in the PRC or Hong Kong. This list does not include our prior auditor, TPS Thayer, LLC, or current auditor, HTL International, LLC. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist about whether this new framework will be fully complied with. While our auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause our securities to be delisted from the Nasdaq Capital Market. On December 15, 2022, the PCAOB issued a Determination Report which determined that the PCAOB (1) is able to select engagements, audit areas, and potential violations to be reviewed or investigated, (2) has timely access to, and the ability to retain and use, any document or information that the PCAOB considers relevant to an inspection or investigation, and (3) is able to conduct inspections and investigations in a manner consistent with the provisions of the Act and the rules of the PCAOB, as interpreted and applied by the PCAOB. Consequently, the PCAOB concluded that in the absence of any evidence that authorities in the PRC currently are taking any positions to impair the PCAOB’s ability to execute its statutory mandate with respect to inspections or investigations, the HFCA Act dictates that the PCAOB vacate the 2021 Determinations. As required by the HFCA Act, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether the PCAOB should issue a new determination.

As a holding company, we may rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. However, none of our subsidiaries has made any dividends or other distributions to our holding company as of the date of this prospectus. In the future, cash proceeds raised from overseas financing activities, including this Offering, may be transferred by us to our PRC subsidiaries via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, we have not paid any dividends or made any distributions to U.S. investors.

As of the date of this prospectus, there were no cash flows between our BVI holding company and our subsidiaries. Funds are transferred among our PRC subsidiaries for working capital purposes, primarily between Jiangsu LOBO, our main operating subsidiary, and its subsidiaries. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision) (the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases do not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price (1)	$0.5100	$0.5090	$2,000,000
Placement agent commissions (2)	$0.0153	$0.0153	$60,000
Proceeds, before expenses, to us (3)	$0.4947	$0.4937	$1,940,000

(1) The public offering price is $0.51 per Unit. The public offering price per Pre-Funded Unit is $0.509, which represents the public offering price per Unit, minus the $0.001 exercise price per Pre-Funded Warrant.

(2) We have agreed to pay to the placement agent commissions equal to 7.0% of the aggregate gross proceeds raised from investors introduced by the Placement Agent, and 3.0% of the aggregate gross proceeds raised from investors introduced directly by us and mutually agreed upon by us and the Placement Agent. All investors in this offering were introduced directly by us, and accordingly, the placement agent will receive a fee equal to 3.0% of the gross proceeds from this offering. We have also agreed to reimburse the Placement Agent for its reasonable, documented out-of-pocket expenses, including the fees and disbursements of its legal counsel, in an aggregate amount not to exceed $50,000, in accordance with the Placement Agency Agreement. For more information about the compensation to be received by the placement agent, see “Plan of Distribution.”

(3) The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Series A Warrants or the Series B Warrants.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Sole Placement Agent

ARC GROUP SECURITIES LLC

Prospectus dated March 23, 2026

i

About this Prospectus

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Ordinary Shares is made to the public in the BVI. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, the terms “we,” “us,” “our Company,” “our,” the “Company” and “LOBO” refer to LOBO Technologies Ltd., a business company limited by shares incorporated under the laws of the British Virgin Islands. In addition, in this prospectus:

●	“2024 Annual Report” refers to the Company’s latest annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 28, 2025, as amended on July 8, 2025;

●	“3C” refers to China Compulsory Certification;

●	“Beijing LOBO” refers to Beijing LOBO Intelligent Machine Co., Ltd., previously a wholly-owned subsidiary of Jiangsu LOBO and disposed of by Jiangsu LOBO on April 21, 2025;

●	“BVI” refers to British Virgin Islands

●	“BVI Act” refers to the BVI Business Companies Act, (Revised), as amended;

●	“China” or the “PRC” refers to the People’s Republic of China, excluding Taiwan for the purposes of this prospectus only;

●	“Dezhou LOBO” refers to Dezhou LOBO Intelligent Manufacturing Co., Ltd., a wholly-owned subsidiary of Jiangsu LOBO;

●	“Hangzhou LOBO” refers to LOBO (Hangzhou) Digital Service Co., Ltd., a wholly-owned subsidiary of Jiangsu LOBO;

●

“Class A Ordinary Shares” refers to the Company’s Class A Ordinary Shares, par value US$0.001 per share, with 90,000,000 Class A Ordinary Shares authorized and 8,838,194 Class A Ordinary Shares outstanding as of the date of this prospectus;

●

“Class B Ordinary Shares” refers to the Company’s Class B Ordinary Shares, par value US$0.001 per share, with 10,000,000 Class B Ordinary Shares authorized and 3,730,320 Class B Ordinary Shares outstanding as of the date of this prospectus;

●	“EV(s)” refers to two-wheeled electric vehicles, three-wheeled electric vehicles and off-highway four-wheeled electric shuttles, or e-carts;

●	“e” refers to electric. All of our products are driven by electric power whether labeled “e” or not;

●	“E-bicycle” refers to the new national standard electric two-wheeled vehicle which conforms to the Safety Technical Specification for Electric Bicycle (GB 17761-2018);

●	“E-moped” refers to the electric two-wheeled vehicle which conforms to the General specifications for electric motorcycles and electric mopeds (GB/T 24158-2018);

●	“E-motorcycle” refers to the electric two-wheeled vehicle which conforms to the General specifications for electric motorcycles and electric mopeds (GB/T 24158-2018);

●	“GAAP” refers to accounting principles generally accepted in the U.S.;

●	“Guangzhou LOBO” refers to Guangzhou LOBO Intelligent Technologies Co. Ltd., a wholly-owned subsidiary of Jiangsu LOBO and disposed of by Jiangsu LOBO on December 10, 2024;

●	“Hong Kong” refers to Hong Kong Special Administrative Region of the PRC;

●	“Jiangsu LOBO” refers to Jiangsu LOBO Electric Vehicle Co. Ltd., a wholly-owned subsidiary of LOBO HK;

●	“LOBO HK” refers to LOBO Holdings Limited, a wholly-owned subsidiary of LOBO Technologies Ltd.;

●	“Memorandum and Articles of Association” refers to the fourth amended and restated memorandum and articles of association of the Company, as adopted by a resolution of directors of the Company passed on December 8, 2025 and filed with the BVI registrar of corporate affairs on December 15, 2025;

●	“R&D” refers to research and development;

●	“RMB” or refers to the legal currency for the time being of China;

●	“SEC” or “Securities and Exchange Commission” refers to the U.S. Securities and Exchange Commission;

●	“share(s)”, “Share(s)” or “Ordinary Share(s)” refer to the Ordinary Share (s) of LOBO Technologies Ltd., consisting of Class A Ordinary Shares and Class B Ordinary Shares;

●	“Tianjin LOBO” refers to Tianjin LOBO Intelligent Robot Co., Ltd., a wholly-owned subsidiary of Jiangsu LOBO;

●	“Tianjin Bibosch” refers to Tianjin Bibosch Intelligent Technologies Co., Ltd., a wholly-owned subsidiary of Jiangsu LOBO;

●	“U.S.” or “United States” refers to United States of America, its territories, its possessions and all areas subject to its jurisdiction;

●	“U.S. dollars,” “dollars,” “USD”, “US$” or “$” refers to the legal currency for the time being of the United States;

●	“Wuxi Jinbang” refers to Wuxi Jinbang Electric Vehicle Manufacture Co., Ltd, previously an 85%-owned subsidiary of Beijing LOBO and disposed of by Beijing LOBO on December 30, 2024; and

●	“Wuxi Zella” refers to Wuxi Zella Technology Trade Co., Ltd, a wholly-owned subsidiary of Jiangsu LOBO.

Our business is conducted by our subsidiaries in RMB for our business in China and U.S. dollars for our export business overseas. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

ii

EXCHANGE RATE INFORMATION

Our business is conducted in China and all of our revenues are denominated in RMB. Capital accounts in our financial statements are translated into U.S. dollars from RMB at their historical exchange rates when the capital transactions occurred. RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation. The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated. Assets and liabilities are translated at the exchange rates as of the balance sheet date and include the exchange rate information for the fiscal years ended December 31, 2024 and 2023, and for the six months ended June 30, 2025.

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2024	For the Six Months Ended June 30, 2025
Period Ended RMB: USD exchange rate	7.0999	7.2993	7.1636
Period Average RMB: USD exchange rate	7.0809	7.1957	7.2526

TRADEMARKS

Our logo and some of our trademarks and tradenames are used or incorporated by reference in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, TM and SM symbols, but those references are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensor to these trademarks, tradenames and service marks.

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Class A Ordinary Shares.

Business Summary

Overview

We are an innovative electric vehicles manufacturer and seller. We design, develop, manufacture and sell e-bicycles, e-mopeds, e-tricycles, and electric off-highway four-wheeled shuttles such as golf carts and mobility scooters for the elderly and disabled persons. Leveraging our cutting-edge technologies in robotic and artificial intelligence, we are re-defining our products in order to provide users with convenient, affordable and pleasant driving experiences.

Headquartered in Wuxi, China, LOBO is a holding company and our operating entities include Jiangsu LOBO, Tianjin LOBO, Tianjin Bibosch, and Wuxi Zella as at the date of this prospectus. We are a provincial Hi-Tech company and Eagle-company verified by local government and golden plus supplier verified by Alibaba.com.

Tianjin LOBO, established in October 2021, manufactures e-tricycles and e-carts. Both Tianjin Bibosch, formed in March 2022, and Wuxi Zella, formed in August 2024, engage in the export business of our products.

We amended our then effective memorandum and articles of association in March 2023 in order to effect a reorganization of our Ordinary Shares by way of a sub-division and subsequent surrender of certain of our Ordinary Shares. In September 2023, we issued additional 700,000 Ordinary Shares to our shareholders on a pro-rata basis. On March 25, 2024, the Company closed an IPO of 1,380,000 Ordinary Shares, par value $0.001 per share. Kingswood, a division of Kingswood Capital Partners, LLC, acted as representative of the underwriters (the “Representative”).

In August 2025, the Company approved a change of name from LOBO EV TECHNOLOGIES LTD. 萝贝电动车科技有限公司” to: “LOBO TECHNOLOGIES LTD. 萝贝科技有限公司”, and created a new class of Class B Ordinary Shares of a par value US$0.001 each and redesignated the then Ordinary Shares as Class A Ordinary Shares, such that the Company is authorised to issue a maximum number of (i) 40,000,000 Class A Ordinary Shares of a par value of US$0.001 each and (ii) 10,000,000 Class B Ordinary Shares of a par value US$0.001 each. The Company adopted the third amended and restated memorandum and articles of association to reflect these changes.

In December 2025, the Company approved an increase in maximum of authorized shares such that the Company is authorized to issue a maximum of (i) 90,000,000 Class A Ordinary Shares of a par value of US$0.001 each and (ii) 10,000,000 Class B Ordinary Shares of a par value of US$0.001 each. The Company adopted the fourth amended and restated memorandum and articles of association to reflect this change. Moreover, Jiangsu LOBO has onboarded the entire team of Shenzhen Xiangri Technology Co., including its research & development, sales and business operation teams. This integration establishes a new Solar Division within Jiangsu LOBO.

Our Mission

Our mission is to drive innovation and become a market leader in our industry by leveraging our design and intelligent technology to advance green mobility. We are dedicated to sustainability, committing to eco-friendly practices and supporting global climate initiatives and promoting the prosperous development of the green economy.

Our Vision

Our vision is to provide commuters with safer, smarter, affordable and high-quality electric mobility and robotic products, empower communities by enabling people to thrive in the green mobility revolution.

Our Competitive Strengths

We believe that the following strengths contribute to our success and differentiate us from our competitors:

●	Accumulated industry resources and experienced management team

●	User-centered product design philosophy

●	Innovative marketing strategy

1

Our Challenges

Currently, we are facing the following major challenges:

●	Major key players in this industry have raised sufficient funds to increase their manufacturing capacity and to increase the investments in sales channel development and talent recruitment after they were listed on the exchanges in China, Hong Kong and the U.S. in recent years. As a result, market concentration began to increase and the competition intensified.

●	If we fail to effectively implement our cost leadership strategy, we may lose our channels to the markets and suffer losses.

●	If we fail to provide appropriate differentiated products, we may lose our users and market share.

●	We may not be able to attract, retain, and motivate talented and experienced employees who share our vision and passion.

To overcome these challenges, we need adequate capital to make continuous investments in the technology R&D development, manage the stability of supply chain, market development, and recruitment, maintain our strength in the industry, improve profit margin, expand market share, and improve our brand awareness and reputation.

In general, the successful execution of our growth strategies depends on whether we can overcome certain challenges, manage risks and uncertainties, including but not limited to, our ability to maintain and enhance our brand awareness, innovate and successfully launch new products and services, maintain and expand our distribution network, satisfy the mandated safety standards relating to our products, secure the supply of components and parts used in our products, grow collaboration with our dealers, control costs associated with our operation and production, and recruit and retain dedicated executive officers, key employees and qualified personnel. Please see “Risk Factors” and other information included in this prospectus for a discussion of these and other risks and uncertainties that we face.

Our Growth Strategies

We are still in the early stage of development, and growth is the most important goal of the Company at present. Considering the current market competition and our own strengths and weaknesses, our strategic goal is to become a hidden champion in the field of intelligent urban tricycles and e-carts through our efforts in the next decade. Our strategies to achieve this goal are as follows:

●	Continue to innovate and launch new products

●	Attach importance to customer relationship management

●	Diversify and increase marketing methods

●	Strengthen cost control

Brief introduction to our products

Two-wheeled Electric Vehicles (The e-bicycles)

E-bicycles. Our e-bicycles are powered by electric motors. The appearance of e-bicycles is similar to that of traditional bicycles, with a few plastic shields. Our e-bicycles can reach maximum speeds of 25 km/h when powered by an electric motor. Most of our e-bicycle models use lithium batteries. All of our e-bicycles conform to the new national standard GB17761-2018 and have obtained China Compulsory Certificate, or 3C. E-bicycles are more convenient for riders to ride than traditional bicycles as riders can rely on the electric motor for propulsion. As of June 30, 2024, we had 1 e-bicycle models with 3C. The suggested retail prices for the different models of our e-bicycles ranged from RMB1,200 (US$170) to RMB3,000 (US$425) as of June 30, 2024 (including batteries and chargers).

2

E-Mopeds. Our e-mopeds are powered by electric motors and generally have more powerful motors, more capacity batteries than the e-bicycles. All of the e-mopeds conform to the “General specifications for electric motorcycles and mopeds’ (GB/T 24158-2018).” Most of the e-mopeds are exported overseas, including to Europe, Southeast Asia and Latin America. Very few of our e-mopeds have been sold in China. As of June 30, 2024, the suggested retail prices for the different models ranged from RMB2,000 (US$280) to RMB4,000 (US$560) in China (including batteries and chargers).

For the six months ended June 30, 2025 and for the fiscal years ended December 31, 2024 and 2023, our revenue generated from sales of two-wheeled electric vehicles amounted to approximately RMB 49 million (US$ 6.7 million), RMB 80 million (US$10.9 million) and RMB 73 million (US$10.3 million), respectively, representing approximately 55%, 51% and 67% of our total revenue for those periods, respectively. For the six months ended June 30, 2024 and 2023, our revenue generated from sales of two-wheeled electric vehicles amounted to approximately RMB43.5 million (US$6.0 million) and RMB42.8 million (US$6.2 million), respectively, representing approximately 50% and 82% of our total revenue for those periods, respectively.

Three-wheeled Electric Vehicles (The e-tricycles)

Our e-tricycles consist of more than 30 models. Our e-tricycle is an urban leisure tricycle for one or two adult passengers’ commuter use only, which is mainly composed of a front wheel and two rear wheels, of which two rear wheels are power wheels and the front wheel is the steering wheel. The maximum speed is usually less than 25 km/h.

As of June 30, 2025, the suggested retail prices for the different models of our multifunctional tricycles ranged from RMB2,300 (US$321) to RMB4,500 (US$628) (including batteries and chargers).

For the six months ended June 30, 2025 and for the fiscal years ended December 31, 2024 and 2023, our revenue generated from sales of three-wheeled electric vehicles amounted to approximately RMB 22 million (US$3.1 million), RMB 30 million (US$4.2 million) and RMB 15 million (US$2.1 million), respectively, representing approximately 26%, 20% and 14% of our total revenue for those periods, respectively. For the six months ended June 30, 2024 and 2023, our revenue generated from sales of three-wheeled electric vehicles amounted to approximately RMB17.4 million (US$2.4 million) and RMB5.8 million (US$0.8 million), respectively, representing approximately 20% and 11% of our total revenue for those periods, respectively.

Electric Off-highway Four-wheeled Shuttles (E-carts)

Our electric Off-highway Four-wheeled shuttles consists of electric golf carts and elderly e-scooters. These electric four-wheeled vehicles are powered by electric motors and are able to achieve maximum speeds of 40 km/h. They are designed for specific functions and certain models can carry loads of up to 200-300 kilograms. The elderly e-scooter is designed especially for the elderly and disabled persons and for one passenger only. The maximum speed is less than 10 km/h. The suggested retail prices for the different models of our golf carts range from RMB20,000 (US$2,800) to RMB60,000 (US$8,500) and the retail price of elderly scooters range from RMB2,500 (US$350) to 15,000 (US$2,100) (including batteries and chargers).

For fiscal years ended December 31, 2024 and 2023, our revenue generated from sales of four-wheeled electric vehicles amounted to approximately RMB 4.5 million (USD 624,000) and RMB 1.2 million (USD $165,000), representing 3% and 1% of our total revenue for those periods, respectively. For the six months ended June 30, 2025 and 2024, our revenue generated from sales of four-wheeled electric vehicles amounted to approximately RMB 2.5 million (US$0.4 million) and RMB 1.7 million (US$0.2 million), respectively, representing approximately 3% and 2% of our total revenue for those periods, respectively.

Industry Overview

China is one of the major manufacturers and consumers of two-wheeled electric vehicles, three-wheeled electric vehicles, and off-highway four-wheeled electric shuttles on a global scale. The new energy vehicles industry both in China and globally are large and growing steadily. The industry has been attracting investment in recent years. New technologies and new materials are also constantly being added to the products in the industry. As a result, competition within the industry is intensifying.

In 2024, although the market of China’s two-wheeled electric vehicles shows signs of slowing down, the global market remain expanding, with Europe and U.S. taking the lead. The tide of the electrification revolution has also reached Southeast Asia and Africa. In 2024, the overall performance of China’s electric vehicle industry was strong, despite showing signs of saturation. In terms of three-wheeled electric vehicles, the demand for leisure models continued to grow.

Electric two-wheeled vehicles normally refer to all kinds of two wheeled e-scooters, e-bicycles, e-mopeds, and e-motorcycles. China has adopted a new national standard promoting the use of lithium-ion battery-powered electric two-wheeled vehicles. With the amendment of the General Technical Specifications for Electric Bicycles, the Chinese government has set a limit on the total permissible weight of electric bicycles (including the weight of the battery) to 55kg starting from April 2019. Given the typical replacement cycle of electric two-wheeled vehicles, which ranges from three to five years, it was projected that the majority of two-wheeled vehicles on the road would be replaced and become compliant by 2022.

3

Electric three-wheeled vehicles are divided into e-tricycles for transportation (usually in rural areas) and leisure (usually in urban areas) purposes. We only manufacture and sell e-tricycles for recreational purposes, which require certain licenses from the PRC government. The growth of sales volume of three-wheeled electric vehicle in China including freight cargo tricycles increased from approximately 7.0 million units in 2017 to approximately 14.2 million units in 2023, among them, the urban e-tricycle accounting for approximately 3.5 million units, the freight cargo tricycles accounting for approximately 7.5 million units.

The off-highway four-wheeled electric shuttles market including golf carts, sight-seeing tourist carts, various utilities carts and elderly scooters. The sales revenue of China’s off-highway four-wheeled electric shuttles industry also witnessed growth, rising from approximately US$1.2 billion in 2017 to approximately US$3.9 billion in 2028, reflecting CAGR of approximately 11.2%. With the continuous growth of the elderly population, the segment of four-wheeled elderly e-scooters is expected to contribute increasingly to the sales revenue.

Corporate Information

Our principal executive office is located at Gemini Mansion B 901, Software Park, No. 18-17 Zhenze Rd, Xinwu District, Wuxi, Jiangsu, People’s Republic of China, and our phone number is +86 510 88584252. Our registered office in the BVI is located at Craigmuir Chambers, Road Town, Tortola VG1110, BVI. We maintain a corporate website at https://www.loboebike.com. (and investors may also visit http://www.loboev.cn for information of the Company). The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Corporate Structure

The following diagram illustrates our corporate structure as of the date of December 31, 2025.

Compliance with Foreign Investment

Based on our management’s internal assessment, we believe none of our business is stipulated on the Special Administrative Measures for the Access of Foreign Investment (Negative List) (2021 Version) (the “2021 Negative List”) promulgated by the Ministry of Commerce of the PRC (“MOFCOM”) and the National Development and Reform Commission of the PRC (“NDRC”). Therefore, we are able to conduct our business through our wholly owned PRC Subsidiaries without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC.

4

Summary of Risk Factors

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk described under “Risk Factors” under the heading “Item 3. Key Information — D. Risk Factors” in the 2024 Annual Report on file with the SEC, which is incorporated by reference into this prospectus, as well as the risk factors below, which augment the risk factors set forth in our 2024 Annual Report, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our Class A Ordinary Shares could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

●	We may incur losses in the future. Please see page 12 of this prospectus;

●	Our success is dependent on our continued innovation and successful launches of new products and services, and we may not be able to anticipate or make timely responses to changes in the preferences of consumers. Please see page 12 of this prospectus;

●	We have identified material weaknesses in our internal control over financial reporting. If we fail to develop and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud. Please see page 12 of this prospectus;

●	We do not have a long history of running as an integrated group. Our limited operating history running as an integrated group in the industry may not provide an adequate basis to predict our future prospects and results of operations for this segment, and may increase the risk of your investment. Please see page 13 of this prospectus;

●	We face intense market competition. If we fail to develop and introduce new models of products, and AI robotic products in anticipation of market demand in a timely and cost-effective manner, our competitive position and ability to generate revenues may be materially and adversely affected. Please see page 13 of this prospectus;

●	If we fail to adopt new technologies or adapt our e-bicycles, e-mopeds, e-tricycles, e-carts, and AI robotic products to changing customer requirements or the industry standards, our business may be materially and adversely affected. Please see page 14 of this prospectus;

●	If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected. Please see page 14 of this prospectus;

●	Our marketing strategy of appealing to and growing sales to a more diversified group of users may not be successful. Please see page 14 of this prospectus;

●	Our products and services may experience quality problems from time to time, which could result in decreased sales, adversely affect our results of operations and harm our reputation. Please see page 15 of this prospectus;

●	We rely heavily on dealers for sales and distribution of our products and our success depends on our offline distribution network. Please see page 15 of this prospectus;

●	Default in payment by clients that have large account receivable balances could adversely impact our cash flows, working capital, results of operations and financial condition. Please see page 15 of this prospectus;

●	We may be subject to product liability claims if people or properties are harmed by our products and we may be compelled to undertake product recalls or take other actions, which could adversely affect our brand image and results of operations. Please see page 15 of this prospectus;

●	Our products are subject to safety and other standards issued by the Chinese regulatory authorities and failure to satisfy such mandated standards would have a material adverse effect on our business and operating results. Please see page 16 of this prospectus;

●	We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position. Please see page 16 of this prospectus;

●	We may need to defend ourselves against patent, trademark or other proprietary rights infringement claims, which may be time-consuming and would cause us to incur substantial costs. Please see page 17 of this prospectus;

5

Risks Related to Doing Business in China

●	Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations. Please see page 22 of this prospectus;

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us. Please see page 22 of this prospectus;

●	We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. Please see page 23 of this prospectus;

●	Increases in labor costs and enforcement of stricter labor laws and regulations in the PRC may adversely affect our business and our profitability. Please see page 23 of this prospectus;

●	Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment. Please see page 23 of this prospectus;

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our offshore offerings to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. Please see page 24 of this prospectus;

●	Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment. Please see page 24 of this prospectus;

●	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law. Please see page 25 of this prospectus;

●	China’s M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China. Please see page 25 of this prospectus;

●	If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders. Please see page 25 of this prospectus;

●	We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. Please see page 26 of this prospectus;

●	If the custodians or authorized users of controlling non-tangible assets of our company, including our corporate chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations could be materially and adversely affected. Please see page 26 of this prospectus;

●	Our leased property interest may be defective and our right to lease the properties may be affected by such defects challenged, which could cause significant disruption to our business. Please see page 27 of this prospectus;

●	If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. Please see page 27 of this prospectus;

●	Our Ordinary Shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Please see page 27 of this prospectus;

6

Risks Related to Our Securities

●	The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors. Please see page 29 of this prospectus;

●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline. Please see page 29 of this prospectus;

●	Techniques employed by short sellers may drive down the market price of the Ordinary Shares. Please see page 29 of this prospectus;

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for return on your investment. Please see page 30 of this prospectus;

●	As a company incorporated in the British Virgin Islands, we may adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards. Please see page 30 of this prospectus;

●	We are a BVI company and, because judicial precedent regarding the rights of shareholders is more limited under BVI law than under U.S. law, you may have less protection for your shareholder rights than you would under U.S. law. Please see page 30 of this prospectus;

●	The laws of the British Virgin Islands may provide less protection for minority shareholders than those under U.S. law, so minority shareholders may have less recourse than they would under U.S. law if the shareholders are dissatisfied with the conduct of our affairs. Please see page 30 of this prospectus;

●	We are a foreign private issuer and, as a result, will not be subject to U.S. proxy rules and will be subject to more lenient and less frequent Exchange Act reporting obligations than a U.S. issuer. Please see page 31 of this prospectus;

●	For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies. Please see page 31 of this prospectus;

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses. Please see page 31 of this prospectus;

●	Our principal shareholders have substantial influence over our company. Their interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions. Please see page 32 of this prospectus;

●	As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders. Please see page 32 of this prospectus;

●	As the rights of shareholders under BVI law differ from those under U.S. law, you may have fewer protections as a shareholder. Please see page 32 of this prospectus;

●	We may not be able to pay any dividends on our Ordinary Shares in the future due to BVI law. Please see page 33 of this prospectus;

●	Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our shares and could entrench management. Please see page 33 of this prospectus;

7

Potential CAC and CSRC Approval Required for This Offering

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

Furthermore, on December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review (the “Revised Review Measures”), which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. On July 7, 2022, the CAC released the Measures for the Security Assessment of Cross-Border Data, which became effective on September 1, 2022. We do not collect or store any personal data (including certain personal information) from our individual end-users. As of date of this prospectus, we have not collected or stored personal information from our individual end-users. As a result, the likelihood of us being subject to the review of the CAC is remote. Given the recent issuance of the Measures for the Security Assessment of Cross-Border Data, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

On February 17, 2023, the CSRC issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines, which became effective on March 31, 2023 (the “Overseas Listing Regulations”). The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures with the CSRC, failing which we may be fined between RMB 1 million and RMB 10 million. Such overseas securities issuance and listing include direct and indirect issuance and listing. Where an enterprise, whose principal business activities are conducted in China, seeks to issue and list its shares in the name of an overseas entity, such practice is deemed as an indirect overseas issuance and listing in the meaning of the Overseas Listing Regulations. Among other things, if an overseas listed issuer intends to implement any offering in an overseas market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering. The required filing materials shall include but not be limited to: (1) filing report and relevant commitments; and (2) domestic legal opinions. The Overseas Listing Regulations may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Overseas Listing Regulations on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Ordinary Shares to significantly decline in value or become worthless.

Based on our management’s internal assessment, we believe that as of the date of this prospectus, no effective laws or regulations in the PRC explicitly require us to seek approval from any other PRC governmental authorities for our overseas listing plan, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. We cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. If we are subject to additional requirements that we obtain the approval or clearance from either the CSRC, the CAC or any other regulators in China for this Offering but fail to obtain such approval or clearance, we will not be able to pursue this Offering any further. See “Risk Factors—Risks Relating to Conducting Business in China—Recent regulatory developments in China may subject us to additional regulatory review or otherwise restrict or completely hinder our ability to offer securities and raise capitals overseas, all of which could materially and adversely affect our business and cause the value of our Ordinary Shares to significantly decline or become worthless” and “—Risks Related to Our Securities and This Offering—The CSRC issued the Overseas Listing Regulations for China-based companies seeking to offer its securities in foreign markets. The Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder the Company’s ability to continue to offer its Ordinary Shares to investors and could cause the value of its securities to significantly decline or become worthless.”

8

Implications of Being an Emerging Growth Company

As a Company with less than $1.23 billion in revenue during our last fiscal year, we qualify as an “emerging growth Company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An “emerging growth Company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth Company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	are not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of the IPO.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth Company. The JOBS Act provides that we would cease to be an “emerging growth Company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.23 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public Company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation Fair Disclosure aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC is less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the BVI, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nominating and corporate governance committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to the Nasdaq corporate governance rules, we may in the future take advantage of one or more of these exemptions. See “Risk Factors—Risks Relating to this Offering and the Trading Market—Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.”

Implications of Being a Controlled Company

We became a “controlled company” as defined under the Nasdaq listing rules because Mr. Huajian Xu, our Chairman and CEO, beneficially own approximately 24.59% of our Ordinary Shares in aggregate and are able to exercise approximately 74.07% of the total voting power of our issued and outstanding shares. Upon the consummation of this Offering, we will continue to be a “controlled company” because at such time, Mr. Xu will hold approximately 18.74% of our total issued and outstanding Shares and will be able to exercise approximately 70.74% of the total voting power of our issued and outstanding share capital. For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. See section titled “Risk Factors — Risks Relating to Our Securities and This Offering.”

Even if we cease to be a controlled company, we may still rely on exemptions available to foreign private issuers.

9

THE OFFERING

Issuer	LOBO TECHNOLOGIES LTD

Securities offered by us

3,921,567 Units, each Unit consisting of one Class A Ordinary Share, one Series A Warrant to purchase one Class A Ordinary Share and one Series B Warrant to purchase one Class A Ordinary Share for cash or otherwise acquire such greater number of Class A Ordinary Share as determined in accordance with the provisions of the Series B Warrant upon a zero cash exercise price option.

This prospectus also relates to the offering of the Class A Ordinary Shares issuable upon exercise of the Series A Warrants, Series B Warrants and Pre-Funded Warrants. To better understand the terms of the Series A Warrants and Series B Warrants, you should carefully read the “Description of the Securities We Are Offering” section of this prospectus. You should also read the form of the Series A Warrants, Series B Warrant and Pre-Funded Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

We are also offering to those investors in Units that would otherwise result in the investor’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, up to 9.99%) of our outstanding Class A Ordinary Shares immediately following the consummation of this offering the opportunity to invest in units consisting of one Pre-Funded Warrant to purchase one Class A Ordinary Share in lieu of one Class A Ordinary Share and one Series A Warrant and Series B Warrant. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the Class A Ordinary Share outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one Class A Ordinary Share. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one Class A Ordinary Share, minus $0.001, and the exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-Funded Warrants are exercised in full.

The Units will not be certificated or issued in stand-alone form. The Class A Ordinary Shares (or Pre-Funded Warrants) and the Series A Warrants and Series B Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

For each Pre-Funded Unit we sell (without regard to any limitation on exercise set forth therein), the number of Units we are offering will be decreased on a one-for-one basis. Because one Series A Warrant and one Series B Warrant are being sold together in this offering with each Class A Ordinary Share and, in the alternative, each Pre-Funded Warrant to purchase one Class A Ordinary Share, the number of Series A Warrants and Series B Warrants sold in this offering will not change as a result of a change in the mix of the Class A Ordinary Share and Pre-Funded Warrants sold.

Public Offering Pirce Per Unit	$0.51 per each Unit. $0.509 per each Pre-Funded Unit, based on the public offering price of $0.51 per Unit, minus the $0.001 exercise price per Pre-Funded Warrant.

10

Warrants offered by us

Each Pre-Funded Warrant will be exercisable at $0.001 per Class A Ordinary Share. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, up to 9.99%) of the number of our Ordinary Shares outstanding immediately after giving effect to such exercise.

Each Series A Warrant and Series B Warrants will have an initial exercise price of $0.561, 110% of the public offering price of each Unit in this offering, will be exercisable upon issuance, and will expire two years from the issuance date. The Series A Warrants and Series B Warrants also contain certain anti-dilution provisions, certain mechanisms for cashless exercise and the Series B Warrants contain a zero cash exercise price options, which allows warrant holders to acquire a number of Class A Ordinary Shares without additional cash consideration.

Under the zero cash exercise price option of the Series B Warrants, a holder of the Series B Warrant has the right to receive, without payment of any additional cash to the Company, an aggregate number of Class A Ordinary Shares equal to the product of (x) the aggregate number of Class A Ordinary Shares that would be issuable upon a cash exercise of the Series B Warrant and (y) five (5). Accordingly, we believe it is highly unlikely that a holder of the Series B Warrants would pay an exercise price in cash to receive one Class A Ordinary Share when the holder could instead choose the zero cash exercise price option and pay no cash to receive up to five Class A Ordinary Shares if the exercise price decreases to and equals the floor price at the time of such election. As a result, we will likely not receive any additional funds and do not expect to receive any additional funds upon the exercise of the Series B Warrants.

Total Ordinary Shares outstanding immediately prior to this offering	8,838,194 Class A Ordinary Shares and 3,730,320 Class B Ordinary Shares

Total Ordinary Shares to be outstanding immediately after this offering	12,759,761 Class A Ordinary Shares, in each case assuming the sale of all Units covered by this prospectus or the exercise of the Pre-Funded Warrants, and no exercise of the Series A Warrants and Series B Warrants issued in this offering. If all of the Series A Warrants and Series B Warrants offered to investors in this offering are exercised utilizing the zero cash exercise price option, an aggregate 36,289,170 Class A Ordinary Shares and 3,730,320 Class B Ordinary Shares would be issued and outstanding.

Listing	Our Class A Ordinary Shares are listed on Nasdaq under the symbol “LOBO”.

Use of proceeds	We intend to use the net proceeds from this offering to fund our development programs, for working capital and other general corporate purposes. Pending other uses, we intend to invest the net proceeds to us in short-term, interest-bearing investments. We cannot predict whether the net proceeds invested will yield a favorable return. See “Use of Proceeds.”

Risk factors	The Securities offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 12 for a discussion of factors to consider before deciding to invest in our securities.

11

RISK FACTORS

You should carefully consider the following risks before making an investment decision. You should also consider the matters described below and in “Risk Factors” in “Item 3. Key Information—D. Risk factors” in the 2024 Annual Report, and all of the information included or incorporated by reference in this prospectus before deciding whether to purchase our Class A Ordinary Shares. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our Class A Ordinary Shares could decline, and you may lose all or part of your investment. The risks also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to Our Business and Industry

We may incur losses in the future.

We had net loss of $2,622,169 and $313,247 for the six months ended June 30, 2025 and 2024, respectively. Despite generating net income in the last two fiscal years, we anticipate that our operating expenses, together with the increased general administrative expenses of a growing public company, will increase in the foreseeable future as we seek to maintain and continue to grow our business, attract potential customers and further enhance our product offering. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. As a result of the foregoing and other factors, we may incur net losses in the future and may be unable to achieve or maintain profitability on a quarterly or annual basis for the foreseeable future.

Our success is dependent on our continued innovation and successful launches of new products and services, and we may not be able to anticipate or make timely responses to changes in the preferences of consumers.

The success of our operations depends on our ability to introduce new or enhanced e-bicycles, e-mopeds, e-tricycles, e-carts, and other new products. Consumer preferences differ across and within each of the regions in which we operate or plan to operate and may shift over time in response to changes in demographic and social trends, economic circumstances and the marketing efforts of our competitors. There can be no assurance that our existing products will continue to be favored by consumers or that we will be able to anticipate or respond to changes in consumer preferences in a timely manner. Our failure to anticipate, identify or react to these particular preferences could adversely affect our sales performance and our profitability. In addition, demand for many of our products, including accessories, are closely linked to customers’ purchasing power and disposable income levels, which may be adversely affected by unfavorable economic developments in the regions in which we operate.

We devote significant resources to product development and extensions. However, we may not be successful in developing innovative new products, and our new products may not be commercially successful. To the extent that we are not able to effectively gauge the direction of our key markets and successfully identify, develop and manufacture new or improved e-bicycles, e-mopeds, e-tricycles, e-carts in these changing markets, our financial results and our competitive position may suffer. Moreover, there are inherent market risks associated with new product introductions, including uncertainties about marketing and consumer preference, and there can be no assurance that we will be successful in introducing new products. We may expend substantial resources developing and marketing new products that may not achieve expected sales levels.

We have identified material weaknesses in our internal control over financial reporting. If we fail to develop and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud.

In the course of auditing our consolidated financial statements as of and for the years ended December 31, 2024, and 2023, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting as well as other control deficiencies. As defined in standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified relate to (1) we did not maintain proper accounting records and supporting document related to property, plant and equipment, and common stock transactions; and (2) we had insufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address complex U.S. GAAP accounting issues and to prepare and review our consolidated financial statements and related disclosures to fulfil U.S. GAAP and SEC financial reporting requirements. We do not expect that our internal control over financial reporting and disclosure controls will prevent all error and all fraud. We will continue to take measures to remediate the material weakness in the future. However, we cannot be certain that these measures will successfully remediate the material weakness or that other material weaknesses will not be discovered in the future. If our efforts are not successful or other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately on a timely basis or help prevent fraud, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause the market price of our Ordinary Shares to decline. In addition, it could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our securities. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods. Because of our status as an emerging growth company, you will not be able to depend on any attestation from our independent registered public accountants as to our internal control over financial reporting for the foreseeable future.

12

We do not have a long history of running as an integrated group. Our limited operating history running as an integrated group in the industry may not provide an adequate basis to predict our future prospects and results of operations for this segment, and may increase the risk of your investment.

Our Company was incorporated recently in October 2021, and we acquired Jiangsu LOBO, including its subsidiaries, on April 8, 2022. We do not have a long history of running as an integrated group with standardized policies and procedures and on which our past performance may be predicted. Potential customers may not be familiar with our market and may have difficulty distinguishing our products and services from those of our competitors. Convincing potential target customers of the value of our products and services is critical to increasing the volume of sales and the success of our business. If we fail to promote or advertise the value of our products and services to our potential target customers, if the market for our services does not develop as we expect, or if we fail to address the needs of our target market in China or elsewhere, our business and results of operations will be harmed.

You should consider our business and future prospects in light of the risks and challenges we face as a new entrant into our industry, including, among other things, with respect to our ability to:

●	produce safe, reliable and quality e-bicycles, e-mopeds, e-tricycles, and e-carts, and AI robotic products

●	build a well-recognized brand;

●	establish and expand our customer base, including foreign customers;

●	improve and maintain our operational efficiency;

●	maintain a reliable, secure, high-performance and scalable technology infrastructure;

●	attract, retain and motivate talented employees;

●	anticipate and adapt to changing market conditions, including technological developments and changes in competitive landscape;

●	navigate an evolving and complex regulatory environment; and

●	identify suitable facilities to expand manufacturing capacity.

If we fail to address any or all of these risks and challenges, our business may be materially and adversely affected.

We have limited experience to date in high volume manufacturing of our products. We cannot assure you that we will be able to develop or ensure efficient, automated, low-cost manufacturing capability and processes, and reliable sources of component supply that will enable us to meet the quality, price, engineering, design and production standards, as well as the production volumes required to successfully mass-market our currently available and future products. We may not be able to achieve similar results or grow at the same rate as we had in the past. As our business grows, we may adjust our product and service offerings. These adjustments may not achieve expected results and may have a material and adverse impact on our financial conditions and results of operations.

In addition, our growth and expansion have placed, and continue to place, a significant strain on our management and resources. This level of significant growth may not be sustainable or achievable at all in the future. We believe that our continued growth will depend on many factors, including continued launch of new products, effective marketing, successful entry into other overseas market and operating efficiency. We cannot assure you that we will achieve any of the above, and our failure to do so may materially and adversely affect our business and results of operations.

We face intense market competition. If we fail to develop and introduce new models of products, and AI robotic products in anticipation of market demand in a timely and cost-effective manner, our competitive position and ability to generate revenues may be materially and adversely affected.

As a new player in the e-bicycles, e-tricycles, e-carts, and AI robotic products, we face intense competition from current industry leaders. The introduction of new products is subject to risks and uncertainties. Unexpected technical, operational, logistical, regulatory or other problems could delay or prevent the introduction of our new products. Moreover, we cannot assure you that any of these new products will match the quality or popularity of those developed by our competitors, and achieve widespread market acceptance or generate the desired level of income for our customers.

13

Meanwhile, offering new products requires us to make investments in research and development, recruit and train additional qualified workers, and increase marketing efforts. In addition, some manufactures, including the large companies in this industry, like AIMA Technology Group Co., LTD and Yadea Group Holdings Ltd., have developed low-end and low-cost models which are sold at approximately RMB1,000 per two-wheel electric vehicle (without battery). Since most of the low-speed two-wheel EV users are low-income workers in China, we may encounter difficulties with the creation of the new products and in offering new products, we may face new risks and challenges that we are not familiar with. Furthermore, we may experience difficulties in recruiting or otherwise identifying qualified workers to develop the electric vehicles and AI robotic products to address the new demand of potential customers. If we are unable to offer new products in a timely and cost-effective manner, our business, results of operations and financial condition could be adversely affected.

If we fail to adopt new technologies or adapt our e-bicycles, e-mopeds, e-tricycles, and off-highway four-wheeled electric shuttles and AI robotic products to changing customer requirements or the industry standards, our business may be materially and adversely affected.

To remain competitive, we must continue to enhance and improve the functionality and features of our products. The production cycle of e-bicycles, e-mopeds, e-tricycles, and off-highway four-wheeled electric shuttles, from research and development stage to implementation stage takes one to two months. The changes in customer requirements and preferences, frequent introductions of new products and services embodying new technologies and the emergence of new industry standards and practices, any of which could render our existing technologies and products obsolete. Our success will depend, in part, on our ability to identify, develop, acquire or license leading technologies useful in our business, and respond to technological advances and new industry standards and practices in a cost-effective and timely way. The development of our products, and AI robotic products entails significant technical and business risks. We may not be able to use new technologies effectively or adapt our proprietary technologies to meet customer requirements or new industry standards. If we are unable to adapt in a cost-effective and timely manner a response to changing market conditions or customer requirements, whether for technical, legal, financial or other reasons, our business, prospects, financial condition and results of operations may be materially and adversely affected.

If we fail to adopt new technologies or adapt our e-bicycles, e-mopeds, e-tricycles, e-carts, and AI robotic products to changing customer requirements or the industry standards, our business may be materially and adversely affected.

To remain competitive, we must continue to enhance and improve the functionality and features of our products. The production cycle of e-bicycles, e-mopeds, e-tricycles, and e-carts, from research and development stage to implementation stage takes one to two months. The changes in customer requirements and preferences, frequent introductions of new products and services embodying new technologies and the emergence of new industry standards and practices, any of which could render our existing technologies and products obsolete. Our success will depend, in part, on our ability to identify, develop, acquire or license leading technologies useful in our business, and respond to technological advances and new industry standards and practices in a cost-effective and timely way. The development of our products, and AI robotic products entails significant technical and business risks. We may not be able to use new technologies effectively or adapt our proprietary technologies to meet customer requirements or new industry standards. If we are unable to adapt in a cost-effective and timely manner a response to changing market conditions or customer requirements, whether for technical, legal, financial or other reasons, our business, prospects, financial condition and results of operations may be materially and adversely affected.

If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected.

To accommodate our growth, we anticipate that we will need to implement a variety of new and upgraded operational and financial systems, procedures and controls, including the improvement of our accounting and other internal management systems. We will also need to continue to expand, train, manage and motivate our workforce and manage our relationships with customers and suppliers. All of these endeavors involve risks, and will require substantial management effort and significant additional expenditures. We may not be able to manage our growth or execute our strategies effectively, and any failure to do so may have a material adverse effect on our business and prospects.

Our marketing strategy of appealing to and growing sales to a more diversified group of users may not be successful.

Our marketing is aimed at reinforcing customer perceptions of our brand as a premium brand. We aim to provide users with a good user experiences. We cannot assure you that our services or our efforts in products will be successful, which could impact our revenues as well as customer satisfaction and our marketing.

To grow the business over the long term, we must be successful in selling products and services and promoting our brand experiences to a broader scope of customers and more users. We must also execute our diversification strategy without adversely impacting the strength of our brand with core users. Failure to successfully drive demand for our e-bicycles, e-mopeds, e-tricycles, and e-carts may have a material adverse effect on our business and results of operations.

14

Our products and services may experience quality problems from time to time, which could result in decreased sales, adversely affect our results of operations and harm our reputation.

Our products and services may contain design and manufacturing defects. There can be no assurance that we will be able to detect and fix all defects in the products and services we offer. Failure to do so could result in lost revenues, significant warranty and other expenses and harm to our reputation.

Additionally, we source and purchase key components in our operations and production from third-party suppliers, such as tires, motors and controllers. The quality and functions of these key components supplied by suppliers may not be consistent with and maintained at our standard, even if we have adopted examination processes when we receive the components. Any defects or quality issues in these key components or any noncompliance incidents associated with these third-party suppliers could result in quality issues with our products, and hence compromise our brand image and results of operations.

We rely heavily on dealers for sales and distribution of our products and our success depends on our offline distribution network.

We have established a distinct whole-sales network to sell our products and services to our dealers. As of June 30, 2025, we had approximately 20 domestic dealers in China, and approximately 83 foreign dealers around the world. We sell products to dealers directly, which are our important business partners to market our products, provide services to end-users, and show our brand images. We rely on these dealers in China to directly interact with and serve our users, but the interest of our dealers may not be entirely aligned with ours or with that of other dealers. For the six months ended June 30, 2025, one dealer accounted for greater than 20% of our net accounts receivable. There can be no assurance that we will be able to maintain our existing relationships with our dealers. Additionally, our existing dealers may not be able to maintain past levels of sales or expand their sales. In addition, as we seek to expand into new regions in China, we cannot assure you that we will be able to successfully establish and maintain relationships with new dealers in these regions on favorable terms or at all.

Furthermore, we cannot assure you that we will be successful in managing our dealers and detecting inconsistencies with our brand image or values or noncompliance with the provisions of our sales agreements by them. Any noncompliance by our dealers could, among other things, negatively affect our brand reputation, demands for our products and our relationships with other dealers. Any of these could have a material and adverse effect on our business, financial condition, results of operations and prospects.

Default in payment by clients that have large account receivable balances could adversely impact our cash flows, working capital, results of operations and financial condition.

Our net accounts receivable balance was $2,499,902 as of June 30, 2025.

We are subject to the risk that we may be unable to collect accounts receivable in a timely manner. As a result, our dealers may not be able to pay us in a timely fashion and our accounts receivable and allowance for doubtful accounts may accordingly increase. Our liquidity and cash flows from operations may be adversely affected if our accounts receivable cycles or collections periods lengthen or if we encounter a material increase in defaults of payment of our account receivable.

In order to mitigate such risks, we conduct rigorous due diligence checks on the dealers and regularly assess the creditworthiness of corporate account clients. However, these mitigating efforts cannot ensure that we will be able to collect accounts receivable. If the accounts receivable cannot be collected in time, or at all, a significant amount of bad debt expense will occur, and our business, financial condition and results of operation will likely be materially and adversely affected.

We may be subject to product liability claims if people or properties are harmed by our products and we may be compelled to undertake product recalls or take other actions, which could adversely affect our brand image and results of operations.

We are subject to product liability claims for our sold products. As a result, sales of such products could expose us to product liability claims relating to personal injury or property damage and may require product recalls or other actions. Third parties subject to such injury or damage may bring claims or legal proceedings against us as the manufacturer of the products. In the future, we may at various times, voluntarily or involuntarily, initiate a recall if any of our products, including any systems or parts sourced from our suppliers, prove to be defective or noncompliant with applicable laws and regulations. Such recalls, whether voluntary or involuntary or caused by systems or components engineered or manufactured by us or our suppliers, could involve significant expense and could adversely affect our brand image in our target markets, as well as our business, prospects, financial condition and results of operations.

The e-bicycles, e-moped, e-tricycles, and e-carts, and AI robotic products industries experience significant product liability claims and we face inherent risk of exposure to claims in the event our products do not perform as expected or malfunction resulting in property damage, personal injury or death. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of our future products which would have material adverse effect on our brand, business, prospects and operating results. As of June 30, 2025, we do not maintain any insurance to cover product liability claims. Any insurance coverage might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages may have a material adverse effect on our reputation, business and financial condition.

15

We generally provide various warranties on different components and parts of our products to the dealers. In China, we provide extended quality warranty to our users for terms varying from three months to one year, excluding the vulnerable parts subject to certain conditions, among others, including that warranty only applies to normal use and quality issues. The occurrence of any material defects in our products could make us liable for damages and warranty claims in excess of our current reserves. In addition, we could incur costs to correct any defects, warranty claims or other problems, including costs related to product recalls. Any negative publicity related to the perceived quality of our products could affect our brand image, retailers, dealers and customer demands, and adversely affect our operating results and financial condition. While our warranty is limited to repairs and returns, warranty claims may result in litigation, the occurrence of which could adversely affect our business and operating results.

Our products are subject to safety and other standards issued by the Chinese regulatory authorities and failure to satisfy such mandated standards would have a material adverse effect on our business and operating results.

Our products must comply with the safety standards of the market where they are sold. In China, electric vehicles must meet or exceed all mandated safety standards, including national level and local level standards. It is required under these standards to conduct rigorous testing and use approved materials and equipment.

Electric bicycles must meet the safety requirements set out in the Safety Technical Specification for Electric Bicycle (GB17761-2018), or the Electric Bicycle Standard, which was jointly issued by the State Administration for Market Regulation and the National Standardization Administration of China on May 15, 2018 and came into effect on April 15, 2019. Electric vehicles, as one type of the power-driven vehicles, must also meet the safety requirements set out in the Technical Specifications for Safety of Power-Driven Vehicles Operating on Roads (GB7258-2017), which was jointly issued by the AQSIQ and National Standardization Administration of China on September 29, 2017 and took effect in January 1, 2018. Furthermore, the Safety Specifications for Electric Motorcycles and Electric Mopeds (GB24155-2020), which issued by the State Administration for Market Regulation and the National Standardization Administration of China in May 2020 and became effective on January 1, 2021, also stipulates some specific safety requirements for electric motorcycles. There is no guarantee that our products will satisfy the relevant standard and requirements for electric bicycles or motorcycles, and we may be required to satisfy additional industry standards and face regulation changes relating to electric bicycle and motorcycle business in the future. If our models were found to be in non-compliance of relevant laws and regulations, the models in question would be prohibited from being sold in the Chinese market, which would in turn materially and adversely affect our sales and revenue, and cause damage to our brand and result in liabilities.

Furthermore, the electric bicycles and motorcycles must pass various tests, undergo a certification process and finally be affixed with China Compulsory Certification, or CCC, prior to being delivered from the factory, being sold, or being used in any commercial case in China, and such certification is also subject to periodic renewal. On March 14, 2019, the Opinions of the State Administration for Market Regulation, the MITT and the Ministry of Public Security on Intensifying Supervision of the Execution of National Standards for Electric Bicycles, or the Opinions, was promulgated. The Opinions provide that the market supervision department should strengthen the management of CCC certification for electric bicycles, strengthen inspections of certification agencies and manufacture enterprises, and should only allow vehicles that meet the Electric Bicycle Standards and obtained CCC certification flowing into the market. There is no guarantee, however, that all series of our products will always comply with the CCC standard and satisfy the requirements of CCC certification, or that we will be able to renew our current certification or certify timely our new products in the future. If our products were found to be in non-compliance with the CCC standard sold in China, we would be prohibited from selling electric vehicles in the Chinese market, which would in turn materially and adversely affect our sales and revenue, and cause damage to our brand and result in liabilities.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We consider our copyrights, trademarks, trade names, internet domain names, patents and other intellectual property rights invaluable to our ability to continue to develop and enhance our brand recognition. We have invested significant resources to develop our own intellectual property. Failure to maintain or protect these rights could harm our business. We rely on a combination of patents, patent applications, trade secrets, including know-how, copyright laws, trademarks, intellectual property licenses, contractual rights and any other agreements to establish and protect our proprietary rights in our technology. In addition, we enter into confidentiality and non-disclosure agreements with our employees and business partners. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Contractual rights may be breached by counterparties, and there may not be adequate remedies available to us for any such breach.

The measures we take to protect our intellectual property rights may not be sufficient or adequate to prevent infringement on or misuse of our intellectual property. Any unauthorized use of our intellectual property by third parties may adversely affect our current and future revenues and our reputation. Preventing unauthorized uses of intellectual property rights could be difficult, costly and time-consuming, particularly in China. Litigation may be necessary to enforce our intellectual property rights. Initiating infringement proceedings against third parties can be expensive and time-consuming, and divert management’s attention from other business concerns. We may not prevail in litigation to enforce our intellectual property rights against unauthorized use. Furthermore, the practice of intellectual property rights enforcement by the PRC regulatory authorities is subject to significant uncertainty. We may have to resort to litigation to protect our intellectual property rights. Failure to adequately protect our intellectual property could harm our brand name and materially affect our business and results of operations.

16

We may need to defend ourselves against patent, trademark or other proprietary rights infringement claims, which may be time-consuming and would cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell or market our products, and AI robotic products, which could make it more difficult for us to operate our business. From time to time, we may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge us to take licenses. Our applications and uses of patents and trademarks relating to our design, software or artificial intelligence technologies could be found to infringe upon existing patents and trademark ownership and rights.

Additionally, we may fail to own or apply for key trademarks in a timely fashion, or at all, which may damage our reputation and brand. Additionally, we receive from time-to-time letters alleging infringement of patents, trademarks or other intellectual property rights by us. If the similar trademark were to pass the preliminary review by the PRC regulatory authorities, we plan to contest against the application decision in question during the announcement period.

As our patents may expire and may not be extended, our patent applications may not be granted and our patent rights may be contested, circumvented, invalidated or limited in scope, our patent rights may not protect us effectively.

As of December 31, 2025, we owned 134 trademarks such as “LOBOEV,” “WEIQI,” in the 12th category, vehicle segment, 30 registered patents, 20 copyrights, and 12 patent applications in China. For our pending applications, we cannot assure you that we will be granted patents pursuant to our pending applications. Even if our patent applications succeed and we are issued patents in accordance with them, it is still uncertain whether these patents will be contested, circumvented or invalidated in the future.

In addition, the rights granted under any issued patents may not provide us with proprietary protection or competitive advantages. The claims under any patents that issue from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. It is also possible that the intellectual property rights of others will bar us from licensing and from exploiting any patents that are issued from our pending applications. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. These patents and patent applications might have priority over our patent applications and could subject our patent applications to invalidation. Finally, in addition to those who may claim priority, any of our existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable.

We may be materially and adversely affected by negative publicity.

We rely heavily on our brand image in selling our products. Negative publicity relating to our products, shareholders, management, employees, operations, suppliers, dealers, industry or products similar to ours, could materially and adversely affect consumer perceptions of our brand and result in decreased demand for our products. As of the date of this prospectus, we had not received any negative publicity. However, there can be no assurance that we will not experience negative publicity in the future or that such negative publicity will not have a material adverse effect on our business, results of operations, financial condition or prospects.

We may fail to comply with legal or regulatory requirements or to obtain or adhere to requirements under relevant licenses, permits, registrations or certificates.

Our manufacturing and other production facilities as well as the packaging, storage, distribution, advertising and labeling of our products, and AI robotic products, are subject to extensive legal and regulatory requirements. For example, pursuant to the Opinions of the State Administration for Market Regulation, the MITT and the Ministry of Public Security on Intensifying Supervision of the Execution of National Standards for Electric Bicycles, we must maintain the CCC certification for our products. Loss of or failure to renew or obtain necessary permits, licenses, registrations or certificates could delay or prevent us from meeting product demand, introducing new products, building new facilities or acquiring new business and could materially and adversely affect our operating results. If we are found to be in violation of applicable laws and regulations, we could be subject to administrative punishment, including fines, injunctions, recalls or asset seizures, as well as potential criminal sanctions, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, future material changes in industry standards, laws and regulations, such as increased restrictions on manufacturers, could result in increased operating costs or affect our ordinary operations, which could also have a material adverse effect on our operations and our financial results. We largely rely on our self-established standards concerning the production and quality control of such products. While we are committed to producing high-quality products, there can be no assurance that our current production or quality control standards will satisfy any applicable laws and regulations that may come into effect in the future.

17

We are subject to a variety of costs and risks due to our continued expansion that may not be successful and could adversely affect our profitability and operating results.

We may enter into new geographic markets where we have limited or no experiences in marketing, selling, and localizing and deploying our products. We also may increase the capacity of manufacture, sales, and operations. Business expansion may be subject to risks such as:

●	costs associated with establishing new distribution networks;
●	difficulty finding qualified dealers in the new markets;
●	difficulty integrating new operations or new product manufacture;
●	difficulties staffing and with management techniques; and
●	burdens of complying with a wide variety of local laws and regulations.

The occurrence of any of these risks could negatively affect our business in the new markets and consequently our business and operating results. In addition, the concern over these risks may also prevent us from entering into or releasing certain of our smart e-scooters in certain markets.

We rely on third-party logistic service providers to deliver our orders.

We typically rely on third-party logistic service providers to deliver orders. Damage or disruption to our distribution logistics due to disputes, weather, natural disasters, fire, explosions, terrorism, pandemics or labor strikes could impair our ability to distribute or sell our products. Inadequate third-party logistics services could also potentially disrupt our distribution and sales and compromise our business reputation. Failure to take adequate steps to mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect our business, financial condition and results of operations, as well as require additional resources to restore our supply chain.

We rely on third-party logistic service providers to deliver our orders.

We typically rely on third-party logistic service providers to deliver our orders. Damage or disruption to our distribution logistics due to disputes, weather, natural disasters, fire, explosions, terrorism, pandemics or labor strikes could impair our ability to distribute or sell our products. Inadequate third-party logistics services could also potentially disrupt our distribution and sales and compromise our business reputation. Failure to take adequate steps to mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect our business, financial condition and results of operations, as well as require additional resources to restore our supply chain.

Our operations may be interrupted by production difficulties due to mechanical failures, utility shortages or stoppages, fire, natural disaster or other calamities at or near our facilities.

We are reliant on equipment and technology in our facilities for the production and quality control of our products, and our operations are subject to production difficulties such as capacity constraints of our production facilities, mechanical and systems failures and the need for construction and equipment upgrades, any of which may cause the suspension of production or/and reduced output. There can be no assurance that we will not experience problems with our equipment or technology in the future or that we will be able to address any such problems in a timely manner. Problems with key equipment or technology in one or more of our production facilities may affect our ability to produce our products or cause us to incur significant expense to repair or replace such equipment or technology. Also, scheduled and unscheduled maintenance programs may affect our production output. Any of these could have a material adverse effect on our business, financial condition, results of operations and prospects.

Furthermore, we depend on a continuous supply of utilities, such as electricity and water, to operate our production facilities. Any disruption to the supply of electricity or other utilities to our production facilities may disrupt our production, or cause the deterioration or loss of our inventory. This could adversely affect our ability to fulfill our sales orders and consequently may have an adverse effect on our business and results of operations. In addition, our operations are subject to operational risks. Fire, natural disasters, pandemics or extreme weather, including earthquakes, droughts, floods, typhoons or other storms, or excessive cold or heat could cause power outages, fuel shortages, water shortages, damage to our production, processing or distribution facilities or disruption of transportation channels, any of which could impair or interfere with our operations. We cannot assure you that these events will not happen in the future or that we will be able to take adequate measures to mitigate the potential impact of such events, or to effectively respond to such events if they occur, which could materially and adversely affect our business, financial condition and results of operations.

18

If our suppliers or dealers fail to use ethical business practices and comply with applicable laws and regulations, our brand image could be harmed due to negative publicity.

Our core values, which include developing competitive products and AI robotic products while operating with integrity, are an important component of our brand image, which makes our reputation sensitive to allegations of unethical business practices. We do not control the business practices of our independent suppliers or dealers. Accordingly, we cannot guarantee their compliance with ethical business practices, such as environmental responsibilities and fair wage practices. A lack of demonstrated compliance could lead us to seek alternative suppliers or dealers which could increase our costs and results in delayed delivery of our products or other disruptions of our operations.

Violation of labor or other laws by our suppliers or dealers or the divergence of their labor or other practices from those generally accepted as ethical in the markets in which we do business could also attract negative publicity for us and our brand. This could diminish the value of our brand image and reduce demand for our products if, as a result of such violation, we were to attract negative publicity. If we, or other players in our industry, encounter similar problems in the future, it could harm our brand image, business, prospects, results of operations and financial condition.

Our success depends on our ability to retain our core management team and other key personnel.

Our performance depends on the continued service and performance of our directors, officers and senior management as they are expected to play an important role in guiding the implementation of our business strategies and future plans. If any of our directors, officers or any members of our senior management were to terminate their service or employment, there can be no assurance that we would be able to find suitable replacements in a timely manner, at acceptable cost or at all. The loss of services of key personnel or the inability to identify, hire, train and retain other qualified and managerial personnel in the future may materially and adversely affect our business, financial condition, results of operations and prospects. Additionally, we rely on our research and development personnel for product development and technology innovation. If any of our key research and development personnel were to leave us, we cannot assure you that we can secure equally competent research and development personnel in a timely manner, or at all.

Higher employee costs and inflation may adversely affect our business and our ability to achieve or maintain profitability.

China’s overall economy and the average wage in China have increased in recent years and are expected to grow. The average wage level for our employees has also increased in recent years. We expect that our employee costs, including wages and employee benefits, will increase. Unless we are able to pass on these increased employee costs to those who pay for our products and services, our ability to achieve or maintain profitability and our results of operations may be materially and adversely affected.

Our costs and expenses may also be affected by China’s inflation level. Since our inception, inflation in China has not materially impacted our results of operations. Although we have not in the past been materially affected by inflation since our inception, we can provide no assurance that we will not be affected in the future by higher rates of inflation in China.

We rely substantially on external suppliers for certain components and raw materials used in our products.

We purchase certain key components and raw material, such as batteries, motors, tires, battery chargers and controllers from external suppliers for use in our operations and production of products, and a continuous and stable supply of these components and raw materials that meet our standards is crucial to our operations and production. We normally enter into one-year procurement agreements with our main external suppliers. We expect to continue to rely on external suppliers for a substantial percentage of our production requirements in the future. We had two suppliers each accounting for greater than 10% of our total purchases in 2024. We cannot assure you that we will be able to maintain our existing relationships with these suppliers and continue to be able to source electric motors, batteries or other key components and raw materials we use in our products on a stable basis and at a reasonable price or at all. For example, our suppliers may increase the prices for the components or materials we purchase and/or experience disruptions in their production of the components or materials.

The supply chain also exposes us to multiple potential sources of delivery failure or component shortages. While we obtain components from multiple sources whenever possible, some of the components used in our products are purchased by us from a single source. In the event that the supply of key components is interrupted for whatever reason or there are significant increases in the prices of these key components, our business, financial condition, results of operations and prospects may be materially and adversely affected. Additionally, changes in business conditions, force majeure, governmental changes and other factors beyond our control or that we do not presently anticipate could also affect our suppliers’ ability to deliver components to us on a timely basis.

We incur significant costs related to procuring components and raw materials required to manufacture and assemble our products. The prices for the components and raw materials fluctuate depending on factors beyond our control including market conditions and demand for these components and materials. Substantial increases in the prices for the components or raw materials we use in producing our products would increase our costs and reduce our margins. Any of the foregoing could materially and adversely affect our results of operations, financial condition and prospects. To date, we have not experienced cybersecurity attacks in our supply chain.

19

Any significant cybersecurity incident or disruption of our information technology systems or those of third-party partners could materially damage user relationships and subject us to significant reputational, financial, legal and operation consequences.

We depend on our information technology systems, as well as those of third parties, to develop new products and services, store data, process transactions, respond to user inquiries, and manage inventory and our supply chain. Any material disruption or slowdown of our systems or those of third parties whom we depend upon could cause outages or delays in our manufacture, which could harm our brand and adversely affect our operating results. We rely on cloud servers maintained by cloud service providers to store our data, and all of the data we collect are hosted at third-party cloud service providers.

Problems with our cloud service providers or the telecommunications network providers with whom they contract could adversely affect the user experience delivered by us. Our cloud service providers could decide to cease providing us services without adequate notice. Any change in service levels at our cloud servers or any errors, defects, disruptions or other performance problems with our information technology systems could harm our brand and may damage the data of our users. If changes in technology cause our information technology systems, or those of third parties whom we depend upon, to become obsolete, or if our or their information systems are inadequate to handle our growth, we could lose users, and our business and operating results could be adversely affected.

Changes in international trade policies, or the escalation of tensions in international relations, particularly with regard to China, may adversely impact our business and operating results.

There have been heightened tensions in international relations, particularly between the United States and China in recent years. The U.S. government has made statements and taken certain actions that may lead to potential changes to U.S. and international trade policies towards China. In January 2020, the “Phase One” agreement was signed between the United States and China on trade matters. In April 2025, the U.S. government introduced a new series of tariff increases on Chinese imports. However, it remains unclear what additional actions, if any, will be taken by the U.S. or other governments with respect to international trade agreements, the imposition of tariffs on goods imported into the U.S., tax policy related to international commerce, or other trade matters. Any unfavorable government policies on international trade, such as capital controls or tariffs, or the U.S. dollar payment and settlement system may affect the demand for our products, impact the competitive position of our products, prevent us from selling products in certain countries, or even our participation in the U.S. dollar payment and settlement system, which would materially and adversely affect our international operations, results of operations and financial condition. If any new tariffs, legislation and/or regulations are implemented, or if existing trade agreements are renegotiated or, in particular, if the U.S. government takes retaliatory trade actions due to the recent U.S.-China trade tensions, such changes could have an adverse effect on our business, financial condition and results of operations.

In addition to trade related tensions between China and the United States, the U.S. government escalated tensions between the U.S. and China in recent years by revoking Hong Kong’s special trading status. Also, the Congress of the United States enacted the Uyghur Forced Labor Prevention Act (UFLPA) in December 2021. Effective from June 21, 2022, the UFLPA creates a rebuttable presumption that goods mined, produced, or manufactured (wholly or in part) in China’s Xinjiang Uyghur Autonomous Region are made with forced labor, where goods designated as such will be subject to an import ban into the United States. The President of the United States may also impose sanctions on companies that knowingly engage in, are responsible for, or facilitate forced labor in Xinjiang. Our factories are not in the Xinjiang Uyghur Autonomous Region of China (“XUAR”), and therefore, we do not experience labor shortages that impact our daily business. We are in the process of implementing policies and controls to mitigate risk of forced labor in our supply chain, and we do not believe that our suppliers source materials from the XUAR. However, these legal and policy developments could disrupt our supply chain or cause our suppliers to renegotiate existing arrangements with us or fail to perform on such obligations. To the extent we identify any potential non-compliance by any of our suppliers, we may have to find and establish relationships with alternative qualified suppliers under commercially acceptable terms. We cannot assure you that we will be able to do so in a timely manner. Under extreme situations, we may be subject to negative publicities or even be subject to regulatory actions, which may negatively affect our reputation and brand image, our business and results of operations, and may materially and adversely affect the price of our ordinary shares.

Recently, the war in Ukraine and sanctions on Russia increased the uncertainties in the relations between China and the United States, and tensions between these two countries could be heightened as a result. These tensions have affected both diplomatic and economic ties between the two countries. Heightened tensions could reduce levels of trade, investments, technological exchanges, and other economic activities between the two major economies. The impacts of the war in Ukraine and sanctions on Russia to our business are very limited because we do not source our raw materials from the European Union, Russia, or Ukraine and can seek alternative suppliers to our current suppliers in China without undue cost or effort. The prices of main raw materials used in our products, including engineering plastics, steel, rubber, lead-acid batteries, and lithium ion battery remain stable in 2022. However, the existing tensions and any further deterioration in international relations may have a negative impact on the general, economic, political, and social conditions in China and, given our reliance on the Chinese market, adversely impact our business, financial condition, and results of operations.

20

Our business plans require a significant amount of capital. In addition, our future capital needs may require us to issue additional equity or debt securities that may dilute the interests of our shareholders or introduce covenants that may restrict our operations or our ability to pay dividends.

We will need significant capital to, among other things, conduct research and development and expand our production capacity as well as roll out new products. We also expect to require significant capital and incur substantial costs in upgrading and expanding our manufacturing plant in China. As we ramp up our production capacity, operations, and research and development, we may also require significant capital to maintain our property, plant and equipment and such costs may be greater than anticipated.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our current corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

An economic downturn or economic uncertainty may adversely affect consumer discretionary spending and demand for our products and services.

Our products and services may be considered discretionary items for some consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions, and other factors, such as consumer confidence in future economic conditions, fears of recession, the availability and cost of consumer credit, levels of unemployment and tax rates. As global economic uncertainty remains, trends in consumer discretionary spending also remain unpredictable and subject to reductions. Unfavorable economic conditions may lead consumers to delay or reduce purchases of our products and services and consumer demand for our products and services may not grow as we expect. Our sensitivity to economic cycles and any related fluctuation in consumer demand for our products and services may have an adverse effect on our operating results and financial condition.

As of December 31, 2025, we do not have insurance coverage, which could expose us to significant costs and business disruption.

We are exposed to various risks associated with our business and operations, and we do not have liability insurance coverage. A successful liability claim against us due to injuries or damages suffered by our users could materially and adversely affect our reputation, results of operations and financial conditions. Even if unsuccessful, such a claim could cause us adverse publicity, require substantial costs to defend, and divert the time and attention of our management. In addition, we do not have any business disruption insurance. Any business disruption event could result in substantial costs to us and a diversion of our resources.

Competition for highly skilled personnel is often intense and we may incur significant costs or be unsuccessful in attracting, integrating, or retaining qualified personnel to fulfill our current or future needs.

We have, from time to time, experienced, and we expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. In addition, if any of our senior management or key personnel joins a competitor or engages in a competing business, we may lose business, knowhow, trade secrets, business partners and key personnel. Furthermore, prospective candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. Thus, our ability to attract or retain highly skilled employees may be adversely affected by declines in the perceived value of our equity or equity awards. Furthermore, there are no assurances that the number of shares reserved for issuance under our share incentive plans will be sufficient to grant equity awards adequate to recruit new employees and to compensate existing employees.

We are or may be subject to risks associated with our joint research arrangement, strategic alliances or acquisitions.

We have entered into joint research and development agreements with Jiangsu Research Institute of Dalian University of Technology and Jinan University, respectively, to conduct research and development in several different prospects. We may in the future enter into joint research and development agreements with various third parties to further our business purpose from time to time. The collaborations could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

21

If appropriate opportunities arise, we may acquire additional assets, products, technologies or business that are complementary to our existing business. In addition to possible shareholders’ approval, we may also have to obtain approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable PRC laws and regulations, which could result in increased delay and costs, and may derail our business strategy if we fail to do so. Furthermore, past and future acquisitions and the subsequent integration of new assets and business into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our business operations. Acquired assets or business may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

Our business could be adversely affected by trade tariffs or other trade barriers.

Starting from early 2018, the U.S. announced the imposition of tariffs on Chinese goods entering the United States and both China and the U.S. each imposed additional tariffs. In April 2025, the U.S. government introduced a new series of tariff increases on Chinese imports. The United States may also in the future impose tariffs on the importation of consumer products that may affect our business, including, among others, electric vehicles. In addition, the European Union has recently imposed tariffs on imports of e-bikes, which are defined as cycle with pedal assistance and an auxiliary electric motor, originating in the PRC. We currently export e-bikes into the United States, the Republic of Korea, ASEAN countries, and Latin American countries through our dealers, and we may increase our export volume through our dealers. To date, the impact of export restrictions, sanctions, tariffs, trade barriers, or political or trade tensions from these countries to our products is limited. However, ASEAN countries, and Latin American countries may in the future also impose tariffs on electric vehicles or other products that we currently sell to them, which may cause us to incur significant additional costs to conduct business and operation in the these countries. It is not yet clear what impact these tariffs may have or what actions other governments, including the Chinese government, may take in retaliation. In addition, these developments could have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations.

Substantially all of our revenues are expected to be derived in China in the near future and most of our operations, including all of our manufacturing, is conducted in China. Accordingly, our results of operations, financial condition and prospects are influenced by economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. The PRC government exercises significant control over China’s economic growth through strategically allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies different regions within the country. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, leading to reduction in demand for our products and services and adversely affect our competitive position.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. Our PRC subsidiaries are foreign-invested enterprises and are subject to laws and regulations applicable to foreign-invested enterprises as well as various Chinese laws and regulations generally applicable to companies incorporated in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since the PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

22

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a holding company, and we may rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated after-tax profits upon satisfaction of relevant statutory conditions and procedures, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. As of June 30, 2025, the Company recorded a total statutory reserve of $279,200. Additionally, if our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends or make other distributions to us.

Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Increases in labor costs and enforcement of stricter labor laws and regulations in the PRC may adversely affect our business and our profitability.

China’s overall economy and the average wage in China have increased in recent years and are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to those who pay for our services, our profitability and results of operations may be materially and adversely affected.

In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law and its implementation rules, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employee’s probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the PRC Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

Companies registered and operating in China are required under the Social Insurance Law and the Regulations on the Administration of Housing Funds to apply for social insurance registration and housing fund deposit registration within 30 days of their establishment and to pay for their employees different social insurance including pension insurance, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to the extent required by law. We could be subject to orders by the competent labor authorities for rectification and failure to comply with the orders may further subject us to administrative fines.

According to the Provisional Regulations on Labor Dispatch implemented on March 1, 2014, the employer can only use dispatched workers for temporary, auxiliary or substitute positions. Additionally, the employer shall not use more dispatched workers than 10% of the total number of employees, and if this proportion is exceeded, the employer must not use any additional dispatched workers.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practices do not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. We cannot assure you that we have complied or will be able to comply with all labor-related law and regulations including those relating to obligations to make social insurance payments and contribute to the housing provident funds. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations will be adversely affected.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of Renminbi against the U.S. dollar and other currencies is affected by changes in China’s political and economic conditions and by China’s foreign exchange policies, among other things. In July 2005, the PRC government changed its decades-old policy of pegging the value of Renminbi to the U.S. dollar, and Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between Renminbi and the U.S. dollar remained within a narrow band. Since June 2020, Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. Furthermore, the exchange rate between Renminbi and the currencies of emerging markets also fluctuated in 2022 due to the U.S. dollar’s rise, with Renminbi appreciated against the currencies of emerging markets. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system and we cannot assure you that Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between Renminbi and the U.S. dollar in the future. Our export to the emerging markets may be substantially affected by the fluctuation of the exchange rate among Renminbi, the U.S. dollar, and the currencies of emerging markets.

23

There remains significant international pressure on the PRC government to adopt a more flexible currency policy. Any significant appreciation or depreciation of Renminbi may materially and adversely affect our revenues, earnings and financial position. For example, to the extent that we need to convert U.S. dollars we receive from this initial public offering into Renminbi to pay our operating expenses, appreciation of Renminbi against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of Renminbi against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our offshore offerings to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company with most of our operations conducted in China. Under PRC laws and regulations, we are permitted to utilize the proceeds from the IPO to make loans to our PRC subsidiaries, or to make additional capital contributions to our PRC subsidiaries, or to establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, or to acquire offshore entities with business operations in China in an offshore transaction, subject to applicable government registration, statutory limitations on amount and approval requirements, each of which is subject to PRC regulations and approvals or registration.

If we decide to finance our wholly-owned PRC subsidiary by means of capital contributions, these capital contributions are subject to registration with the State Administration for Market Regulation or its local branch, reporting of foreign investment information with the Ministry of Commerce, or registration with other governmental authorities in China. If we provide funding to our foreign wholly-owned subsidiaries through shareholder loans, (a) in the event that the foreign debt management mechanism as provided in the Measures for Foreign Debts Registration and Administration and other relevant rules applies, the balance of such loans cannot exceed the difference between the total investment and the registered capital of the subsidiaries and we will need to register such loans with the SAFE or its local branches, or (b) in the event that the mechanism as provided in the Notice of the People’s Bank of China on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or PBOC Notice No. 9 applies, the balance of such loans will be subject to the risk-weighted approach and the net asset limits and we will need to file the loans with the SAFE in its information system pursuant to applicable requirements and guidelines issued by the SAFE or its local branches. Pursuant to PBOC Notice No.9, upon expiry of the one-year transition period commencing on January 11, 2017, the PBOC and the SAFE would determine the cross-border financing administration mechanism for FIEs after evaluating the overall results of implementing PBOC Notice No.9. As of the date of this prospectus, neither the PBOC nor the SAFE has promulgated and made public any further rules, regulations, notices, or circulars in this regard. However, it is uncertain what mechanism will be adopted by the PBOC and the SAFE in the future and what statutory limits will be imposed on loans provided by an offshore entity like our company to its PRC subsidiaries.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiaries or future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we received or expect to receive from our offshore offerings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, approval from or registration with appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

Since 2016, the PRC government has tightened its foreign exchange policies again and increased scrutiny of major outbound capital movement. More restrictions and a substantial vetting process have been put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may also restrict access in the future to foreign currencies for current account transactions, at its discretion. We receive substantially all of our revenues in RMB. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

24

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

On July 4, 2014, SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaced the former Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles (generally known as SAFE Circular 75) promulgated by SAFE on October 21, 2005. On February 13, 2015, SAFE further promulgated the Circular on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Circular 13, which took effect on June 1, 2015. This SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their direct establishment or indirect control of an offshore entity established for the purpose of overseas investment or financing with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests. Qualified local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under SAFE Circular 37 since June 1, 2015.

According to Circular 37 and Circular 13, our shareholders or beneficial owners who are PRC residents are subject to Circular 37 or other foreign exchange administrative regulations in respect of their investment in our Company. If our shareholders who are PRC residents or entities do not complete their registration with the local SAFE branches, our PRC subsidiaries may be prohibited from distributing their profits and any proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiaries. Moreover, failure to comply with SAFE registration requirements could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

To the best of our knowledge, our PRC resident shareholders who: (i) directly or indirectly hold shares in our BVI holding company and (ii) are known to us, have completed the application for foreign exchange registrations for their foreign investment in our company in accordance with Circular 37 and Circular 13.

China’s M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

On August 8, 2006, six PRC regulatory authorities, including the MOFCOM and other government authorities jointly issued the Rules on Mergers and Acquisitions of Domestic Enterprise by Foreign Investors which was effective as of September 8, 2006, and amended on June 22, 2009 (the “M&A Rules”). The M&A Rules, and other recently adopted regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if any important Industry is concerned, such transaction involves factors that impact or may impact national economic security, or such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand.

Moreover, the Anti-monopoly Law of the PRC promulgated by the SCNPC effective in August 2008 and the Provisions of the State Council on the Thresholds for Declaring Concentration of Business Operators require that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by anti-monopoly enforcement authority before they can be completed.

In the future, we may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a PRC resident enterprise. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

25

We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, we will be subject to the enterprise income tax on our global income at the rate of 25% and we will be required to comply with PRC enterprise income tax reporting obligations. In addition, gains realized on the sale or other disposition of our Ordinary Shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

In February 2015, the State Administration of Taxation issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Resident Enterprises, or SAT Public Notice 7. SAT Public Notice 7 extends such administration’s tax jurisdiction to not only indirect transfers but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, SAT Public Notice 7 provides certain criteria on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Public Notice 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax.

We face uncertainties on the reporting and consequences of future private equity financing transactions, share exchanges or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed under SAT Public Notice 7 and SAT Bulletin 37, and may be required to expend valuable resources to comply with them or to establish that we and our non-resident enterprises should not be taxed under these regulations, which may have a material adverse effect on our financial condition and results of operations.

If the custodians or authorized users of controlling non-tangible assets of our company, including our corporate chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations could be materially and adversely affected.

Under PRC law, legal documents for corporate transactions are executed using the chops or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with the relevant branch of the Administration of Industry and Commerce.

Although we usually utilize chops to enter into contracts, the designated legal representatives of each of our PRC subsidiaries have the apparent authority to enter into contracts on behalf of such entities without chops and bind such entities. All designated legal representatives of our PRC subsidiaries and its subsidiaries are members of our senior management team who have signed employment agreements with us or our PRC subsidiaries and its subsidiaries under which they agree to abide by various duties they owe to us. In order to maintain the physical security of our chops and chops of our PRC entities, we generally store these items in secured locations accessible only by the authorized personnel in the legal or finance department of each of our subsidiaries. Although we monitor such authorized personnel, there is no assurance such procedures will prevent all instances of reckless or negligence. Accordingly, if any of our authorized personnel misuse or misappropriate our corporate chops or seals, we could encounter difficulties in maintaining control over the relevant entities and experience significant disruption to our operations. If a designated legal representative obtains control of the chops in an effort to obtain control over any of our PRC subsidiaries, we or our PRC subsidiary would need to pass a new shareholder or board resolution to designate a new legal representative and we would need to take legal action to seek the return of the chops, apply for new chops with the relevant authorities, or otherwise seek legal redress for the violation of the representative’s fiduciary duties to us, which could involve significant time and resources and divert management attention away from our regular business. In addition, the affected entity may not be able to recover corporate assets that are sold or transferred out of our control in the event of such a misappropriation if a transferee relies on the apparent authority of the representative and acts in good faith.

26

Our leased property interest may be defective and our right to lease the properties may be affected by such defects challenged, which could cause significant disruption to our business.

As of June 30, 2025, we leased seven premises in China. Under PRC law, all lease agreements are required to be registered with the local housing authorities. The landlords of these premises may have not completed the registration of their ownership rights or the registration of our leases with the relevant authorities. Failure to complete these required registrations may expose our landlords, lessors and us to potential monetary fines. If these registrations are not obtained in a timely manner or at all, we may be subject to monetary fines or may have to relocate our offices and incur the associated losses.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Measures”) for public comment. It should be noted that neither the Administrative Provisions nor the Measures have come into effect as of the date of this prospectus.

Furthermore, on December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Revised Review Measures”, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Moreover, the CAC released the draft of the Regulations on Network Data Security Management (the “Network Data Regulation”) in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. On September 24, 2024, the State Council promulgated the Network Data Regulation, which became effective on January 1, 2025, which requires cyber data processors engaging in data processing activities that affect or may affect national security to file a cybersecurity review with the Office of Cybersecurity Review. On July 7, 2022, the CAC released the Measures for the Security Assessment of Cross-Border Data, which became effective on September 1, 2022. Given the recent issuance of the Measures for the Security Assessment of Cross-Border Data, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

We manufacture and sell our products primarily in China. Our subsidiaries in China do not collect or store any data (including certain personal information) from our individual end-users, who may be PRC individuals. As of December 31, 2025, we have not collected and stored personal information from our individual end-users. As a result, the likelihood of us being subject to the review of the CAC is remote. As of December 31, 2025, we reasonably believe that we are compliant with the regulations or policies that have been issued by the CAC to date. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in China could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Our Ordinary Shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The HFCA Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such ordinary shares from being traded on a national securities exchange or in the over the counter trading market in the U.S. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (“AHFCA Act”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the time period before our Ordinary Shares may be prohibited from trading or delisted has been reduced accordingly.

27

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCA Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. Our auditor is not headquartered in China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination.

Furthermore, various equity-based research organizations have recently published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Any similar scrutiny on us, regardless of its lack of merit, could cause the market price of our ordinary shares to fall, divert management resources and energy, cause us to incur expenses in defending ourselves against rumors, and increase the premiums we pay for director and officer insurance.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor’s registration with the PCAOB took effect in September 2020 and it is currently subject to PCAOB inspections. The PCAOB currently has access to inspect the working papers of our auditor. However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist whether the framework will be fully complied, which could cause the market price of our ordinary shares to be materially and adversely affected, and our securities could be delisted and prohibited from being traded on the national securities exchange earlier than would be required by the HFCA Act. If our securities are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares. On December 15, 2022, the PCAOB issued a Determination Report which determined that the PCAOB (1) is able to select engagements, audit areas, and potential violations to be reviewed or investigated, (2) has timely access to, and the ability to retain and use, any document or information that the PCAOB considers relevant to an inspection or investigation, and (3) is able to conduct inspections and investigations in a manner consistent with the provisions of the Act and the rules of the PCAOB, as interpreted and applied by the PCAOB. Consequently, the PCAOB concluded that in the absence of any evidence that authorities in the PRC currently are taking any positions to impair the PCAOB’s ability to execute its statutory mandate with respect to inspections or investigations, the HFCA Act dictates that the PCAOB vacate the 2021 Determinations. As required by the HFCA Act, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether the PCAOB should issue a new determination.

28

Risks Related to Our Securities

The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of these Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our Ordinary Shares, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings, cash flow and data related to our user base or user engagement;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new product and service offerings, solutions and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us or our industry;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Ordinary Shares, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Ordinary Shares to decline.

Techniques employed by short sellers may drive down the market price of the Ordinary Shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short seller attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

29

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for return on your investment.

We currently intend to retain all of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value in the future or even maintain the price at which you purchased our Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment.

As a company incorporated in the British Virgin Islands, we may adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a business company incorporated in the BVI listed on Nasdaq, we are subject to Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the BVI which is our home country, may differ significantly from Nasdaq corporate governance listing standards. Currently, we do not rely on the home country practice with respect to our corporate governance after we completed the IPO. However, if we choose to follow the home country practice in the future, our shareholders may be afforded less protection than they otherwise would enjoy under Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We are a BVI company and, because judicial precedent regarding the rights of shareholders is more limited under BVI law than under U.S. law, you may have less protection for your shareholder rights than you would under U.S. law.

Our corporate affairs are governed by our memorandum and articles of association as amended and restated from time to time (which shall be referred to as “Memorandum and Articles of Association” hereinafter), the BVI Act and the common law of the BVI. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as that from English common law, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under BVI law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws as compared to the United States. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the BVI. As a result of all of the above, holders of our shares may have more difficulty in protecting their interests through actions against our management, members of the board of directors or controlling shareholders than they would as shareholders of a U.S. public company.

The laws of the British Virgin Islands may provide less protection for minority shareholders than those under U.S. law, so minority shareholders may have less recourse than they would under U.S. law if the shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands for business companies is limited.

30

We are a foreign private issuer and, as a result, will not be subject to U.S. proxy rules and will be subject to more lenient and less frequent Exchange Act reporting obligations than a U.S. issuer.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempted from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act that require insiders to file public reports of their stock ownership and trading activities and impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing of quarterly reports on Form 10-Q containing unaudited financial and other specified information and current reports on Form 8-K upon the occurrence of specified significant events.

In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are not large accelerated filers or accelerated filers are required to file their annual report on Form 10-K within 90 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, aimed at preventing issuers from making selective disclosures of material information. As a result, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, President Obama signed into law the JOBS Act. We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies or (iv) hold non-binding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

31

Our principal shareholders have substantial influence over our company. Their interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions.

As of the date of this prospectus, our executive officers and directors beneficially own approximately 3,794,320 Ordinary Shares and beneficially own approximately 30.19% of our outstanding Ordinary Shares and approximately 89.49% aggregate voting power.

Accordingly, our executive officers and directors, together with our existing shareholders, could have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. In cases where their interests are aligned and they vote together, these shareholders will also have the power to prevent or cause a change in control. Without the consent of some or all of these shareholders, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, our directors and officers could violate their fiduciary duties by diverting business opportunities from us to themselves or others. The interests of our largest shareholders may differ from the interests of our other shareholders. The concentration in the ownership of our Ordinary Shares may cause a material decline in the value of our Ordinary Shares.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Upon the completion of the IPO, we are a “controlled company” as defined under the Nasdaq Stock Market Rules because Mr. Huajian Xu, our Chairman and CEO, beneficially owns 24.59% of our Ordinary Shares and is able to exercise 74.07% of the total voting power of our issued and outstanding shares, assuming no exercise of the over-allotment option by the underwriter.

As long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our company, we are a “controlled company” as defined under Nasdaq Market place Rules.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our CEO must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

British Virgin Islands law does not impose any fiduciary or other duties on a majority or controlling shareholder in respect of the company or any minority shareholders. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

As the rights of shareholders under BVI law differ from those under U.S. law, you may have fewer protections as a shareholder.

Our corporate affairs are governed by our Memorandum and Articles of Association, the BVI Act and the common law of the BVI. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from the common law of England and the wider Commonwealth, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under BVI law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law.

32

Shareholders of BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Shareholders of a BVI company could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our board of directors, management or controlling shareholders than they would as public shareholders of a U.S. company.

We may not be able to pay any dividends on our Ordinary Shares in the future due to BVI law.

Under BVI law, we may only pay dividends to our shareholders if the value of our assets exceeds our liabilities and we are able to pay our debts as they become due. We cannot give any assurance that we will declare dividends of any amounts, at any rate or at all in the future. Future dividends, if any, will be at the discretion of our Board of Directors, and will depend upon our results of operations, cash flows, financial condition, payment to us of cash dividends by our subsidiaries, capital needs, future prospects and other factors that our directors may deem appropriate.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our shares and could entrench management.

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. However, under BVI law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our Company.

33

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, or SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

We may be exposed to liabilities under applicable anti-corruption laws and any determination that we violated these laws could have a materially adverse effect on our business.

We are subject to various anti-corruption laws that prohibit companies and their dealers from making improper payments or offers of payments for the purpose of obtaining or retaining business. We may conduct business in countries and regions that are generally recognized as potentially more corrupt business environments. Activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees or dealers that could be in violation of various anti-corruption laws, including the United States Foreign Corrupt Practices Act (the “FCPA”). We have implemented safeguards and policies to discourage these practices by our employees and dealers but we cannot provide assurance that our internal controls and compliance systems will always protect us from acts committed by our employees or dealers. If our employees or dealers violate our policies or we fail to maintain adequate record keeping and internal accounting practices to accurately record our transactions, we may be subject to regulatory sanctions. Violations of the FCPA or other anti-corruption laws, or allegations of any such acts, could damage our reputation and subject us to civil or criminal investigations in the United States and in other jurisdictions. Those and any related shareholder lawsuits could lead to substantial civil and criminal, monetary and nonmonetary penalties and cause us to incur significant legal and investigatory fees which could adversely affect our business, combined financial condition and results of operations.

If we fail to meet applicable listing requirements, Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

We cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

●	a determination that our Ordinary Shares are “penny stock”, which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Shares are listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

34

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers and dealers and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in the electric vehicle industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

35

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated as a BVI business company limited by shares under the laws of the BVI. We are incorporated in the BVI because of certain benefits associated with being a BVI Business Company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides less protections for investors. In addition, BVI companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

We have been advised by, Ogier, that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the BVI. We have also been advised that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

We were incorporated in the BVI in order to enjoy the following benefits: (1) political and economic stability; (2) an effective judicial system; (3) a favorable tax system; (4) the absence of exchange control or currency restrictions; and (5) the availability of professional and support services. However, certain disadvantages accompany incorporation in the BVI. These disadvantages include, but are not limited to, the following: (1) the BVI has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and (2) BVI companies may not have standing to sue before the federal courts of the United States. Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Ogier has further advised us that there is uncertainty as to whether the BVI would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments under certain circumstances in accordance with the requirements of the PRC Civil Procedure Law. We are aware that under PRC law, a foreign judgment that does not otherwise violate basic legal principles, state sovereignty, safety or social public interest may be recognized and enforced by a PRC court, based either on bilateral treaties or international conventions contracted by China and the country where the judgment is made or on reciprocity between jurisdictions. As there currently exists no bilateral treaty, international convention or other form of reciprocity between China and the United States governing the recognition of judgments, including those predicated upon the liability provisions of the U.S. federal securities laws, it would be highly unlikely that a PRC court would enforce judgments rendered by U.S. courts.

36

USE OF PROCEEDS

Assuming we sell all Units offered pursuant to this prospectus, we estimate the net proceeds from this offering will be approximately $1.85 million, based on combined public offering price of $0.51 per Unit with Class A Ordinary Shares and $0.509 per Pre-Funded Unit, after deducting estimated offering expenses payable by us as described in “Plan of Distribution,” and excluding the proceeds, if any, from the cash exercise of the Pre-Funded Warrants, Series A Warrants and Series B Warrants sold in this offering.

We intend to use the net proceeds from this offering to fund our development programs, for working capital and other general corporate purposes.

The allocation of the net proceeds of the offering represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.

As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon completion of this offering, or the amount we will actually spend on the uses set forth above. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including the relative success and cost of our research and development programs, our ability to gain access to additional financing, and other factors described under “Risk Factors” in this prospectus and in our 2024 Annual Report. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our management’s judgment regarding the application of the net proceeds of this offering.

Pending the application of the net proceeds as described above, we will hold the net proceeds from this offering in short-term, interest-bearing, securities.

37

DIVIDEND POLICY

We have not previously declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the BVI. We rely principally on dividends from our PRC subsidiaries for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us.

Our board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under BVI law, namely that we may only pay dividends if we are solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the ordinary course of business; and the value of assets of our company will not be less than the sum of our total liabilities. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

38

CAPITALIZATION

The following unaudited pro-forma financial statements sets forth our capitalization as of June 30, 2025:

● on an actual basis; and

● on an as adjusted basis to reflect the issuance and sale of the Class A Ordinary Shares by us in this offering at the offering price of $0.51 per share, and after deducting the offering expenses payable by us, we estimate the net proceeds will be approximately $1.85 million.

	As of June 30, 2025
		As Adjusted
	Actual	For the Offering
Long-term loan	$168,718	$168,718

Equity:
Class A Ordinary Shares (par value of $0.001 per share, 50,000,000 shares authorized, 11,892,744 issued as of June 30, 2025, on actual basis)	11,893	15,815
Additional paid-in capital	9,779,056	11,575,134
Retained earnings	(1,055,235)	(1,055,235)
Accumulated other comprehensive income	(401,540)	(401,540)
Statutory reserve	279,200	279,200
Total Equity	$8,613,374	$10,413,374
Total Capitalization	$8,782,092	$10,582,092

DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the amount per Unit paid by purchasers, assuming that all the Units are issued and no value is attributed to the warrants, in this public offering and the as adjusted net tangible book value per Class A Ordinary Share immediately after the closing of this offering. Such calculation does not reflect any potential dilution associated with the sale and exercise of warrants, which would cause the actual dilution to you to be higher.

Our net tangible book value as of June 30, 2025 was approximately 8,045,067, or $0.68 per Class A Ordinary Share. Net tangible book value per Class A Ordinary Share is determined by dividing our total tangible assets, less total liabilities, by the number of our Ordinary Shares outstanding as of June 30, 2025.

After giving effect to the sale of all Units by us in this offering at the public offering price of $0.51 per Unit, and assuming no sale of any Pre-Funded Units and no exercise of the Series A and Series B Warrants, and after deducting estimated placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately 9.85 million, or $0.62 per Class A Ordinary Share. This represents an immediate decrease in net tangible book value of 0.06 per Class A Ordinary Share to our existing shareholders and an immediate accretion of $0.11 per Class A Ordinary Share to investors purchasing Units in this offering.

The following table illustrates this dilution on a per Class A Ordinary Share basis:

As at June 30, 2025
Per Ordinary Share
Assumed public offering price per Class A Ordinary Share	$0.51
Historical net tangible book value per Class A Ordinary Share as of June 30, 2025	$0.68
Decrease to net tangible book value per Class A Ordinary Share attributable to investors purchasing our Class A Ordinary Share in this offering	$0.06
As adjusted net tangible book value per Class A Ordinary Share as of June 30, 2025, after giving effect to this offering	$0.62
Accretion per Class A Ordinary Share to the investors in this offering	$0.11

We may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Except as otherwise noted, all information in this prospectus reflects and assumes no exercise of any warrants issued in this offering.

39

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information in this report contains forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our condensed consolidated financial statements included elsewhere in this report. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth elsewhere in this report.

Overview

Our vision is to provide commuters with safer, smarter, affordable and high-quality electric mobility and robotic products, empower communities by enabling people to thrive in the green mobility revolution. Our mission is to drive innovation and become a market leader in our industry by leveraging our design and intelligent technology to advance green mobility. We are dedicated to sustainability, committing to eco-friendly practices and supporting global climate initiatives and promoting the prosperous development of the green economy.

LOBO EV is an electric mobility products manufacturer. Its products include e-bicycles, electric motorcycles, e-tricycles, electric off-road four-wheeled shuttles such as golf carts and elderly scooters, solar-powered vehicles as well as smart products, like robotic lawn mower, etc. By leveraging cutting-edge technology and sustainable practices, LOBO aims to promote eco-friendly transportation options that reduce carbon footprints and enhance energy efficiency.

Key Factors that Affect Operating Results

We believe the following key factors may affect our financial condition and results of operations:

●	our ability to increase our sales volume globally;

●	our ability to enhance our operational efficiency; and

●	our ability to develop new models of electric vehicles.

Results of Operations

Six Months ended June 30, 2025 and 2024

The following table sets forth a summary of our consolidated statements of operations and comprehensive income for the six months ended June 30, 2025 and 2024, respectively. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of our future trends.

	Six Months Ended
	June 30,
	2025	2024
Revenues	$12,091,762	$12,132,668
Cost of revenues	10,149,305	10,768,717
Gross Profit	1,942,457	1,363,951

Operating expenses
Selling and marketing expenses	338,080	329,471
General and administrative expenses	1,701,458	878,547
Research and development expenses	1,053,921	245,642
Total operating expenses	3,093,459	1,453,660

Operating (loss)/income	(1,151,002)	(89,709)

Other expenses (income)
Interest expense	1,437,601	(19,964)
Gain on disposal of subsidiaries	(50,545)	-
Other income	(86,714)	(45,537)
Total other income, net	1,300,342	(65,501)

(loss)/Income before income tax expense	(2,451,344)	(24,208)
Income tax expense	170,825	289,039
Net (loss)/Income	(2,622,169)	(313,247)

Net (loss)/Income	(2,622,169)	(313,247)
Less: Net (loss)/income attributable to non-controlling interest	-	10,729
Net (loss)/income attributable to LOBO EV Technologies LTD	(2,622,169)	(302,518)

40

Segment Information

On December 11, 2024, the Company completed the disposal of Guangzhou LOBO, which was its software royalties and development and design services segment. The Company has determined that it operates in one operating segment: electric vehicles and accessories sales segment.

As the Company’s long-lived assets are substantially all located in the PRC and all of the Company’s revenues and expenses are derived from within the PRC, no geographical segments are presented.

The following tables present the summary of each reportable segment’s revenue and income, which are considered as segment operating performance measures, for the six months ended June 30, 2025 and 2024:

	For the Period Ended June 30, 2025
	Electric vehicles and accessories sales Segment	Software royalties and development and design services Segment	Consolidated
Current assets	$18,856,305	$-	$18,856,305
Non-current assets	2,424,866	-	2,424,866
Revenues	12,091,762	-	12,091,762
Depreciation and amortization	364,331	0.00	364,331
Segment income before tax	(2,451,344)	$-	(2,451,344)
Segment gross profit margin	16%	0%	16%
Net loss	(2,622,169)	$-	(2,622,169)

	Six Months Ended June 30, 2024
	Electric vehicles and accessories sales Segment	Software royalties and development and design services Segment	Consolidated
Current assets	$20,164,937	$188,900	$20,353,837
Non-current assets	2,757,808	1,347,801	4,105,609
Revenues	12,076,334	56,334	12,132,668
Depreciation and amortization	89,791	413,978	503,769
Segment income (loss) before tax	452,479	(476,687)	(24,208)
Segment gross profit margin	14%	-600%	11%
Net income (loss)	$163,440	(476,687)	(313,247)

41

Depreciation and amortization

The decrease of depreciation and amortization was primarily due to the sale of Guangzhou Lobo and its amortization expense.

Segment income before tax

The income before tax in the vehicles and accessories sales segment decreased by $2,903,823 to loss before tax of $2,451,344 for the six months ended June 30, 2025, from income before tax of $452,479 for the six months ended June 30, 2024.

Components of Results of Operations

Revenues

Our total revenues for the six months ended June 30, 2025 and 2024 were $12,091,762 and $12,132,668, respectively. The revenues of the electric vehicles and accessories sales increased by $15,428 to $12,091,762 for the six months ended June 30, 2025, from $12,076,334 for the six months ended June 30, 2024.

A detailed breakdown of sales revenues and units sold in the electric vehicles and accessories sales segment for the six months ended June 30, 2025 and 2024 is set forth below:

	As of		Variance
Electric vehicles and accessories sales revenues	June 30, 2025	June 30, 2024	Amount	%
Two-wheeled E-bicycles	$6,659,086	$5,937,223	$721,863	12.16%
Two-wheeled E-Mopeds	36,778	93,775	(56,997)	(60.78)%
Three-wheeled Electric Vehicles	3,083,449	2,406,992	676,457	28.10%
Three-wheeled Solar Electric Vehicles	-	7,690	(7,690)	100.00%
Four-Wheeled Solar Electric off-highway Shuttles	351,579	1,095	350,484	100.00%
Four-Wheeled Electric off-highway Shuttles	-	238,573	(238,573)	(100.00)%
Batteries	1,732,497	2,579,825	(847,328)	(32.84)%
Parts and Accessories	228,373	811,161	(582,788)	(71.85)%
Total	$12,091,762	$12,076,334	$15,428	0.13%

	As of		Variance
Electric vehicles and accessories units sold	June 30, 2025	June 30, 2024	Amount	%
Two-wheeled E-bicycles	27,007	25,147	1,860	7.40%
Two-wheeled E-Mopeds	106	554	(448)	(80.87)%
Three-wheeled Electric Vehicles	8,847	7,765	1,082	13.93%
Three-wheeled Solar Electric Vehicles	-	15	(15)	100.00%
Four-Wheeled Solar Electric off-highway Shuttles	617	1	616	100.00%
Four-Wheeled Electric off-highway Shuttles	-	322	(322)	(100.00)%
Batteries	4,302	4,707	(405)	(8.60)%
Parts and Accessories	32,386	119,335	(86,949)	(72.86)%
Total	73,265	157,846	(84,581)	(53.58)%

42

Cost of revenues

Cost of revenues consists primarily of manufacturing and purchase cost of raw materials, battery packs, depreciation, maintenance, and other overhead expenses. Our cost of revenues decreased by $619,412, or 6%, to $10,149,305 for the six months ended June 30, 2025 from $10,768,717 for the six months ended June 30, 2024.

Gross profit

Gross profits for the six months ended June 30, 2025 and 2024 were $1,942,457 and $1,363,951, representing 16% and 11% of revenues, respectively.

Selling and marketing expenses

Our selling and marketing expenses primarily consist of salaries and benefits, office expense, and freight expense. Our selling and marketing expenses were $338,080 and $329,471 for the six months ended June 30, 2025 and 2024, respectively. The selling and marketing expenses increased primarily due to higer salary expenses were incurred.

General and administrative expenses

Our general and administrative expenses consist primarily of salaries and welfare expenses, rent expenses, and depreciation. Our general and administrative expenses were $1,701,458 and $878,547 for the six months ended June 30, 2025 and 2024, the increase is primarily due to the increase in professional fees in the six months ended June 30, 2024.

Research and development expenses

Research and development expenses are related to certain software research and development for internal use. Research and development expenses primarily consist of employee salaries and benefit costs. Research and development expenses were $1,053,921 and $245,642 for the six months ended June 30, 2025 and 2024, respectively, the increase is primarily due to the Company’s significant effort in developing innovative and intellegent technology.

Income tax expense

The PRC enterprise income tax (“EIT”) is calculated based on the taxable income determined under the applicable EIT Law and its implementation rules, which became effective on January 1, 2008. The EIT Law applies a uniform 25% income tax rate for all resident enterprises in China. Income tax expenses amounted to $170,825 and $289,039 for the six months ended June 30, 2025 and 2024, respectively. The change resulted from the change in our subsidiaries’ taxable income .

Net income

As a result of the foregoing, our net loss for the six months ended June 30, 2025 and 2024, were $2,622,169 and $313,247, respectively. Increase is also due to the debt discount of $1,421,069 was amortized into interest expense upon convertible debt and accrued interest converted into common stock.

Liquidity and Capital Resources

As of June 30, 2025, we had cash and cash equivalents of $1,424,211, and a total working capital of $6,773,047.

We believe that we will generate sufficient cash flows to fund our operations and to meet our obligations on a timely basis for the next 12 months assuming the successful implementation of our business plans.

To utilize the proceeds from the IPO, we may make additional loans or capital contributions to our PRC subsidiaries. PRC laws and regulations allow an offshore holding company to provide funding to our PRC subsidiaries only through loans or capital contributions, subject to the filing or approval of government authorities and limits on the amount of capital contributions and loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC subsidiaries or make additional capital contributions to fund their capital expenditures or working capital. For an increase of registered capital, our PRC subsidiaries need to file such change of registered capital with the State Administration for Market Regulation (the “SAMR”) or its local counterparts through the enterprise registration system and the national enterprise credit information publicity system, and the SAMR or its local counterparts will then submit such information to the China’s Ministry of Commerce or its local counterparts. If the holding company provides funding to our PRC subsidiaries through loans, (a) in the event that the foreign debt management mechanism as provided in the Measures for Foreign Debts Registration and Administration and other relevant rules applies, the balance of such loans cannot exceed the difference between the total investment and the registered capital of the subsidiaries and we will need to register such loans with the SAFE or its local branches, or (b) in the event that the mechanism as provided in the Notice of the People’s Bank of China on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or PBOC Notice No. 9, applies, the balance of such loans will be subject to the risk-weighted approach and the net asset limits and we will need to file the loans with the SAFE in its information system pursuant to applicable requirements and guidelines issued by the SAFE or its local branches.

43

Cash Flows

The following table summarizes our cash flows for the periods indicated:

	For the Six Months Ended June 30,
	2025	2024
Net cash used in operating activities	$(1,213,756)	$(1,112,695)
Net cash provided by (used in) investing activities	131,720	(765,377)
Net cash provided by financing activities	611,698	2,516,551
Effect of exchange rate changes	4,959	6,367
Net decrease/increase in cash and cash equivalents	$(465,379)	$644,846

Operating Activities

Net cash used in operating activities was $1,213,756 for the six months ended June 30, 2025, primarily derived from (a) an increase of inventories of $1,726,797, and (b) an decrease of advance from customers of $1,212,522 , (c) an increase of accounts receivable of $952,628, offset by (a) an increase in Common stock issued for services of $354,950, (b) an increase of amortization of debt discount upon debt conversion of $1,421,069, and (c) a decrease of prepaid expenses of $3,358,866. in prepaid expenses was primarily due to the prepayment to vendors.

Net cash used in operating activities was $1,112,695 for the six months ended June 30, 2024, primarily derived from (a) an increase of inventories of $3,304,383; (b) an increase of prepaid expenses of $679,115, offset by (a) an increase of advance from customers of $1,114,290, and (b) an increase of VAT payable of $1,009,699. The increase in VAT payable was primarily due to the increase of revenues. The increase in prepaid expenses was primarily due to the prepayment to vendors.

Investing Activities

For the six months ended June 30, 2025, net cash provided by investing activities was $131,720, which was primarily due to proceeds received from sale of Beijing LOBO of $206,822.

For the six months ended June 30, 2024 , net cash used in investing activities was $765,377, which was primarily due to purchase of intangible assets of $503,617, interest-free loan to related parties of $7,123,895, offset by interest-free loans repaid by related parties of $7,102,415.

Financing Activities

For the six months ended June 30, 2025, net cash provided by financing activities was $611,698, primarily from the proceeds of bank load of $1,481,385.

For the six months ended June 30, 2024 , net cash provided by financing activities was $2,516,551, primarily due to $2,696,327 net proceeds from IPO.

Trend Information

We are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net revenues, net income, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

44

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Tabular Disclosure of Contractual Obligations

Commitments and Contingencies

From time to time, we may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, we do not believe these actions, in the aggregate, will have a material adverse impact on our financial position, results of operations or liquidity.

Operating Lease

Our operating lease contractual obligations as of June 30, 2025 were as follows:

The periods ending June 30,
2025	$778,706
2026	359,090
2027	161,932
2028	97,334
Total minimum lease payments	1,397,062
Less: present value discount	(52,224)
Present value of minimum lease payments	$1,344,838

Other than those shown above, we did not have any significant capital and other commitments, long-term obligations, or guarantees as of June 30, 2025.

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements about our business and operations. Our actual results may differ materially from those we currently anticipate as a result of many factors, including those we describe under “Item 3.D. Risk Factors” and elsewhere in this prospectus on Form 20-F.

Key Factors that Affect Operating Results

We believe the following key factors may affect our financial condition and results of operations:

●	our ability to launch new products;

●	our ability to enhance our operational efficiency; and

●	our ability to expand into international markets.

45

Results of Operations

For the years ended December 31, 2024 and 2023

The following table sets forth a summary of our consolidated statements of operations and comprehensive income for the years ended December, 2024 and 2023, respectively. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of our future trends.

	For the year ended
	December 31,
	2024	2023
Revenues	$21,188,606	$15,474,918
Cost of revenues	18,731,995	13,266,821
Gross Profit	2,456,611	2,208,097

Operating expenses
Selling and marketing expenses	716,021	610,487
General and administrative expenses	2,020,003	516,187
Research and development expenses	1,663,445	262,375
Total operating expenses	4,399,469	1,389,049

Operating (loss)/income	(1,942,858)	819,048

Other expenses (income)
Interest expense	20	7,508
Gain on disposal of subsidiaries	(836,112)
Other income	(380,892)	(519,784)
Total other income, net	(1,216,984)	(512,276)

(loss)/Income before income tax expense	(725,874)	1,331,324
Income tax expense	119,967	344,853
Net (loss)/Income	(845,841)	986,471

Net (loss)/Income	(845,841)	986,471
Less: Net (loss)/income attributable to non-controlling interest	33,005	(16,873)
Net (loss)/income attributable to LOBO EV Technologies LTD	(812,836)	969,598

Net (loss)/Income	(845,841)	986,471
Foreign currency translation adjustments	(204,541)	(187,459)
Total comprehensive (loss) income	(1,050,382)	799,012
Less: Comprehensive net (loss) attributable to noncontrolling interests	(37,574)	12,304
Total comprehensive (loss) income attributable to LOBO EV Technologies LTD	$(1,012,808)	786,708

Segment Information

The Company has determined that it operates in two operating segments for the years ended December 31, 2024 and 2023: (1) electric vehicles and accessories sales, and (2) software royalties and development and design services.

The following tables present the summary of each reportable segment’s revenue and income, which are considered as segment operating performance measures, for the years ended December 31, 2024 and 2023:

	For the Year Ended December 31, 2024
	Electric vehicles and accessories sales Segment	Software royalties and development and design services Segment	Consolidated
Current assets	21,206,263	-	21,206,263
Non-current assets	2,813,325	-	2,813,325
Revenues	21,132,121	56,485	21,188,606
Depreciation and amortization	1,519,640	(515,551)	1,004,089
Segment income before tax	14,438	(740,312)	(725,874)
Segment gross profit margin	14%	(912)%	12%
Net income	(105,529)	(740,312)	(845,841)

	For the Year Ended December 31, 2023
	Electric vehicles and accessories sales Segment	Software royalties and development and design services Segment	Consolidated
Current assets	$15,830,685	$274,228	$16,104,913
Non-current assets	1,764,534	1,802,037	3,566,571
Revenues	14,298,967	1,175,951	15,474,918
Depreciation and amortization	180,861	541,917	722,778
Segment income before tax	1,349,430	(18,106)	1,331,324
Segment gross profit margin	12%	40%	14%
Net income	$1,004,577	$(18,106)	$986,471

46

Depreciation and amortization

The increase of depreciation and amortization year over year was primarily due to the increases in amortization of the intangibles in the software royalties and development and design services segment.

Segment income before tax

The income before tax in the vehicles and accessories sales segment decreased by $1,334,992 to $14,438 for the year ended December 31, 2024, from income before tax of $1,349,430 for the year ended December 31, 2023.

The loss before tax in the software royalties and development and design services segment increased by $722,206 to loss of $740,312 for the year ended December 31, 2024, from income of $18,106 for the year ended December 31, 2023.

Components of Results of Operations

Revenues

Our revenues for the years ended December 31, 2024 and 2023 were $21,188,606 and $15,474,918, respectively. The 37% increase in revenues was driven by the increase in electric vehicles and accessories sales.

The revenues of the electric vehicles and accessories sales segment increased by $6,833,154 to $21,132,121 for the year ended December 31, 2024, from $14,298,967 for the year ended December 31, 2023, representing a increase of approximately 48%.

A detailed breakdown of sales revenues and units sold in the electric vehicles and accessories sales segment for the years ended December 31, 2024 and 2023 is set forth below:

	For the Years Ended December 31,		Variance
Electric vehicles and accessories sales revenues	2024	2023	Amount	%
Two-wheeled E-bicycles	$10,588,695	$9,585,918	$1,002,777	10.46%
Two-wheeled E-Mopeds	266,962	722,697	(455,735)	(63.06)%
Three-wheeled Electric Vehicles	4,196,960	2,143,036	2,053,924	95.84%
Four-Wheeled Electric off-highway Shuttles	624,089	164,679	459,410	278.97%
Batteries	4,283,388	1,172,441	3,110,947	265.34%
Parts and Accessories	1,172,027	510,196	661,831	129.72%
Total	$21,132,121	$14,298,967	$6,833,154	47.79%

	For the Years Ended December 31,		Variance
Electric vehicles and accessories units sold	2024	2023	Amount	%
Two-wheeled E-bicycles	46,405	49,548	(3,143)	(6.34)%
Two-wheeled E-Mopeds	771	2,278	(1,507)	(66.15)%
Three-wheeled Electric Vehicles	12,828	7,482	5,346	71.45%
Four-Wheeled Electric off-highway Shuttles	876	198	678	341.99%
Batteries	10,425	17,492	(7,067)	(40.40)%
Parts and Accessories	140,750	36,301	104,449	287.73%
Total	$212,055	$113,299	$98,756	87.16%

47

The software royalties and development and design services segment provides software solutions development for automotive electronics, like multimedia interactive system, multifunctional rear-view mirrors, and dash-cam, and household solar electronic system. We develop this segment primarily through collaborating with and subcontracting from tier-one automobile suppliers.

The revenues of the software royalties and development and design services segment decreased by $1,119,466 to $56,485 for the year ended December 31, 2024, from $$1,175,951 for the year ended December 31, 2023, representing an decrease of approximately 95% due to the sale of Guangzhou Lobo.

Cost of revenues

Cost of revenues consists primarily of manufacturing and purchase cost of raw materials, battery packs, depreciation, maintenance, and other overhead expenses. Our cost of revenues increased by $5,465,174 , or 42%, to $18,731,995 for the year ended December 31, 2024 from $13,266,821 for the year ended December 31, 2023. The percentage increase in cost of revenue was consistent with the 37% increase in revenues.

Gross profit

Gross profits for the years ended December 31, 2024 and 2023 were $2,456,611 and $2,208,097, representing 12% and 14% of revenues, respectively.

Selling and marketing expenses

Our selling and marketing expenses primarily consist of salaries and benefits, office expense, and freight expense. Our selling and marketing expenses were $716,021 and $610,487 for the years ended December 31, 2024 and 2023, respectively. The selling and marketing expenses increased primarily due to hiring more salesforce to capture the momentum of the revenue increase and more salary expenses were incurred.

General and administrative expenses

Our general and administrative expenses consist primarily of salaries and welfare expenses, rent expenses, and depreciation. Our general and administrative expenses were $2,020,003 and $516,187 for the years ended December 31, 2024 and 2023. The general and administrative expenses increased primarily due to the costs related to being a public company including audit fees and consulting fees, and the Company incurred more costs to implement the 5S methodology in the factory management during the year ended December 31, 2024.

Research and development expenses

Research and development expenses are related to certain software research and development for internal use. Research and development expenses primarily consist of employee salaries and benefit costs. Research and development expenses were $1,663,445 and $262,375 for the years ended December 31, 2024 and 2023, respectively. The research and development expenses increased primarily due to the Company’s increased research activities, building foundation to more effectively supply the market demand in coming years.

Income tax expense

The PRC enterprise income tax (“EIT”) is calculated based on the taxable income determined under the applicable EIT Law and its implementation rules, which became effective on January 1, 2008. The EIT Law applies a uniform 25% income tax rate for all resident enterprises in China. Income tax expenses amounted to $119,967 and $344,853 for the years ended December 31, 2024 and 2023, respectively. The change resulted from the change in our taxable income.

48

Net income

As a result of the foregoing, our net (loss)incomes for the years ended December 31, 2024 and 2023, were $(845,841) and $986,471, respectively.

Results of Operations

For the years ended December 31, 2023 and 2022

The following table sets forth a summary of our consolidated statements of operations and comprehensive income for the years ended December, 2023 and 2022, respectively. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of our future trends.

	For the year ended
	December 31,
	2023	2022
Revenues	$15,474,918	$18,298,565
Cost of revenues	13,266,821	15,273,181
Gross Profit	2,208,097	3,025,384

Operating expenses
Selling and marketing expenses	610,487	585,772
General and administrative expenses	516,187	690,763
Research and development expenses	262,375	227,555
Total operating expenses	1,389,049	1,504,090

Operating income	819,048	1,521,294

Other expenses (income)
Interest expense	7,508	16,715
Other (income)	(519,784)	(27,949)
Total other (income) expenses, net	(512,276)	(11,234)

Income before income tax expense	1,331,324	1,532,528
Income tax expense	344,853	417,268
Net Income	986,471	1,115,260

Net Income	986,471	1,115,260
Less: Net income attributable to non-controlling interest	(16,873)	(42,827)
Net income attributable to LOBO EV Technologies LTD	969,598	1,072,433

Net Income	986,471	1,115,260
Foreign currency translation adjustments	182,890	348,963
Foreign currency translation adjustments for non-controlling interest	8,374	10,651
Comprehensive income attributable to LOBO EV Technologies LTD	$1,177,735	$1,474,874

Segment Information

The Company has determined that it operates in two operating segments for the years ended December 31, 2023 and 2022: (1) electric vehicles and accessories sales, and (2) software royalties and development and design services.

49

The following tables present the summary of each reportable segment’s revenue and income, which are considered as segment operating performance measures, for the years ended December 31, 2023 and 2022:

	For the Year Ended December 31, 2023
	Electric vehicles and accessories sales Segment	Software royalties and development and design services Segment	Consolidated
Current assets	$15,830,685	$274,228	$16,104,913
Non-current assets	1,764,534	1,802,037	3,566,571
Revenues	14,298,967	1,175,951	15,474,918
Depreciation and amortization	180,861	541,917	722,778
Segment income before tax	1,349,430	(18,106)	1,331,324
Segment gross profit margin	12%	40%	14%
Net income	$1,004,577	$(18,106)	$986,471

	For the Year Ended December 31, 2022
	Electric vehicles and accessories sales Segment	Software royalties and development and design services Segment	Consolidated
Current assets	$13,191,513	$755,499	$13,947,012
Non-current assets	1,587,699	1,402,747	2,990,446
Revenues	16,930,201	1,368,364	18,298,565
Depreciation and amortization	132,664	214,525	347,189
Segment income before tax	1,055,425	477,103	1,532,528
Segment gross profit margin	13%	57%	17%
Net income	$729,756	$385,504	$1,115,260

Depreciation and amortization

The increase of depreciation and amortization year over year was primarily due to the increases in amortization of the intangibles in the software royalties and development and design services segment.

Segment income before tax

The income before tax in the vehicles and accessories sales segment increased by $294,005 to $1,349,430 for the year ended December 31, 2023, from income before tax of $1,055,425 for the year ended December 31, 2022.

The income before tax in the software royalties and development and design services segment decreased by $495,209 to loss of $18,106 for the year ended December 31, 2023, from income of $477,103 for the year ended December 31, 2022.

Components of Results of Operations

Revenues

Our revenues for the years ended December 31, 2023 and 2022 were $15,474,918 and $18,298,565, respectively. The 15% decrease in revenues was mainly driven by the decrease in electric vehicles and accessories sales.

The revenues of the electric vehicles and accessories sales segment decreased by $2,631,234 to $14,298,967 for the year ended December 31, 2023, from $16,930,201 for the year ended December 31, 2022, representing a decrease of approximately 16%.

50

A detailed breakdown of sales revenues and units sold in the electric vehicles and accessories sales segment for the years ended December 31, 2023 and 2022 is set forth below:

	For the Years Ended December 31,		Variance
Electric vehicles and accessories sales revenues	2023	2022	Amount	%
Two-wheeled E-bicycles	$9,585,918	$8,894,577	$691,341	8%
Two-wheeled E-Mopeds	722,697	1,366,190	(643,493)	(47)%
Three-wheeled Electric Vehicles	2,143,036	2,078,847	64,189	3%
Four-Wheeled Electric off-highway Shuttles	164,679	1,088,644	(923,965)	(85)%
Batteries	1,172,441	2,724,339	(1,551,898)	(57)%
Parts and Accessories	510,196	777,604	(267,408)	(34)%
Total	$14,298,967	$16,930,201	$(2,631,234)	(16)%

	For the Years Ended December 31,		Variance
Electric vehicles and accessories units sold	2023	2022	Amount	%
Two-wheeled E-bicycles	49,548	45,831	3,717	8%
Two-wheeled E-Mopeds	2,278	4,312	(2,034)	(47)%
Three-wheeled Electric Vehicles	7,482	7,118	364	5%
Four-Wheeled Electric off-highway Shuttles	198	2,484	(2,286)	(92)%
Batteries	17,492	196,528	(179,036)	(91)%
Parts and Accessories	36,301	77,314	(41,013)	(53)%
Total	113,299	333,587	(220,288)	(66)%

The software royalties and development and design services segment provides software solutions development for automotive electronics, like multimedia interactive system, multifunctional rear-view mirrors, and dash-cam, and household solar electronic system. We develop this segment primarily through collaborating with and subcontracting from tier-one automobile suppliers.

The revenues of the software royalties and development and design services segment decreased by $192,413 to $1,175,951 for the year ended December 31, 2023, from $1,368,364 for the year ended December 31, 2022, representing an decrease of approximately 14%.

Cost of revenues

Cost of revenues consists primarily of manufacturing and purchase cost of raw materials, battery packs, depreciation, maintenance, and other overhead expenses. Our cost of revenues decreased by $2,006,360, or 13%, to $13,266,821 for the year ended December 31, 2023 from $15,273,181 for the year ended December 31, 2022. The percentage decrease in cost of revenue was consistent with the 15% decrease in revenues.

Gross profit

Gross profits for the years ended December 31, 2023 and 2022 were $2,208,097 and $3,025,384, representing 14% and 17% of revenues, respectively.

Selling and marketing expenses

Our selling and marketing expenses primarily consist of salaries and benefits, office expense, and freight expense. Our selling and marketing expenses were $610,487 and $585,772 for the years ended December 31, 2023 and 2022, respectively. The selling and marketing expenses increased primarily due to hiring more salesforce to capture the momentum of the revenue increase and more salary expenses were incurred.

General and administrative expenses

Our general and administrative expenses consist primarily of salaries and welfare expenses, rent expenses, and depreciation. Our general and administrative expenses were $516,187 and $690,763 for the years ended December 31, 2023 and 2022.

Research and development expenses

Research and development expenses are related to certain software research and development for internal use. Research and development expenses primarily consist of employee salaries and benefit costs. Research and development expenses were $262,375 and $227,555 for the years ended December 31, 2023 and 2022, respectively.

51

Income tax expense

The PRC enterprise income tax (“EIT”) is calculated based on the taxable income determined under the applicable EIT Law and its implementation rules, which became effective on January 1, 2008. The EIT Law applies a uniform 25% income tax rate for all resident enterprises in China. Income tax expenses amounted to $344,853 and $417,268 for the years ended December 31, 2023 and 2022, respectively. The change resulted from the change in our taxable income.

Net income

As a result of the foregoing, our net incomes for the years ended December 31, 2023 and 2022, were $986,471 and $1,115,260, respectively.

Liquidity and Capital Resources

As of December 31, 2024, we had cash and cash equivalents of $1,379,434 and a total working capital of $7,299,262.

We believe that we will generate sufficient cash flows to fund our operations and to meet our obligations on a timely basis for the next 12 months assuming the successful implementation of our business plans.

Current foreign exchange and other regulations in the PRC may restrict our PRC entities in their ability to transfer their net assets to us and our subsidiaries. However, we have no present plans to declare dividend and we plan to retain our retained earnings to continue to grow our business. In addition, these restrictions had no impact on our ability to meet our cash obligations as all of our current cash obligations are due within the PRC.

To utilize the proceeds from this offering, we may make additional loans or capital contributions to our PRC subsidiaries. PRC laws and regulations allow an offshore holding company to provide funding to our PRC subsidiaries only through loans or capital contributions, subject to the filing or approval of government authorities and limits on the amount of capital contributions and loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC subsidiaries or make additional capital contributions to fund their capital expenditures or working capital. For an increase of registered capital, our PRC subsidiaries need to file such change of registered capital with the State Administration for Market Regulation (the “SAMR”) or its local counterparts through the enterprise registration system and the national enterprise credit information publicity system, and the SAMR or its local counterparts will then push such information to the China’s Ministry of Commerce or its local counterparts. If the holding company provides funding to our PRC subsidiaries through loans, (a) in the event that the foreign debt management mechanism as provided in the Measures for Foreign Debts Registration and Administration and other relevant rules applies, the balance of such loans cannot exceed the difference between the total investment and the registered capital of the subsidiaries and we will need to register such loans with the SAFE or its local branches, or (b) in the event that the mechanism as provided in the Notice of the People’s Bank of China on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or PBOC Notice No. 9, applies, the balance of such loans will be subject to the risk-weighted approach and the net asset limits and we will need to file the loans with the SAFE in its information system pursuant to applicable requirements and guidelines issued by the SAFE or its local branches. While we currently see no material obstacles to completing the filing and registration procedures with respect to future capital contributions to our PRC subsidiaries and loans to our PRC subsidiaries, we cannot assure that we will be able to complete these filings and registrations on a timely basis, or at all. See “Risk Factors—Risks Related to Doing Business in China—PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” We expect the net proceeds from our initial public offering in 2024 to be used in the PRC and will be in the form of Renminbi and, therefore, our PRC subsidiaries will need to convert any capital contributions or loans from U.S. dollars into Renminbi in accordance with applicable PRC laws and regulations.

52

Cash Flows

The following table summarizes our cash flows for the periods indicated:

		For the year ended December 31,
	2024	2023	2022
Net cash (used in) provided by operating activities	$(2,935,176)	$(1,416,618)	$(1,181,659)
Net cash provided by (used in) investing activities	(283,823)	614,673	(981,407)
Net cash provided by financing activities	4,613,271	1,096,009	1,725,629
Effect of exchange rate changes	24,983	(6,558)	6,258
Net (decrease) increase in cash, cash equivalents, and restricted cash	$1,419,255	$287,506	$(431,179)

Operating Activities

Net cash used in operating activities was $2,935,176, for the year ended December 31, 2024, primarily derived from (a) net loss of $845,841, adjusted by depreciation and amortization of $1,004,089, gain on disposal of subsidiaries of $836,112, and amortization of operating lease right-of-use assets of $370,283; (b) an increase of inventories of $4,658,182; (c) an increase of prepaid expenses of $2,426,075, and (d) an increase of operating lease liabilities of $332,159 and offset by (a) a decrease of accounts receivables of $617,183, (b) an increase of accounts payable of $1,386,960, (c) an increase of advance from customers of $363,803, and (d) an increase of other current payables of $1,241,012.

Net cash used operating activities was $1,416,618 for the year ended December 31, 2023, primarily derived from (a) a decrease of accounts payable of $816,530; (b) an increase of prepaid expenses of $4,021,436, (c) an increase of inventories of $2,038,096, offset by (a) a decrease of accounts receivables of $437,684, (b) an increase of VAT payable of $1,222,130, and (c) an increase of Taxes payable of $649,355. The increase VAT payable was primarily due to the increase of revenues. The increase in prepaid expenses was primarily due to the prepayment to vendors.

Net cash used operating activities was $1,181,659 for the year ended December 31, 2022, primarily derived from (a) an increase of accounts receivables of $1,750,083; (b) an increase of prepaid expenses of $2,070,066, (c) an increase of inventories of $2,026,214, offset by (a) an increase of accounts payable of $860,369, (b) an increase of VAT payable of $1,220,419, and (c) an increase of Taxes payable of $938,977. The increase in accounts receivable and VAT payable was primarily due to the increase of revenues. The increase in prepaid expenses was primarily due to the prepayment to vendors.

Investing Activities

For the year ended December 31, 2024, net cash used in investing activities was $283,823, which was primarily due to purchase of property and equipment of $ 325,257 and purchase of short-term investment of $125,075, offset by proceeds from sale of long-term equity investments of $94,640.

For the year ended December 31, 2023, net cash provided by investing activities was $614,673, which was primarily due to (a) interest-free loan repaid by related parties of $20,319,617, and offset by (a) interest-free loans to related parties of $16,896,831, (b) additional consideration paid for Reorganization of $1,437,646 and (c) capitalized software development cost of $985,995.

For the year ended December 31, 2022, net cash used in investing activities was $981,407, which was primarily due to (a) interest-free loans to related parties of $19,535,129, and (b) purchase of property and equipment of $777,994, offset by (a) interest-free loan repaid by related parties of $18,439,556 and proceeds from sale of long-term investment of $1,500,966.

Financing Activities

For the year ended December 31, 2024, net cash provided by financing activities was $4,613,271, consisting of (a) the net proceeds from IPO of $3,180,963, (b) proceeds of interest-free loans from related parties of $8,747,287, (c) proceeds from issuance of convertible bonds of $1,500,850, and offset by the repayments of interest-free loan to related parties in the amount of $9,246,025.

For the year ended December 31, 2023, net cash provided by financing activities was $1,096,009, consisting of proceeds of interest-free loans from related parties of $4,811,327, and offset by the repayments of interest-free loan to related parties in the amount of $3,658,828.

For the year ended December 31, 2022, net cash provided by financing activities was $1,725,629, consisting of (a) proceeds of interest-free loans from related parties of $519,515, and (b) the contribution from shareholders in the amount of $1,208,568.

53

Trend Information

Other than as disclosed in “Risk Factors—Risks Related to Our Business and Industry— The COVID-19 pandemic and the effect of COVID-Zero policy in China had a material adverse effect on our business in the past two years” in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net revenues, net income, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Furthermore, we do not have any retained or contingent interests in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Tabular Disclosure of Contractual Obligations

Commitments and Contingencies

From time to time, we may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, we do not believe these actions, in the aggregate, will have a material adverse impact on our financial position, results of operations or liquidity.

Operating Lease

Our operating lease contractual obligations as of December 31, 2024 were as follows:

The periods ending December 31,
2025	807,609
2026	337,377
2027	155,310
2028	94,621
Total minimum lease payments	1,394,917

Other than those shown above, we did not have any significant capital and other commitments, long-term obligations, or guarantees as of December 31, 2024.

Critical Accounting Policies

(a) Basis of presentation and principles of consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the financial statements of LOBO, and its subsidiaries. All inter-company transactions and balances have been eliminated upon consolidation.

(b) Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period and accompanying notes, including credit loss, the useful lives of property and equipment, impairment of short-term investments, long-term investments and long-lived assets, valuation allowance for deferred tax assets and uncertain tax opinions. Actual results could differ from those estimates.

54

(c) Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar (“USD” or “$”). The functional currency of subsidiaries located in China is the Chinese Renminbi (“RMB”), the functional currency of subsidiaries located in Hong Kong is the Hong Kong dollars (“HK$”). For the entities whose functional currency is the RMB and HK$, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments are reported as foreign currency translation adjustment and are shown as a separate component of other comprehensive loss in the Consolidated Statements of Operations and Comprehensive Income.

Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The Consolidated Balance Sheets amounts, with the exception of equity, on December 31, 2024 and 2023 were translated at RMB7.2993 to $1.00 and RMB7.0999 to $1.00, respectively. Equity accounts were stated at their historical rates. The average translation rates applied to Consolidated Statements of Operations and Comprehensive Income and Cash Flows for the years ended December 31, 2024 and 2023 were RMB7.1957 to $1.00 and RMB7.0809 to $1.00, respectively.

(d) Fair Value Measurement

The Company applies Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for identical or similar assets and liabilities in active markets or in inactive markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The carrying amounts of the Company’s financial instruments approximate their fair values because of their short-term nature. The Company’s financial instruments include cash, short-term investments, accounts receivable, amounts due from related parties, other current assets, amounts due to related parties, accounts payable and other current payables. Short-term investments are recorded at fair value, based on Level 1 inputs as of December 31, 2024 and 2023.

(e) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, bank deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash and have insignificant risk of changes in value related to changes in interest rates and have original maturities of three months or less when purchased.

(f) Accounts receivable

Accounts receivable are stated at the original amount less credit losses, if any, based on a review of all outstanding amounts at period end. The Company adopted ASU No. 2016-13, “Financial Instruments – Credit Losses” on January 1, 2023. The Company analyzes the aging of the customer accounts, coverage of credit insurance, customer concentrations, customer credit-worthiness, historical and current economic trends and changes in its customer payment patterns, and concluded that the adoption has no material impact on the consolidated financial statements and did not consider necessary to record credit losses against its accounts receivable as of December 31, 2024 and 2023.

55

(g) Inventories

Inventories, primarily consisting of the raw materials purchased by the Company for battery packs assembling and e-bicycles production, and finished goods including battery packs and e-bicycles, are stated at the lower of cost or net realizable value. Cost of inventory is determined using weighted-average method. Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. There were no write-downs recognized for the inventories for the years ended December 31, 2024 and 2023.

(h) Short-term investments

Short-term investments include investment in publicly traded stocks as of December 31, 2023. The publicly traded stocks has readily determinable fair values, and are recorded at fair value with changes in fair value recorded in other income in the consolidated statement of operations and comprehensive income. The Company has disposed of all short-term investments in 2024.

For the years ended December 31, 2024 and 2023, the Company did not record any impairment on the short-term investment.

(i) Deferred IPO costs

Deferred IPO costs represent the incremental costs incurred for the Company’s initial public offering (“IPO”). These costs were deferred and were deducted from the proceeds of the IPO upon the completion of the IPO. Deferred IPO costs primary include professional fees related to the IPO. As of December 31, 2023, the deferred IPO costs were $1,282,570, included in the Prepaid expenses and other current assets in the Consolidated Balance Sheets. Deferred IPO cost were expensed in March 2024 when the Company received the proceeds from the IPO.

(j) Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income/loss in the year of disposition. Estimated useful lives are as follows:

Production line for e-bicycles	5-10 Years
Furniture, fixtures and office equipment	3-5 Years
Vehicles	4-10 Years

(k) Intangible Assets

We purchase software from third parties and recorded the cost in intangible assets on the consolidated balance sheets.

We amortize the purchased software on a straight-line basis over their estimated useful lives, which is typically 3 years. Amortization expense of Beijing LOBO is included in General and administrative expense, and amortization expense of Guangzhou LOBO is included in cost of revenue on the statements of operations We evaluate the purchased software for impairment and did not record impairment losses for the years ended December 31, 2024 and 2023. Refer to Note 9 – Intangible Assets for additional information regarding our purchased software.

(l) Capitalized Software Development Costs

In accordance with ASC 350-40, Internal-Use Software, the Company capitalizes certain computer software and software development costs incurred in connection with developing or obtaining computer software for internal use when both the preliminary project stage is completed, and it is probable that the software will be used as intended, until the software is available for general release. Capitalized software costs primarily include external direct costs of materials and services utilized in developing or obtaining computer software.

In 2023, the capitalized software for internal use was completed, the capitalized costs is amortized on a straight-line basis over the estimated useful live of three years. The Company reviews the carrying value for impairment whenever facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. Refer to Note 9 – Intangible Assets for additional information regarding our capitalized software development costs.

56

Amortization of intangible assets including purchased and internal use software totaled $751,208 and $468,781 for the years ended December 31, 2024 and 2023, respectively.

(m) Impairment of Long-lived Assets

In accordance with ASC Topic 360, Property, Plant, and Equipment, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its carrying amount. The Company did not record any impairment charge for the years ended December 31, 2024 and 2023.

(n) Value Added Tax

LOBO’s China subsidiaries are subject to value-added tax (“VAT”) for providing services and sales of products.

Revenue from providing services and sales of products is generally subject to VAT at applicable tax rates, and subsequently paid to PRC tax authorities after netting input VAT on purchases. The excess of output VAT over input VAT is reflected in accrued expenses and other payables. The Company reports revenue net of PRC’s VAT for all the periods presented in the Consolidated Statements of Operations and Comprehensive Income.

(o) Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (“ASC Topic 606”) from January 1, 2019 and used the modified retrospective method for the revenue from sales of self-manufactured e-bicycles and software development and design services.

The core principle of ASC Topic 606 is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

Revenue recognition policies are discussed as follows:

Revenue from sales of electric vehicles and accessories

The Company sells electric vehicles and accessories products to end customers. The transaction price in the contract is fixed and reflected in the sales invoice. The performance obligation is to transfer promised products to a customer upon acceptance by customers, and the Company is primarily responsible for fulfilling the promise to deliver the products to the customers. There is only one performance obligation in the contract and there is no need for allocation. The Company presents the revenue generated from its sales of products on a gross basis as the Company is a principal. The revenue is recognized at a point in time when the Company satisfies the performance obligation.

The Company offers customer warranties generally from three months to one year. To estimate reserve for warranties and returns the Company relies on historical sales returns and warranty repair costs. Based on assessment the Company assessed no cost for warranties and returns for the years ended December 31, 2024 and 2023 for the electric vehicles and accessories segment.

57

Revenue from sale of software development and design services

The Company provides automobile information and entertainment software development and design services to customers before 2024. The software development and design service contracts with customers includes two components: 1) software development, and 2) royalty agreements, and the contracts specify the transaction price for each component. The Company is primarily responsible for fulfilling the promises in both components of the contract, and thus the Company is the principal in both components of the contract.

The Company provides the services to the customer and is the principal for this performance obligation. Software development services includes customized product consulting and planning, technology and function development, verification and certification, prototype, and implementation. A prototype installed with the customized software is built with proprietary technology that is specific to the customer, and thus the prototype has no alternative use and is not a separate performance obligation. All activities, including the prototype, are highly interdependent and highly interrelated. Thus, in accordance with ASC 606-10-25-19, we determined the services are not separately identifiable within the context of the contract, and therefore do not constitute a separate performance obligation on its own. The contract only has one performance obligation, which is to deliver the software to the customer to use in mass production.

The Company transfers control of the software development service over time. The software that the Company developed and designed for its customer is fully customized, and thus the software does not create an asset with an alternative use to the Company. The Company has an enforceable right to payment for performance completed according to the terms of the contract. In accordance with ASC 606-10-25-27, the Company satisfies the performance obligation and recognizes revenue over time using the output method, based on the development milestones confirmed by customers periodically.

A separate revenue stream than sale of software above is when software is delivered and the third-party arranges the production and sales, the Company, as principal, charges a royalty fee per unit sold based on the sales volume generated by its third-party customers from their use of the software. The Company reconciles the royalty fees with its customers on a monthly basis, and recognizes royalty revenues at a point in time at month end.

Timing of revenue recognition may differ from the timing of invoicing to customers. Accounts receivable represent revenue recognized for the amounts invoiced when the Company has satisfied its performance obligation and has unconditional right to the payment. The Company has no contract assets as of December 31, 2024 and 2023.

Contract liabilities primarily consist of advances from customers. As of December 31, 2024 and 2023, the Company recognized advances from customers amounted to $1,843,976 and $1,555,424, respectively. During the years ended December 31, 2024 and 2023, $1,298,230 and $135,002 were recognized as revenues from the contract liabilities.

The Company’s standard warranty on the software development and design services varies from one year to three years or up to 100,000 kilometers of the vehicles that equipped with the software. This warranty primarily includes basic after-sales service, such as software bug fixes. The Company considers the standard warranty is not providing incremental service to customers rather an assurance to the quality of the software development and design services and therefore, is not a separate performance obligation. The Company analyzed historical warranty claims, and warranty cost of $16,625 and $35,401 were recorded in cost of revenues for the years ended December 31, 2024 and 2023, respectively.

(p) Research and Development Expenses

Research and development (“R&D”) expenses are expensed as incurred. R&D costs are related to certain software research and development for internal use.

R&D expenses primarily consist of employee salary and benefit costs. R&D expenses were $1,663,445, $262,375 and $227,555 for the years ended December 31, 2024, 2023 and 2022, respectively.

(q) Income Taxes

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740 Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

58

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company’s operating subsidiaries in PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB100,000 ($14,498). In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

(r) Non-controlling Interest

A non-controlling interest in a subsidiary of the Company represents the portion of the equity (net assets) in the subsidiary not directly or indirectly attributable to the Company. Non-controlling interests are presented as a separate component of equity on the Consolidated Balance Sheets, consolidated statements of changes in shareholders’ equity and net income and other comprehensive income attributable to non-controlling shareholders are presented as a separate component on the Consolidated Statements of Operations and Comprehensive Income.

(s) Segment Reporting

The Company has organized its operations into two operating segments. The segments reflect the way the Company evaluates its business performance and manages its operations by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company.

The Company has determined that it operates in two operating segments: (1) electric vehicles and accessories sales segment, and (2) software royalties and development and design services segment. The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each business unit requires different technology and marketing strategies.

As the Company’s long-lived assets are substantially all located in the PRC and all of the Company’s revenues and expenses are derived from within the PRC, no geographical segments are presented.

(t) Net Income Per Share

Basic income per share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the period. Diluted income per share is calculated by dividing net income attributable to ordinary shareholders as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Potentially dilutive shares are excluded from the computation if their effect is anti-dilutive.

(u) Comprehensive Income

Comprehensive income is comprised of the Company’s net income and other comprehensive income (loss). The components of other comprehensive loss consist solely of foreign currency translation adjustments.

(v) Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed. Legal costs incurred in connection with loss contingencies are expensed as incurred.

59

(w) Recent Accounting Standards

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, an EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

Quantitative and Qualitative Disclosures about Market Risks

We are also exposed to liquidity risk which is risk that we are unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and the shareholders to obtain short-term funding to meet the liquidity shortage.

Inflation risk

Our costs and expenses may also be affected by China’s inflation level. Since our inception, inflation in China has not materially impacted our results of operations. According to the National Bureau of Statistics of China, the year-over-year percent changes in the consumer price index for 2021, 2022 and 2023 were increases of 0.9%, 2.0% and 0.2%, respectively. Although we have not in the past been materially affected by inflation since our inception, we can provide no assurance that we will not be affected in the future by higher rates of inflation in China.

Interest rate risk

Our exposure to interest rate risk primarily relates to the long-term borrowings we have entered with a bank. We have not been exposed to material risks due to changes in interest rates. An increase, however, may raise the cost of any debt we have now or in the future.

Foreign currency translation and transaction

Substantially all of our operating activities and our assets and liabilities are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices and signed contracts. The value of RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

60

BUSINESS OVERVIEW

Overview

Our Mission

Our mission is to drive innovation and become a market leader in our industry by leveraging our design and intelligent technology to advance green mobility. We are dedicated to sustainability, committing to eco-friendly practices and supporting global climate initiatives and promoting the prosperous development of the green economy.

Our Vision

Our vision is to provide commuters with safer, smarter, affordable and high-quality electric mobility and robotic products, empower communities by enabling people to thrive in the green mobility revolution.

Corporate Information

Our principal executive office is located at Gemini Mansion B 901, Software Park, No. 18-17 Zhenze Rd, Xinwu District, Wuxi, Jiangsu, People’s Republic of China, and our phone number is +86 510 88584252. Our registered office in the British Virgin Islands is located at the offices Craigmuir Chambers, Road Town, Tortola VG1110, BVI. We maintain a corporate website at https://www.loboebike.com or http://www. loboev.cn/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Corporate History and Structure

We are a British Virgin Islands business company incorporated on October 25, 2021 under the name LOBO AI Technologies Ltd. On December 14, 2021, the Company changed its name to LOBO EV Technologies Ltd.

Our domestic operating enterprise Beijing LOBO was established in August, 2014. At the end of 2019, Beijing LOBO acquired 85% of the shares of Wuxi Jinbang. Guangzhou LOBO was established in May 2019. For the purpose of listing on Nasdaq, we incorporated LOBO EV Technologies Ltd., a BVI Business Company incorporated under the laws of British Virgin Islands with limited liability, in October 2021. Subsequently, we established LOBO Holdings Ltd, a Hong Kong limited liability Company, as a wholly-owned subsidiary of LOBO EV. On November 29, 2021, we organized Jiangsu WFOE, a PRC limited liability company. Thereafter, Jiangsu WFOE completed the merger of Beijing LOBO and Guangzhou LOBO in December 2021. Consequently, both Beijing LOBO and Guangzhou LOBO became the wholly-owned subsidiaries of Jiangsu WFOE. After these domestic internal mergers and acquisitions were completed, we undertook a reorganization, to facilitate the IPO in the United States. On March 25, 2022, a qualified appraisal company appraised the value of Jiangsu WFOE and its subsidiaries and issued an appraisal report. LOBO HK determined the consideration to paid to all shareholders of Jiangsu WFOE according to the report. On April 8, 2022, Jiangsu WFOE completed the internal procedure of merger and acquisition. The written shareholders’ resolution was signed, and then followed by the legal merger and acquisition procedures which were set up by local industrial and commercial bureau and taxation administration. LOBO HK completed its merger and acquisition of 100% equity interest in Jiangsu WFOE on April 8, 2022. Jiangsu WFOE then became a foreign enterprise which is a wholly-owned subsidiary of LOBO HK.

On November, 2024, Jiangsu LOBO and Beijing LOBO entered into share transfer agreements (“Disposition”) with Chengliang Yang and Jueqian Wang (the “Purchasers”). Pursuant to the Disposition, the Purchasers agreed to purchase Guangzhou Lobo, a wholly owned subsidiary of Jingsu LOBO, and Wuxi Jinbang, an 85%-owned subsidiary of Beijing LOBO, for cash consideration of RMB18,000 (approximately US $2,529) and RMB9.18 million (approximately US $ 1,289,724) (the “Purchase Price”), respectively. Upon closing of the transaction contemplated by the Disposition, we no longer had control over Guangzhou LOBO or Wuxi Jinbang.

Our Competitive Strengths

We believe that the following strengths contribute to our success and differentiate us from our competitors:

Accumulated industry resources and experienced management team

Our success is led by a visionary management team with a unique combination of engineering, design, and management experience, with a strong track record of execution. Our management and key personnel have extensive experience in the e-bicycles industry and the IT industry. Our CEO, Mr. Huajian Xu, has over 20 years’ experience in the marketing and management in the telecommunications industry, IT industry and e-bicycle industry. Together with the Standardization Work Committee of the China Electrotechnical Society, as the first author, he drafted the “Technical specification for conductive and intelligent fast charger of electric bicycles T/CES 065-2021” in 2021, which has become the industry standard of the intelligent fast charging field in the e-bicycle industry in China. The standard specifies the requirements for communication protocol, safety and charging process of conductive fast charger of e-bicycles. He also was in charge of the new industry standard of wheeled service robot for elderly with other experts organized by Standardization Work Committee of the China Electrotechnical Society. The industry standard was released in December 2022. Our COO, Dr. Huiyan Xie, has over 12 years’ experiences in the maketing and management in the industry. Dr. Xie was the founder of Beijing LOBO and once served as a senior manager in EZGO Technologies Ltd. (Nasdaq: EZGO). Our core management personnel also includes Mr. Xing Xia, the former general manager of Wuxi Jinbang. Mr. Xia is one of the pioneers in the domestic e-bicycle industry and electric motorcycle industry, and has more than 20 years’ experience in the manufacture, operation and management of electric motorcycles and bicycles.

61

User-centered product design philosophy

We believe that products can speak everything by themselves. We adhere to the user-centered product design concept and integrated product development concept in our innovative research and development system. In every process of product development, we design and develop our products based on the needs of customers and user experience. To this end, we value actual needs of end-users for product design and integrate them into the entire product life cycle. Our R&D team and sales team work closely with our dealers during our design and research process. For example, we invite dealers to participate in our scenario-based surveys, prototype testing and usability testing sessions. The goal of our user-centered product design is to provide commuters with safe, affordable and high-quality EV products.

Our user-centric product design process includes:

1.	Understand the context of use and specify user requirements by conducting interviews with our end-users and dealers: Who are the main users of the product; what drives users to use the product; what are users’ demands and under what circumstances users use the product?
2.	Design solutions and launch prototypes for testing: Once we summarize the design concept and the user’s requirements, we will launch prototypes for testing.
3.	Evaluate against the requirements and optimize our products with our suppliers: We conduct usability tests to get firsthand feedback from the users of the products and optimize the products with our suppliers in order to achieve cost efficiency. Getting our suppliers involved in the development of our new products is a critical element of our cost control.
4.	Repeat the above process to realize continuous improvement.

62

Innovative marketing strategy

Our marketing strategy can be divided into differentiated strategy and cost-leadership strategy. For the differentiated strategy, we strengthen our own characteristics of products, and focus on differentiated features and functions for our users, such as users living in rural area of China, delivery persons, the elderly, and female users. For example, some of our products provide extended seats for rural users, extended cargo brackets for delivery persons, dash cams embedded in elderly scooters and unique appliqués for females. Under the guidance of cost-leadership strategy, the company adopts a series of means to optimize the production process, optimize the product structure, outsource certain manufacturing to other reliable manufacturers, optimize supply chain management, obtain priority treatment from our suppliers, and reduce product costs through joint research and development with academics. The concepts of total quality management and total budget management are introduced and adopted in our business and daily operations.

Our Growth Strategies

We still consider that we are in the early stage of development, and growth is the most important goal of the Company at present. Considering the current market competition and our own strengths and weaknesses, our strategic goal is to become a hidden champion in the field of intelligent urban tricycles and off-highway four-wheeled electric shuttles through our efforts in the next decade. Our strategies to achieve this goal are as follows:

Continue to innovate and launch new products

Our success has been underpinned by our innovation of products, including our integrated product development concept and user-centered product design philosophy. We believe that our high-quality and affordable products are the keys to our success. To achieve the goal of being a hidden champion in the industry, we will (1) adhere to the manufacture of e-bicycles as our main business, launch new products, and diversify our products line, such as our latest solar-powered e-bicycles; (2) prioritize our strategic products, such as intelligent electric urban tricycles and elderly scooters, and (3) strengthen the development of intelligent products.

To stay at the forefront of technological innovation, we will continue to invest significant resources in research and development and will recruit experts and talents globally. We will seek to establish and strengthen strategic cooperation and partnerships globally with industry leaders, design firms and research institutions.

Attach importance to customer relationship management

The perspective of our customer relationship management is to “help our customers succeed”, rather than simply meeting the customer demands. We value the feedback of our customers and dealers and upgrade our products to address their demands. To build a long-lasting relationship with our dealers and customers, we provide technical support, product information, and manufacturing know-how. We plan to set up branches or representative offices in our foreign target markets in order to better understand the local market in the future.

Diversify and increase marketing methods

Our sales channels are divided into two segments: (1) for e-bicycles, e-mopeds, e-tricycles, and e-carts, we sell our products through dealers and the Alibaba international platform, where we can also find new dealers; and (2) for solutions development segment, we operate our business based on relationship marketing through visiting tier-one suppliers and obtaining new orders.

As of December 31, 2025, we have established a dealer network with over 110 dealers in more than 60 foreign countries in Asia, Europe, Africa, Latin America and the U.S.

We normally expand our dealer network and engage new dealers when we attend trade shows. To maintain our dealer network, we visit our dealers and develop new dealer relationships by visiting dealers in person. At the same time, we expand our brand awareness by using social media. We also expect to increase our marketing expenses on the Alibaba international platform and participate in industry international exhibitions, for example, Canton Fair, PGA Show in Orlando, Florida to expand our dealer network around the world in 2024.

For our solution development segment, we maintain our business relationship with a few leading suppliers in the industry by providing good quality service and improving the capabilities of our solutions, including the capabilities in integrating and outsourcing. Our rich experiences and resource capabilities in multimedia interactive software system give us irreplaceable advantages for tier-one suppliers. We terminated this segment service in first season of 2024.

63

Strengthen cost control

We endeavor to reduce our procurement cost through centralized ordering and controlling manufacturing costs through the innovation of internal management and the optimization of process flow. We benefit from our close relationships with our suppliers.

We utilize a centralized ordering system, under which we place most orders for a particular type of spare part from selected mid-sized and small-sized suppliers who rely on us for fast development and market expansion. By purchasing spare parts from a few suppliers, we are in a better position to negotiate the purchase price, thereby reducing costs.

We provide our know-how to our suppliers and work with them to improve manufacturing efficiency and lower costs, and as a result, we can reduce our procurement cost. For example, we worked with one of our suppliers to improve the front suspension system of their golf cart products and upgrade their cart models, which greatly established and strengthened our procurement relationship, thereby obtaining preferential purchase prices. We also worked with a paint factory to help them solve a static electricity problem in manufacturing and assisted them in innovating their painting process, thereby reducing our procurement costs.

We also optimize our work process and improving our manufacturing efficiency. We innovate small and practical tools that help unskilled workers quickly increase their labor productivity and, therefore, the training sessions for our assembly workers have been shortened, allowing novice workers to start working in our factories after half a day of training. By upgrading our training sessions and facilities for our workers, we expect to further improve our cost control capability.

Our Products and Solutions

Our product portfolio consists of four series, including two-wheeled electric vehicles, electric three-wheeled vehicles, electric four-wheeled utility vehicles, and AI robotic products. We purchase spare parts from suppliers and assemble our products in our factories. We have four factories with five assembly lines in total in Tianjin and Wuxi. There are three factories with three assembly lines in Tianjin, and there is one factory with two assembly lines in Wuxi. We lease the factories but own the manufacturing equipment in our factories. During peak periods, the actual utilization rate of production capacity is about 90% under the current site conditions. The frame manufacturing facility, featuring primarily laser cutting and welding equipment, is currently under construction and is expected to enter mass production in Q2, 2026.

For cost control purpose, we outsource a few models of mature and simple products that have relatively low gross profit margins. Outsourcing manufacturing of certain models of two-wheeled bicycles can reduce the costs by 3%-5% compared with manufacturing in our factories. The outsourced products only make up a part of our overall products. In 2023, the company outsourced 2,436 electric two-wheeled bicycles, 569 electric three-wheeled bicycles, and 270 electric four-wheeled utility vehicles, accounting for 5.60% of electric vehicles in stock. In 2024, the company outsourced 10,519 electric two-wheeled bicycles, 4,522 electric three-wheeled bicycles, and 604 electric four-wheeled utility vehicles, accounting for 25.24% of electric vehicles in stock. With the progressive enhancement of our manufacturing capabilities, we have achieved fully in-house production and assembly of four-wheeled golf carts and sightseeing vehicles since 2025.

Two-wheeled Electric Vehicles (E-bicycles)

E-bicycles. Our e-bicycles are powered by electric motors. The appearance of e-bicycles is similar to that of traditional bicycles, with a few plastic shields. Our e-bicycles can reach maximum speeds of 25 km/h when powered by an electric motor. Most of our e-bicycle models use lithium batteries. All of our e-bicycles conform to the new national standard GB17761-2018 and have obtained 3C Certificates (China Compulsory Certificate). E-bicycles are more convenient for riders to ride than traditional bicycles as riders can rely on the electric motor for propulsion. As of June 30, 2025, the suggested retail prices for the different models of our e-bicycles ranged from RMB 1200 (USD $168) to RMB 1900 (USD $265) as of June 30, 2025 (including batteries and chargers).

E-Mopeds. Our e-mopeds are powered by electric motors and generally have more powerful motors, high-capacity batteries than our e-bicycles. All of the e-mopeds conform to the “General specifications for electric motorcycles and mopeds’ (GB/T 24158-2018).” Most of the e-mopeds are exported overseas, including to Europe, Southeast Asia and Latin America. Very few of our e-mopeds have been sold in China. The suggested retail prices for the different models ranged from RMB 2200 (USD $309) to RMB 3900 (USD $544) in China.

For fiscal years 2024 and 2023, our revenue generated from sales of two-wheeled electric vehicles amounted to RMB 80 million (USD $10.9 million) and RMB 73 million (USD $10.3 million), respectively, representing 51% and 67 % of our total revenue for those periods, respectively.

64

Three-wheeled Electric Vehicles (E-tricycles)

Our e-tricycles consist of more than 100 models. Our e-tricycle is an urban leisure tricycle for one or two adult passengers’ commuter use only, which is mainly composed of a front wheel and two rear wheels, of which two rear wheels are power wheels and the front wheel is the steering wheel. The maximum speed is usually less than 25 km/h.

As of June 30, 2025, the suggested retail prices for the different models of our multifunctional tricycles ranged from RMB2,300 (US$321) to RMB4,500 (US$628) (including batteries and chargers).

For the six months ended June 30, 2025 and fiscal years 2024 and 2023, our revenue generated from sales of three-wheeled electric vehicles amounted to approximately RMB 22 million (US$3.1 million), RMB 30 million (USD $4.2 million) and RMB 15 million (USD $2.1 million), respectively, representing 26%, 20% and 14% of our total revenue for those periods, respectively.

Electric Off-highway Four-wheeled Shuttles (E-carts)

Our electric Off-highway Four-wheeled shuttles consists of electric golf carts and elderly e-scooters. These electric four-wheeled vehicles are powered by electric motors and are able to achieve maximum speeds of 40 km/h. They are designed for specific functions and certain models can carry loads of up to 200-300 kilograms. The elderly e-scooter is designed especially for the elderly and disabled persons and for one passenger only. The maximum speed is less than 10 km/h. The suggested retail prices for the different models of our golf carts range from RMB 20,000 (USD $3,100) to RMB 60,000 (USD $9,400) and the retail price of elderly scooters range from RMB 2,500 (USD $390) to 5,000 (USD $780) (excluding batteries and chargers).

For fiscal years 2024 and 2023, our revenue generated from sales of four-wheeled electric vehicles amounted to RMB 4.5 million (USD 624,000) and RMB 1.2 million (USD $165,000), representing 3% and 1% of our total revenue for those periods, respectively. For the six months ended June 30, 2025 and 2024, our revenue generated from sales of four-wheeled electric vehicles amounted to approximately RMB 2.5 million (US$0.4 million) and RMB 1.7 million (US$0.2 million), respectively, representing approximately 3% and 2% of our total revenue for those periods, respectively.

Our Supply Chain

Our supply chain diversification strategy helps us build a more resilient supply chain and gives us flexibility in supply procurement.

China’s electric bicycle industry and supply chain are geographically divided into several regions, mainly the Tianjin region, Wuxi region and Taizhou region. The suppliers of different sizes and quality are gathered in different regions except for several large national suppliers. We sourced from over 131 suppliers across the three regions in 2023. Our top ten suppliers accounted for 64.88% of the value of our total purchases in 2023. There is no supplier that accounted for 10% or more of total purchase during the year ended December 31, 2023. We sourced from over 337 suppliers across the three regions in 2024. Our top ten suppliers accounted for 54% of the value of our total purchases in 2024. Two of supplier that accounted for 10% or more of total purchase during the year ended December 31, 2024. We sourced from over 134 suppliers across the three regions in the six months ended June 30, 2025. Our top ten suppliers accounted for 68% of the value of our total purchases from January to June 2025. Two of supplier that accounted for 10% or more of total purchase in the six months ended June 30, 2025. The supply chain covers from bicycle frames to lamps, tires, hydraulic forks, power motors, controllers, batteries, cushions, instrument panels, plastic covers and other accessories. Our product managers cooperated with our suppliers closely by soliciting our suppliers’ input and feedback throughout our product design and manufacturing process, therefore, we maintain the flexibility of our supply chain by designing products with common components or sourcing interchangeable components from different suppliers. Close working relationships with our suppliers, our continued procurement, and punctual payments are the key reasons why we can launch new products periodically with price advantage and operate an efficient and diversified supply chain. Two of our suppliers represents more than 10% of total annual purchases in 2023. Two of our suppliers represents more than 10% of total annual purchases in 2024. Two of our suppliers represents more than 10% of total purchases in the six months ended June 30, 2025.

We operate a centralized procurement decision-making process when sourcing from our suppliers. Our general manager controls the negotiation with all important suppliers and continues visiting them on site for the purpose of understanding how the supplier controls the quality and establishing working relationships with the key persons of the suppliers. We have been strengthening our cooperation with existing qualified suppliers and attracting new capable suppliers at the same time. We further optimize our supply chain by regularly providing improvement recommendations to our suppliers on various production-related issues, including product quality, production efficiency and cost control, so that supply chain optimization becomes an ongoing process.

Our framework agreements with our suppliers typically have terms that ensure our suppliers will adhere to our delivery instructions, quality control standards, and return and exchange policies, such as those requiring our suppliers to pay liquidated damages for their failure to deliver goods on time and for losses arising from defects in product quality.

65

C.	Organizational Structure

The following diagram illustrates our corporate structure as of December 31, 2025.

D.	Property, Plants and Equipment

Our headquarters are located at Gemini Mansion B 901, Software Park No. 18-17 Zhenze Rd. Xinwu Qu, Wuxi Jiangsu, China and we maintain offices, manufacturing and storage facilities in Tianjin, and Wuxi respectively. The offices of Tianjin Bibosch and Beijing LOBO are at the FL 403, 506-509, H2 Building, Changyuan Road, Wuqing Development Zone, Tianjin. The factories are at Beicai Village, Wuqing District and Lvcai Road North 1, 70, Fuyuan Dao, Wuqing Development Zone, Wuqing District, Tianjin as well as No.12 Houhui Rd., Wuxi respectively. As of the date of this prospectus, we do not own any real estate, and we leased an aggregate of 19,698.94 square meters of real property, of which 672.8 square meters are office rooms, 2500 square meters are inventory room, and 16,526.14 square meters are factory buildings. We do not expect to experience difficulties in renewing any of the leases when they expire. If we require additional space, we expect to be able to obtain additional facilities on commercially reasonable terms. For the sake of cost control, on the premise of reasonable layout of production capacity, we may terminate the lease contract in advance or not renew the contract when it expires.

As of December 31, 2025, we have 30 registered patents in China, covering battery anti-theft, USB sockets, electronic fences, automatic driving and navigation, and multimedia interactive software system and 12 patent applications in China. The term for invention patents in China is 20 years from the date of filing, for utility model patents is 10 years from the filing date, and the term for design patents is 15 years from the filing date. As of December 31, 2025, we had 20 software copyrights registered in China. As of the date of this prospectus, we own two stylized or graphic trademarks for all relevant goods/services. We also own 134 trademark registrations such as “Weiqi,” “LOBOEV,” etc..

66

DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

A.	Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position
Huajian Xu	58	Director, Chief Executive Officer and Chairman
Yiwei Xu	38	Chief Financial Officer
Huiyan Xie	39	Chief Operating Officer
Zhaohui Randall Xu	56	Independent Director
Yan Lu	42	Independent Director
Harry D. Schulman	74	Independent Director

Below is a summary of the business experience of each our executive officers and directors:

Huajian Xu Mr. Xu has been a director and our chief executive officer since October 2021 and August 2022, respectively. Mr. Xu has over 25 years’ experience in business and corporate management. He served as vice general manager and general manager of Beijing Weiqi Technologies Co. Ltd, which is the initial name of Beijing Lobo from July 2016 to June 2019 and from June 2021 to present successively. He served as vice general manager of Changzhou Hengmao Power Technology Co., Ltd, a subsidiary of EZGO Technologies Ltd (NASDAQ: EZGO) which mainly produce lithium batteries from July 2019 to May 2021. Prior that, Mr. Xu served as deputy manager at Tantech Holdings Ltd. (NASDAQ: TANH) from November 2012 to May 2016, vice president at Hangzhou B-Soft Group Co., Ltd., a listed Company (300451.SZ) in China from November 2008 to October 2012, vice president of Hangzhou Wealthford Investment Management Co., Ltd. from October 2002 to October 2008, a senior manager at Zhejiang Mobile Communication Co., Ltd., a subsidiary of China Mobile (00941.HK) from September 1997 to September 2002, a senior manager at Zhejiang Nantian Post and Telecommunications Co., Ltd. from October 1995 to August 1997. Prior to that, Mr. Xu worked as a lecturer at Zhejiang University from February 1992 to September 1995 and Zhejiang Shuren University from October 1990 to January 1992. From September 1983 to July 1987, Mr. Xu studied in Suzhou University of Science and Technology majoring in history and received his Bachelor’s degree. From September 1987 to July 1990, he studied in Northeast Normal University and received his Master’s degree in history. He also obtained his second Master’s degree in total quality management from the Hong Kong Polytechnic University in July 2001. Mr. Xu co-authored the industry standard T / CES 065-2021 Technical Specification for Conductive Intelligent Fast Charger Of Electric Bicycle, and T/CES 161-2022 Technical Specification for wheeled service robot with vehicle functions which were launched by the China Electrotechnical Society in September 2021 and December 2022 respectively.

Yiwei Xu Ms. Xu has been our CFO since August 2025. Ms. Xu possesses over a decade of diversified professional experience spanning accounting firms and banking investment divisions. From October 2022 to April 2025, Ms. Xu served as the project manager of Jiangsu Caihe Tax Consulting Limited, responsible for leading audit engagements mainly for manufacturing enterprises and tax advisory projects. From June 2017 to September 2022, Ms. Xu worked as the project manager of Founder Tax & Accountants Firm for tax planning and financial preliminary review. From November 2011 to May 2017, Ms. Xu also worked as the risk manager of Ningbo Bank Co., Ltd., featured progressive roles across corporate banking, investment banking, and risk management divisions for implementation new projects and credit operations. Ms. Xu holds dual qualifications as a Chinese Certified Public Accountant (CICPA) and Associate of the Association of International Accountants (AAIA). Ms. Xu obtained a Bachelor’s degree in Finance from Nanjing University in 2009, followed by a Master of Professional Accounting from the University of Sydney, Australia in 2011.

Huiyan Xie Dr. Xie is one of the founders of the company. He has been our vice president since October 2021. He was born in 1986 and has over 10 years’ experience in e-bike industry. Prior that, Dr. Xie served as the general manager of Tianjing Dilang Technology Co., Ltd, a subsidiary of EZGO Technologies Ltd, (Nasdaq: EZGO) from July 2019 to July 2021. He was responsible for manufacturing e-bike and e-tricycle. He was the manager & executive director of Beijing Weiqi Technologies Co., Ltd., the former name of Beijing Lobo, from August 2014 to June 2019. He started to pursue his business dreams in Wanda Beijing branch as a sales manager during 2009 to 2014. Dr. Xie studied in Beijing Institute of Technology in 2006-2009 with a major in Electrical Engineering and Automation. He was admitted to the online MBA program at the University of Tennessee for the Spring semester of 2021 and obtained a Doctorate degree in Business Administration at Brest Business School in France in 2026.

Zhaohui Randall Xu Professor Xu serves as our independent Director. He is a seasoned expert in financial reporting & management and SEC regulations compliance with rich knowledge and hands-on experience with U.S. securities law and Nasdaq and NYSE rules. He has had experience in mergers & acquisitions transactions, equity and debt financing. He has been serving as a Professor of Accounting at the University of Houston-Clear Lake since August 2007. He served as senior financial advisor to Kaixin Auto Holdings (NASDAQ: KXIN) from November 2019 to December 2021, and has been serving as a Director of Investor Relations of Renren Inc (NYSE: RENN) since November 2020. From May 1994 to May 1999, Dr. Xu served as financial manager with Dalian Transportation Co. Ltd. From August 1990 to April 1994, he served as business analyst with Jinshi International Trading Co. Ltd. From August 1986 to July 1990, he studied in Luoyang Foreign Languages Institute and got his bachelor degree majoring in English. He received his MBA & Master of Accounting in Tulane University in May 2002. From August 2003 to July 2007, he studied in University of Alabama and received his Ph.D. in Accounting. He has obtained his U,S. CPA License from Delaware and Colorado in December 2002. Professor Xu is a member of Financial Executives International, a member of American Accounting Association and a member of AICPA.

67

Yan Lu Dr. Lu serves as our independent Director. Prior to joining the Company, Dr. Lu has over 20 years’ combined academic, industry, and consulting experience. Dr. Lu has been a member of the Department of Finance, College of Business at the University of Central Florida since August 2015. Since March 2025, Dr. Lu has served as a Professor of Finance in the College of Business at the University of Central Florida. From July 2020 to March 2025, Dr. Lu served as the Associate Professor of Finance in the College of Business at the University of Central Florida. Dr. Lu also served as the Assistant Professor of Finance in the College of Business at the University of Central Florida from August 2015 to July 2020. Prior to her academic career, Dr. Lu was a financial consultant of Butler Plaza Inc. from September 2010 to May 2011. From September 2004 to May 2009, Dr. Lu also worked as a senior management officer at Kwah Group. Dr. Lu received her Bachelor of Engineering in 2004 from Tongji University. Dr. Lu then obtained her Master of Science in Real Estate in 2010, Master of Business Administration in Finance Concentration in 2012, and Ph.D in Finance in 2015 from University of Florida

Harry D. Schulman Mr. Schulman serves as our independent Director. Over the past 20 years, he has served on multiple boards of public and private companies. Mr. Schulman has served as CEO of HD Schulman Int’l Trading LLC, a consumer product company since January 2020. He has served as a board member and the chair of Audit Committee of Infobird Company Ltd (NASDAQ: IFBD) since June 2020. Since November 2019, he has served as a board member of Bright Mountain Media Inc, a public digital media marketing company. Since August 2016, he has served as a managing partner of Hair Clinical LLC. He served as an operating partner in Baird Capital Partners, a private equity and venture capital firm from 2008 to 2014, during which he served on the board and advisory board of various companies that Baird Capital Partners invested in. From 2008 to 2010, he served as a director and chairman of the audit committee of Hancock Fabrics, Inc. From 2009 to 2016, he served as the chairman of the advisory board of O2 Media, Inc., a direct to consumer and B to B marketing firm. From 1989 to 2007, he served as the VP, CFO, COO and CEO of Applica, Inc., a manufacturer and marketer of small household appliances, successively. From 1987 to 1988, he served as a SVP and general manager of Medical Insurance Administrators, Inc. which is a nationally known third party administrator of health insurance plans. From 1983 to 1987, he served as a VP of Baring Industries, Inc., an institutional food service and laundry equipment designer and dealer. From 1975 to 1983, he was a controller, secretary and treasurer of Societe Generale de Belgique, Sibeka Group, an industrial diamond and mining tool manufacturer. Mr. Schulman received his Bachelor’s Degree in Business Administration in July 1973 from University of Dayton and obtained his Master’s Degree in Business from University of Miami, Florida in July 1983.

Employment Agreements and Director Agreements

We have entered into employment agreements with each of our executive officers, pursuant to which such individuals have agreed to serve as our executive officers for a period of 3 years from the commencement of trading of our Ordinary Shares on Nasdaq. We may terminate the employment for cause at any time for certain acts, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate the employment without cause at any time upon 3 months’ advance written notice. Each executive officer may resign at any time upon 3 months’ advance written notice.

Each executive officer has agreed to hold, both during and after the termination or expiry of his employment agreement, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment or pursuant to applicable law, any of our confidential or proprietary information or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. Each executive officer has also agreed to disclose in confidence to us all inventions, designs and trade secrets which he conceives, develops or reduces to practice during his employment with us and to assign all right, title and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of the employment and for one year following the last date of employment. Specifically, each executive officer has agreed not to: (i) engage or assist others in engaging in any business or enterprise that is competitive with our business, (ii) solicit, divert or take away the business of our clients, customers or business partners, or (iii) solicit, induce or attempt to induce any employee or independent contractor to terminate his or her employment or engagement with us. The employment agreements also contain other customary terms and provisions.

We have also entered into director agreements with each of our directors which agreements set forth the terms and provisions of their engagement.

Family Relationships

There are no family relationships or other arrangements among our directors and executive officers.

68

Board of Directors

Composition of our Board of Directors

Our board of directors consists of four directors. A director is not required to hold any shares in our Company to qualify to serve as a director. The Corporate Governance Rules of the Nasdaq generally require that a majority of an issuer’s board of directors must consist of independent directors.

Our board of directors currently consists of one director and three independent directors. Our board of directors has determined that each of Professor Xu, Dr. Lu, and Mr. Schulman is an “independent director” as defined under the Nasdaq rules. Our board of directors is composed of a majority of independent directors.

A director is not required to hold any of our shares to qualify to serve as a director.

Committees of the Board of Directors

We have established an audit committee, a compensation committee and a nominating and corporate governance committee under our board of directors. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.

Our audit committee consists of our three independent directors and is chaired by Professor Xu. We have determined that Professor Xu satisfies the requirements of Section 303A of the Corporate Governance Rules/Rule 5605(c)(2) of the Listing Rules of the Nasdaq and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Professor Xu qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee is responsible for, among other things:

●	reviewing and recommending to our board for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

●	approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors at least annually;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

●	discussing with our independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

●	establishing and overseeing procedures for the handling of complaints and whistleblowing; and

●	meeting separately and periodically with management and the independent registered public accounting firm.

69

Compensation Committee.

Our compensation committee consists of our three independent directors and is chaired by Dr. Lu. We have determined that Dr. Lu satisfies the “independence” requirements of Rule5605(c)(2) of the Listing Rules of the Nasdaq. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated upon. The compensation committee is responsible for, among other things:

●	overseeing the development and implementation of compensation programs in consultation with our management;

●	at least annually, reviewing and approving, or recommending to the board for its approval, the compensation for our executive officers;

●	at least annually, reviewing and recommending to the board for determination with respect to the compensation of our non-executive directors;

●	at least annually, reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements;

●	reviewing executive officer and director indemnification and insurance matters; and

●	overseeing our regulatory compliance with respect to compensation matters, including our policies on restrictions on compensation plans and loans to directors and executive officers.

Nominating and Corporate Governance Committee.

Our nominating and corporate governance committee consists of our three independent directors, and will be chaired by Mr. Schulman. We have determined that Mr. Schulman satisfies the “independence” requirements of Rule5605(c)(2) of the Listing Rules of Nasdaq. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experiences, expertise, diversity and availability of service to us;

●	developing and recommending to our board such policies and procedures with respect to nomination or appointment of members of our board and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or NASDAQ rules, or otherwise considered desirable and appropriate;

●	selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself; and

●	evaluating the performance and effectiveness of the board as a whole.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

70

Duties of Directors

Under British Virgin Islands law, our board of directors has the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	executing checks, promissory notes and other negotiable instruments on behalf of the Company;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our Company and mortgaging the property of our Company; and

●	maintaining or registering a register of mortgages, charges or other encumbrances of the company.

Under BVI law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. You should refer to “Description of Share Capital – Differences in Corporate Law” for additional information on the standard of corporate governance under British Virgin Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles of Association. We have the right to seek damages if a duty owed by our directors is breached.

Interested Transactions

A director may, subject to any separate requirement for audit and risk committee approval under applicable law or applicable Nasdaq rules, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or extraordinary general meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

●	Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

71

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). We intend to follow Nasdaq listing rules and will not rely on our home country’s corporate governance practices within two years of the completion of our initial public offering.

Although we are permitted to follow certain corporate governance rules that conform to British Virgin Islands requirements in lieu of Nasdaq Rule 5600 Series and Rule 5250(d), we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, including the requirement to hold annual meetings of shareholders.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, Nasdaq rules provide that foreign private issuers may follow home country practices in lieu of the Nasdaq corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

We may also be eligible to utilize the controlled Company exemptions under the Nasdaq corporate governance rules if more than 50% of our voting power is held by an individual, a group or another Company. Pursuant to the Nasdaq corporate governance rules, in order for a group to exist, such shareholders must have publicly filed a notice that they are acting as a group (i.e., a Schedule 13D).

Clawback Policy

The board of directors adopted a clawback policy (the “Clawback Policy”) permitting the Company to seek the recoupment of incentive compensation received by any of the Company’s current and former executive officers (as determined by the board in accordance with Section 10D of the Exchange Act and the Nasdaq rules) and such other senior executives/employees who may from time to time be deemed subject to the Clawback Policy by the board (collectively, the “Covered Executives”). The amount to be recovered will be the excess of the incentive compensation paid to the Covered Executive based on the erroneous data over the incentive compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the board. If the board cannot determine the amount of excess incentive compensation received by the Covered Executive directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement. Refer to Exhibit 97.1 of the 2024 Annual Report for the Company’s Clawback Policy.

B.	Compensation

For the years ended December 31, 2025 and 2024, 2023, and 2022, we paid an aggregate of approximately $35,000, $42,000, $20,000, and $15,100, respectively, in cash and benefits to our executive officers. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors.

Equity Incentive Plan

We have not granted any equity awards to our directors or executive officers during the fiscal year ended December 31, 2024 and 2023. On March 30, 2025, LOBO TECHNOLOGIES LTD 2025 Equity Incentive Plan (the “Plan”) became effective. The following sets forth certain information with respect to our share incentive plan. The following description is only a summary of the plan and is qualified in its entirety by reference to the full text of the Plan, which serves as an exhibit to this Form 20-F.

72

2025 Equity Incentive Plan

On March 30, 2025, we adopted the Plan to attract, retain and provide incentives to key management employees, directors, and consultants of the Company and our affiliates, and to align the interests of such service providers with those of the Company’s shareholders. The maximum aggregate number of Shares which may be issued pursuant to all awards under the Equity Incentive Plan is 1,250,000 Shares.

The Plan provides for the granting of non-qualified share options, incentive share options, restricted share awards, restricted share unit awards, share appreciation rights, performance share awards, performance unit awards, unrestricted share awards, distribution equivalent rights or any combination of the foregoing. Grants may be evidenced by award agreements.

Incentive Compensation

We do not maintain any cash incentive or bonus programs and did not maintain any such programs during the years ended December 31, 2025 2024 and 2023.

Director and Executive Officer Compensation Table

The following table sets forth information regarding the compensation paid to our directors and our executive officers during the year ended December 31, 2025:

Name	Fees Earned in Cash	All Other Compensation	Total
Huajian Xu	$25,714	$0	$25,714
Huiyan Xie	$25,710	$0	$25,710
Tong Zhu	$8,517	$0	$8,517
Yiwei Xu	$14,571	$0	$14,571

The following table sets forth information regarding the compensation paid to our directors and our executive officers during the year ended December 31, 2024:

Name	Fees Earned in Cash	All Other Compensation	Total
Huajian Xu	$8,400	$0	$8,400
Jiancong Cai	$10,700	$0	$10,700
Tong Zhu	$25,000	$0	$25,000

The following table sets forth information regarding the compensation paid to our directors and our executive officers during the year ended December 31, 2023:

Name	Fees Earned in Cash	All Other Compensation	Total
Huajian Xu	$7,700	$0	$7,700
Jiancong Cai	$10,300	$0	$10,300
Tong Zhu	$24,000	$0	$24,000

C.	Board Practices

Please refer to “Directors, Senior Management And Employees – A. Directors and Officers.”

D.	Employees

Employees

We had 108 full-time employees as of December 31, 2025. We also hire independent contractors in our manufacturing segment.

The following table provides the number of our full-time employees by function, as of December 31, 2025.

Function	Number of Full-Time Employees
Research and Development	66
Business and Marketing	32
Administrative, Human Resources and Finance	10
Total	108

We had 93 full-time employees as of December 31, 2024. We also hire independent contractors in our manufacturing segment.

The following table provides the number of our full-time employees by function, as of December 31, 2024

Function	Number of Full-Time Employees
Research and Development	53
Business and Marketing	28
Administrative, Human Resources and Finance	12
Total	93

73

As of December 31, 2025, we had 61 personnel working on the assembly and production lines. The following table provides the number of personnel working on the assembly and production lines outsourced from third parties by location as of December 31, 2025. The exact number is subject to changes based on our daily operations and orders.

Location	Number of Outsourced Independent Contractors
Jiangsu LOBO	18
Tianjin LOBO	21

As of December 31, 2024, we had 44 personnel working on the assembly and production lines. The following table provides the number of personnel working on the assembly and production lines outsourced from third parties by location as of December 31, 2024. The exact number is subject to changes based on our daily operations and orders.

Location	Number of Outsourced Independent Contractors
Beijing LOBO	20
Tianjin LOBO	26

As required by the PRC laws, we participate in various employee social security plans that are organized by municipal and provincial governments for our PRC-based full-time employees, including pension, unemployment insurance, childbirth insurance, work-related injury insurance and medical insurance. We are required under PRC law to make contributions monthly at specified percentages of the salaries, bonuses and certain allowances of our PRC-based full-time employees, up to maximum amounts specified by applicable local governments.

We enter into employment contracts and standard confidentiality and intellectual property agreements with our key employees. We believe that maintaining good working relationships with our employees is essential, and we have not experienced any labor disputes. None of our employees are represented by labor unions.

E.	Share Ownership

The following table sets forth information regarding the beneficial ownership of our ordinary shares by:

●	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our ordinary shares;

●	each of our current executive officers and directors; and

●	all executive officers and directors of the Company as a group.

The beneficial ownership of ordinary shares of the Company is based on 12,568,514 ordinary shares issued and outstanding as of the date of this prospectus.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty (60) days.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them, subject to applicable community property laws. Any shares of our ordinary shares subject to options or warrants exercisable within 60 days of the date of this prospectus are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Name of	Class A Ordinary Shares		Class B Ordinary Shares		Aggregate Voting Power
Beneficial Owners(1)	Number	%	Number	%	%(2)
Directors and Executive Officers:
Huajian Xu(4)			3,090,320	82.84	74.07
Yiwei Xu	-	-	-	-	-
Huiyan Xie			640,000	17.16	15.34
Zhaohui Randall Xu	-	-	-	-	-
Yan Lu	-	-	-	-	-
Harry D. Schulman	64,000	0.72	-	-	0.08
All directors and executive officers as a group	64,000	0.72	3,730,320	100	89.41

5% shareholders:
Wealthford Capital Ltd.(3)			3,090,320	82.84	74.07
Huiyan Xie			640,000	17.16	15.33

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is Gemini Mansion B 901, i Park, No. 18-17 Zhenze Rd, Xinwu District, Wuxi, Jiangsu, People’s Republic of China, 214111.

(2)	Applicable percentage of ownership is based on 8,838,194 Class A Ordinary Shares and 3,730,320 Class B Ordinary Shares outstanding as of the date of this prospectus.

(3)	3,090,320 Ordinary Shares directly held by Wealthford Capital Ltd. of which our Chief Executive Officer is the 90% shareholder and holds the voting and dispositive power over the Ordinary Shares held by such entity.

(4)	Huajian Xu, our Chief Executive Officer, is the 90% shareholder of Wealthford Capital Ltd. and holds the voting and dispositive power over the Ordinary Shares held by such entity.

74

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

A.	Major Shareholders

See “Item 6. Directors, Senior Management and Employees— E. Share Ownership.”

B.	Related Party Transactions

The following is a list of related parties with which the Company has transactions since January 1, 2021:

	Name	Relationship
(a)	Jiancong Cai	7.416% shareholder the Company
(b)	Huiyan Xie	Deputy General Manager,COO, 7.416% shareholder of the Company
(c)	Huajian Xu	CEO of the Company
(d)	Xing Xia	Deputy General Manager/ 15% shareholder of Wuxi Jinbang
(e)	Jiangsu Zhihe New Energy Technology Co., Ltd.	Xing Xia (d) holds 49% of the company’s shares and serves as a supervisor.
(f)	Pingyi Xu	Huajian Xu (c)’s son
(g)	Linhui He	Jiancong Cai (a)’s wife
(i)	Wealthford Capital Ltd.	39.865% shareholder of the Company
(j)	Hangzhou Zhiyi Digital Technology Co., Ltd.	Pingyi Xu (f) holds 90% of the company’s shares and serves as a legal representative; Huajian Xu (c) holds 10% of the company’s shares.
(k)	Qianlimu (Shiyan) Technology Co., LTD	Hangzhou Zhiyi Digital Technology Co., Ltd. (j) holds 70% of the company’s share
(l)	CEDE & CO	20.611% shareholder of the Company

Amounts due from related parties

As of December 31, 2025, amounts due from related parties, consisted of the following:

					Exchange
		December 31,		Received	Rate	December 31,
		2019	Provided	Repayment	Translation	2020
Amounts due from related parties
(b)	Huiyan Xie	$20,698	$6,108,447	$(5,552,765)	$33,678	$610,058
(c)	Huajian Xu	-	66,409	-	3,860	70,269
(d)	Xing Xia	1,207,345	2,667,754	(1,977,521)	120,935	2,018,513
(e)	Jiangsu Zhihe New Energy Technology Co., Ltd.	22,471	8,690	-	2,010	33,171
Total amounts due from related parties		$1,250,514	$8,851,300	$(7,530,286)	$160,483	$2,732,011

75

					Exchange
		December 31,		Received	Rate	December 31,
		2020	Provided	Repayment	Translation	2021
Amounts due from related parties
(a)	Jiancong Cai	$-	$331,471	$(174,520)	$1,926	$158,877
(b)	Huiyan Xie	610,058	13,834,408	(13,324,865)	20,842	1,140,443
(c)	Huajian Xu	70,269	-	(4,561)	1,680	67,388
(d)	Xing Xia	2,018,513	3,718,728	(4,493,123)	38,770	1,282,888
(e)	Jiangsu Zhihe New Energy Technology Co., Ltd.	33,171	313,090	(346,643)	382	-
Total amounts due from related parties		$2,732,011	$18,197,697	$(18,343,712)	$63,600	$2,649,596

					Exchange
		December 31,		Received	Rate	December 31,
		2021	Provided	Repayment	Translation	2022
Amounts due from related parties
(a)	Jiancong Cai	158,877	4,136,951	(3,625,974)	(24,545)	645,309
(b)	Huiyan Xie	1,140,443	9,140,841	(9,363,654)	(81,310)	836,320
(c)	Huajian Xu	67,388	217,355	(280,679)	(4,064)	-
(d)	Xing Xia	1,282,888	6,039,982	(5,169,249)	(118,811)	2,034,810
Total amounts due from related parties		$2,649,596	$19,535,129	$(18,439,556)	$(228,730)	$3,516,439

					Exchange
		December 31,		Received	Rate	December 31,
		2022	Provided	Repayment	Translation	2023
Amounts due from related parties
(a)	Jiancong Cai	$645,309	$-	$(628,568)	$(16,741)	$-
(b)	Huiyan Xie	836,320	12,261,386	(13,075,865)	(21,841)	-
(d)	Xing Xia	2,034,810	4,635,445	(6,615,184)	(55,071)	-
Total amounts due from related parties		$3,516,439	$16,896,831	$(20,319,617)	$(93,653)	$-

					Exchange
		December 31,		Received	Rate	Reclass to	Disposal of	December 31,
		2024	Provided	Repayment	Translation	OP	Subsidiaries	2025
Amounts due from related parties
(f)	Huiyan Xie	-	1,439,337	(629,352)	12,338	-	(294,428)	527,895
(g)	Huajian Xu	-	-	-	-	-	-	-
Total amounts due from related parties		$-	$1,439,337	$(629,352)	$12,338	$-	$(294,428)	$527,895

The balance mainly represented the interest-free loans receivable from the shareholders and related entity. The amounts due from Jiancong Cai, COO Huiyan Xie and Xing Xia have been fully repaid to the Company. As of December 31, 2023, Jiancong Cai, Huiyan Xie and Xing Xia have repaid all the loans due to the company.

76

Amount due to Related Parties

As of December 31, 2025, amounts due to related parties consisted of the following:

					Exchange
		December 31,			Rate	December 31,
		2019	Borrowed	Repaid	Translation	2020
Amounts due to related parties
(a)	Jiancong Cai	$5,688	$35,735	$(29,825)	$147,361	$158,959
(b)	Huiyan Xie	-	146,573	-	-	146,573
(c)	Huajian Xu	305,237	146,637	(307,784)	529,006	673,096
(d)	Xing Xia	-	673,096	-	(673,096)	-
(f)	Pingyi Xu	-	4,167	-	170,048	174,215
(g)	Linhui He	50,723	16,525	(65,007)	578	2,819
Total amounts due to related parties		$361,648	$1,022,733	$(402,616)	$173,897	$1,155,662

					Exchange
		December 31,			Rate	December 31,
		2020	Borrowed	Repaid	Translation	2021
Amounts due to related parties
(a)	Jiancong Cai	$158,959	$-	$(12,464)	$142	$146,637
(b)	Huiyan Xie	146,573	-	-	-	146,573
(c)	Huajian Xu	673,096	-	-	-	673,096
(f)	Pingyi Xu	174,215	-	(4,460)	51	169,806
(g)	Linhui He	2,819	2,559	(2,851)	64	2,591
Total amounts due to related parties		$1,155,662	$2,559	$(19,775)	$257	$1,138,703

77

					Exchange
		December 31,			Rate	December 31,
		2021	Borrowed	Repaid	Translation	2022
Amounts due to related parties
(a)	Jiancong Cai	$146,637	-	-	-	$146,637
(b)	Huiyan Xie	146,573	-	-	-	146,573
(c)	Huajian Xu	673,096	519,515	-	-	1,192,611
(f)	Pingyi Xu	169,806	-	-	-	169,806
(g)	Linhui He	2,591	-	(2,454)	(137)	-
Total amounts due to related parties		$1,138,703	$519,515	$(2,454)	$(137)	$1,655,627

					Exchange
		December 31,			Rate	December 31,
		2022	Borrowed	Repaid	Translation	2023
Amounts due to related parties
(e)	Jiancong Cai	$146,637	$3,194,892	$(3,187,141)	$(412)	$153,976
(f)	Huiyan Xie	146,573	374,475	(146,573)	-	374,475
(g)	Huajian Xu	1,192,611	955,107	(1,291,420)	(231)	856,068
(h)	Pingyi Xu	169,806	-	(169,806)	-	-
(d)	Xing Xia	-	286,852	-	-	286,852
Total amounts due to related parties		$1,655,627	$4,811,327	$(4,794,940)	$(643)	$1,671,371

					Exchange
		December 31,			Rate	Reclass to	Disposal of	December 31,
		2023	Borrowed	Repaid	Translation	OP	Subsidiaries	2024
Amounts due to related parties
(e)	Jiancong Cai	$153,976	$625,880	$(586,294)	$(4,769)	$-	$(188,793)	$-
(f)	Huiyan Xie	374,475	7,709,522	(8,062,758)	6,490	-	-	27,729
(g)	Huajian Xu	856,068	37,300	(207,345)	(1,342)	-	-	684,681
(d)	Xing Xia	286,852	374,585	-389,628	23,435	(1,136,886)	841,642	-
Total amounts due to related parties		$1,671,371	$8,747,287	$(9,246,025)	$23,814	$(1,136,886)	$652,849	$712,410

					Exchange
		December 31,			Rate	Reclass to	Disposal of	December 31,
		2024	Borrowed	Repaid	Translation	OP	Subsidiaries	2025
Amounts due to related parties
(f)	Huiyan Xie	27,729	-	(27,729)	-	-	-	-
(g)	Huajian Xu	684,681	78,955	(725,921)	(141)	-	-	37,574
Total amounts due to related parties		$712,410	$78,955	$(753.650)	$(141)	$-	$-	$37,574

C.	Interests of Experts and Counsel

Not Applicable.

78

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this Offering. Holders of our Class A Ordinary Shares are entitled to one (1) vote per share and holders of our Class B Ordinary Shares are entitled to twenty (20) votes per share, and both shall vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law or the Memorandum and Articles of Association.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

	Shares Beneficially Owned Prior to This Offering					Shares Beneficially Owned After This Offering
Name of	Class A Ordinary Shares		Class B Ordinary Shares		Aggregate Voting Power	Class A Ordinary Shares		Class B Ordinary Shares		Aggregate Voting Power
Beneficial Owners	Number	%(1)	Number	%(1)	%(2)	Number	%(1)	Number	%(1)	%(3)
Directors and Executive Officers:
Huajian Xu(5)			3,090,320	82.84	74.07			3,090,320	82.84	70.74
Yiwei Xu	-	-	-	-	-	-	-	-	-	-
Huiyan Xie			640,000	17.16	15.34			640,000	17.16	14.65
Zhaohui Randall Xu	-	-	-	-	-	-	-	-	-	-
Yan Lu	-	-	-	-	-	-	-	-	-	-
Harry D. Schulman	64,000	0.72	-	-	0.08	64,000	0.17	-	-	0.07
All directors and executive officers as a group	64,000	0.72	3,730,320	100	89.41	64,000	0.17	3,730,320	100	85.47

5% shareholders:
Wealthford Capital Ltd.(4)	-	-	3,090,320	82.84	74.00	-	-	3,090,320	82.84	70.74
Huiyan Xie	-	-	640,000	17.16	15.33	-		640,000	17.16	14.65

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is Gemini Mansion B 901, i Park, No. 18-17 Zhenze Rd, Xinwu District, Wuxi, Jiangsu, People’s Republic of China, 214111.

(2)	Applicable percentage of ownership is based on 8,838,194 Class A Ordinary Shares and 3,730,320 Class B Ordinary Shares outstanding as of the date of this prospectus.

(3)	Applicable percentage of ownership is based on 12,759,761 Class A Ordinary Shares and 3,730,320 Class B Ordinary Shares outstanding immediately after the Offering, not taking into account the Class A Ordinary Shares that are issuable upon the Series A Warrants or the Series B Warrants.

(4)	3,090,320 Class B Ordinary Shares directly held by Wealthford Capital Ltd. of which our CEO is the 90% shareholder and holds the voting and dispositive power over the Class B Ordinary Shares held by such entity.

(5)	Huajian Xu, our Chief Executive Officer, is the 90% shareholder of Wealthford Capital Ltd. and holds the voting and dispositive power over the Class B Ordinary Shares held by such entity.

79

DESCRIPTION OF SHARE CAPITAL

We are a BVI business company limited by shares incorporated on October 25, 2021 pursuant to the BVI Act under the name of “LOBO AI TECHNOLOGIES LTD”. On December 14, 2021, our name was changed to “Lobo EV Technologies Ltd.” Our affairs are governed by our Memorandum and Articles of Association (as amended and restated from time to time), the BVI Act and the common law of the BVI.

As provided in our Memorandum and Articles of Association, subject to the BVI Act, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. Our registered office is at Harneys Corporate Services Limited, Craigmuir Chambers, Road Town, Tortola VG1110, BVI.

Our Memorandum and Articles of Association (which is referred to as the “Memorandum” and “Articles of Association”, respectively below) provides that we are authorized to issue a maximum of 100,000,000 shares of a par value of US$0.001 each divided into two classes as follows: (i) 90,000,000 class A ordinary shares of a par value of US$0.001 each and (ii)10,000,000 class B ordinary shares of a par value US$0.001 each.

In September 2023, we issued additional 700,000 ordinary shares to our shareholders on a pro-rata basis. As a result of the share reorganization and the shares issuance, there were 6,400,000 ordinary shares outstanding as of the date thereof. As of the date immediately after consummation of the IPO on March 25, 2024 and prior to this Offering, 7,780,000 Ordinary Shares of par value US$0.001 were issued, fully paid and outstanding. Upon completion of this Offering, we will have 12,759,761 Ordinary Shares issued and outstanding not taking into account the Class A Ordinary Shares that are issuable upon the Series A Warrants or the Series B Warrants.

All options, regardless of grant dates, will entitle holders to an equivalent number of Ordinary Shares once the vesting and exercising conditions are met.

The following are summaries of material provisions of our Memorandum and Articles of Association and the BVI Act insofar as they relate to material terms of our Ordinary Shares. The summaries do not purport to be complete and are qualified in their entirety by reference to our Memorandum and Articles of Association, which is filed as an exhibit to our registration statement.

80

Ordinary Shares

General. The maximum number of shares we are authorized to issue is 100,000,000 shares of a par value of US$0.001 each divided into two classes as follows: (i) 90,000,000 class A ordinary shares of a par value of US$0.001 each and (ii) 10,000,000 class B ordinary shares of a par value US$0.001 each. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights, except that (i) each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to twenty (20) votes; and (ii) holders of the Class B Ordinary Shares is entitled to convert at his option at any time into Class A Ordinary Shares in the manner as stipulated in the Memorandum and Articles of Association, but Class A Ordinary Shares are not convertible into Class B Ordinary Shares at any time. All of our outstanding Ordinary Shares are fully paid and non-assessable. To the extent they are issued, certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their Ordinary Shares.

Our Memorandum and Articles of Association do not provide for pre-emptive rights.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Memorandum and Articles of Association provide that dividends may be declared and paid at such time, and in such an amount, as the directors determine subject to their being satisfied that the Company that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as and when they fall due. Holders of Ordinary Shares will be entitled to the same amount of dividends, if declared.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to twenty (20) votes. Holders of Ordinary Shares shall at all times vote together on all resolutions submitted to a vote of the members, unless otherwise required under the Memorandum and Articles of Association or the BVI Act. At any meeting of the Members, the chairman of such meeting is responsible for deciding such matters as he considers appropriate and whether any resolution proposed has been carried or not.

Meetings. We must provide written notice of all meetings of shareholders, stating the time, date and place and, in the case of a general meeting of shareholders, the purpose or purposes thereof, at least seven days before the date of the proposed meeting. Our board of directors shall call a general meeting upon the written request of shareholders holding at least 30% of our outstanding voting shares. In addition, our board of directors may call a general meeting of shareholders on its own motion. At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the issued Ordinary Shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the Ordinary Shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. No business may be transacted at any general meeting unless a quorum is present at the commencement of business.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Articles of Association to be present in person if represented by its duly authorized representative. Such duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were one of our individual shareholders.

Transfer of Ordinary Shares. Under the BVI Act, the transfer of a registered share which is not listed on a recognized exchange is by a written instrument of transfer signed by the transferor and containing the name of the transferee. However, the instrument must also be signed by the transferee if registration would impose a liability on the transferee to the Company. The instrument of transfer must be sent to the Company for registration. The transfer of a registered share is effective when the name of the transferee is entered in the register of members. The entry of the name of a person in the Company’s register of members is prima facie evidence that legal title in the share vests in that person.

81

The procedure is different for the transfer of shares that are listed on a recognized exchange. Such shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to the Memorandum and Articles of Association (as amended and restated from time to time).

Liquidation. As permitted by BVI law and our Memorandum and Articles of Association, the Company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors and resolution of shareholders. On a liquidation, on winding up or other return of assets of the Company to shareholders (other than on conversion, redemption or purchase of Ordinary Shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders of the Ordinary Shares on a pro rata basis.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors on the terms established at the time of the issuance of such shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued Ordinary Shares have been fully paid in accordance with the terms of its issuance and subscription, the board of directors shall not have the right to make calls on such fully paid Ordinary Shares and such fully paid Ordinary Shares shall not be subject to forfeiture.

Redemption of Ordinary Shares. The BVI Act and our Articles of Association permit us to purchase our own shares with the prior written consent of the relevant shareholders, a resolution of directors and in accordance with applicable law.

Variation of Rights of Shares. All or any of the rights as specified in the Memorandum may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50% of the holders of the issued shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of books and records. Under the BVI Act, holders of our Ordinary Shares are entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association, as amended and restated from time to time; (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find More Information.”

Rights of non-resident or foreign shareholders. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of Additional Shares. Our Memorandum and Articles of Association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, provided that such issuance does not exceed the maximum number of shares the Company is authorized to issue.

Register of Members

Under the BVI Act we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, a statement of the number and class of shares held by each member;

82

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under the BVI Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of the BVI Act to have legal title to the shares as set against its name in the register of members. Upon completion of this Offering, we will perform the procedure necessary to update the register of members to record and give effect to the issuance of shares by us to the transfer agent. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the High Court of the BVI for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the BVI Act applicable to us and for illustrative purposes only, the Delaware Corporation Law, which governs companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. Under the BVI Act two or more companies, each a “constituent Company”, may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.

A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision that, if proposed as an amendment to the Memorandum or Articles of Association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI. A shareholder may dissent from a mandatory redemption of his shares pursuant to an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

83

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days immediately following the date of the shareholders’ approval. These shareholders then have 20 days from the date of such notice to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits.

There are both statutory and common law remedies available to our shareholders as a matter of BVI law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company to redress any wrong done to it.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability. BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy (e.g. for purporting to provide indemnification against civil fraud or the consequences of committing a crime). Under our Memorandum and Articles of Association, we may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

84

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we will enter into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under BVI law, the directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In exercising the powers of a director, the directors ensure neither they nor the company acts in a manner which contravenes the BVI Act or our Memorandum and Articles of Association (as amended and restated from time to time). A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. BVI law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A general meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling general meetings.

85

BVI law and our Articles of Association provide that shareholders holding 30% or more of the voting rights entitled to vote on any matter for which a meeting is to be converted may request that the directors shall requisition a shareholder’s meeting. As a BVI Company, we are not obliged by law to call shareholders’ annual general meetings, but our Memorandum and Articles of Association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the BVI but our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors may be removed with or without cause, by a resolution of our shareholders called for the purpose of removing the director or for purposes including the removal of the director. Directors can also be removed by a resolution of directors, with or without cause, passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

BVI law has no comparable statute and our Memorandum and Articles of Association fails to expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders or resolution of directors.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under BVI law and our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by BVI law, our Memorandum and Articles of Association may be amended with a resolution of our shareholders or, subject to certain exceptions, by resolutions of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

86

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, we will have 36,289,163 Class A Ordinary Shares outstanding, assuming that the purchasers fully exercise the Series A warrants and elect to exercise the Series B warrants upon a “zero cash exercise price” option. All of the Ordinary Shares sold in this Offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. Future sales of substantial amounts of Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Shares. Further, since a large number of our Shares will not be available for sale shortly after this Offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months is entitled to sell the restricted securities without registration under the Securities Act, subject to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares) and have beneficially owned our restricted securities for at least six months may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1% of the then outstanding ordinary shares of the same class, which will equal approximately 121,597 Class A Ordinary Shares immediately after this offering; and

●	the average weekly trading volume of our ordinary shares of the same class on the Nasdaq Capital Market during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.

Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares which will equal approximately 400,194 Ordinary Shares assuming sale of all the units we are offering at the closing; or

●	the average weekly trading volume of our Ordinary Shares on Nasdaq during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales by our affiliates under Rule 144 are also subject to certain requirements relating to the manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting Company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Vstock Transfer, LLC.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Selling Restrictions

No action has been taken in any jurisdiction except the United States that would permit a public offering of our Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or our Ordinary Shares in any jurisdiction where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

87

DESCRIPTION OF SECURITIES WE ARE OFFERING

Units

We are offering in a best efforts offering the Units, at the public offering price of $0.51 per Unit. Each Unit consists of one Class A Ordinary Share, one Series A Warrant and one Series B Warrant. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Class A Ordinary Shares can each be purchased in this offering only with the accompanying the Series A Warrants and the Series B Warrants as part of the Units, but the component parts of the Units will be immediately separable and issued separately in this Offering.

Pre-Funded Units

We are also offering in a best efforts offering the Pre-Funded Units, at the combined public offering price of $0.51, minus $0.001, $0.509 per Pre-Funded Unit. Each Pre-Funded Unit consists of one Pre-Funded Warrant exercisable for one Class A Ordinary Share, or a Pre-Funded Warrant, one Series A Warrant and one Series B Warrant. The Class A Ordinary Shares can each be purchased in this offering only with the accompanying the Series A Warrants and the Series B Warrants as part of the Pre-Funded Units, but the component parts of the Pre-Funded Units will be immediately separable and issued separately in this Offering.

Class A Ordinary Shares

The material terms and provisions of our Class A Ordinary Shares and each other class of our securities which qualifies or limits our Class A Ordinary Shares are described under the caption “Description of Share Capital” in this prospectus.

Pre-Funded Warrants

The Pre-Funded Warrants offered hereby will be issued in the form filed as an exhibit to the registration statement of which this prospectus is a part and the following summary is not complete and is subject to and qualified in its entirety by the filed exhibit.

Prospective investors should carefully review the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

The term “pre-funded” refers to the fact that the purchase price of our Class A Ordinary Shares in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable prospective investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, up to 9.99%) of our outstanding Class A Ordinary Shares following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Class A Ordinary Shares which would result in such ownership of more than 4.99% (or 9.99%), and have the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per Class A Ordinary Shares equal to $0.001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, share combinations, reorganizations or similar events affecting our Class A Ordinary Shares.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).

A holder may not exercise any portion of the Pre-Funded Warrant to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder, up to 9.99%) of the outstanding Class A Ordinary Shares immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding Class A Ordinary Shares immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of Class A Ordinary Shares determined according to the formula set forth in the Pre-Funded Warrants.

88

Fundamental Transactions

In the event that (i) we effect a merger or consolidation where another entity or group acquires more than 50% of our voting power of the shares, (ii) we sell or dispose of all or substantially all of our assets, (iii) purchase offer, tender offer or exchange offer are accepted by holders of more than 50% of our voting power of the shares, (iv) we effect any reclassification, reorganization or recapitalization of our Class A Ordinary Shares or any compulsory share exchange, or (v) we consummate a stock or share purchase agreement or other business combination where another entity or group acquires more than 50% of our voting power (each a “fundamental transaction”), then the holders of the Warrants will be entitled to receive, upon exercise, the same kind and amount of securities, cash or property which shareholders would have received had they exercised immediately prior to such fundamental transaction (the “alternate consideration”). The exercise price will be appropriately adjusted to apply to such alternative consideration. If shareholders are given any choice as to the consideration to be received, holders of the Pre-Funded Warrants will be given the same choice. We will cause any successor entity in a fundamental transaction in which we are not the survivor to assume our obligations under the Pre-Funded Warrants and, at the holder’s option, deliver a security substantially similar to the Pre-Funded Warrants that protects the economic value of the Pre-Funded Warrants.

Fractional Shares

No fractional Class A Ordinary Shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, at our election, the number of Class A Ordinary Shares to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no established public trading market for the Pre-Funded Warrants, and we do not intend to list the Pre-Funded Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be limited. The Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants are currently traded on Nasdaq.

No Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants, the Pre-Funded Warrant does not entitle its holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise of the Pre-Funded Warrant.

Warrant Certificate

The Pre-Funded Warrants will be issued in certificated form.

Series A Warrants

The Series A Warrants offered hereby will be issued in the form filed as an exhibit to the registration statement of which this prospectus is a part and the following summary is not complete and is subject to and qualified in its entirety by those filed exhibits.

Prospective investors should carefully review the form of Series A Warrant for a complete description of the terms and conditions applicable to the Series A Warrant.

89

Exercise Price

The exercise price per Class A Ordinary Share purchasable upon exercise of the Series A Warrant is $0.561 per share. The exercise price of the Series A Warrant was determined based on negotiations with the placement agent on behalf of the prospective investors in this offering. The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, share combinations, reorganizations or similar events affecting our Class A Ordinary Shares.

Exercisability

Each Series A Warrant is exercisable at the option of the holder at any time on or after the issuance date until the two and one-half year anniversary of the issuance date.

Each Series A Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full of the exercise price in immediately available funds for the number of shares of our Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).

A holder may not exercise any portion of the Series A Warrant to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder, up to 9.99%) of the outstanding Class A Ordinary Shares immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding Class A Ordinary Shares immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise

If and only if at the time of any exercise of the Series A Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Class A Ordinary Shares underlying the Warrants to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of Class A Ordinary Shares determined according to the formula set forth in the Series A Warrants. Subject to customary adjustments for share dividends, splits or other changes in share capital, the maximum number of Class A Ordinary Shares issuable upon cashless exercise of the Series A Warrants is 3,921,567.

Company Redemption Option

The Series A Warrants are redeemable by the Company in certain circumstances. Subject to certain exceptions, if (i) the daily volume weighted average trading price of the Class A Ordinary Shares of the Company exceeds 250% of the offering price for ten consecutive trading days and (ii) the average daily trading value of the Class A Ordinary Shares of the Company for such ten-trading day period exceeds $150,000, then we may upon 30 days’ notice call for redemption of all or any portion of the Series A Warrants that have not been exercised for consideration equal to $0.001 per Class A Ordinary Share.

Fundamental Transactions

In the event of a Fundamental Transaction, then the holders of the Series A Warrants will be entitled to receive, upon exercise, the same kind and amount of securities, cash or property which shareholders would have received had they exercised immediately prior to such transaction. The exercise price will be appropriately adjusted to apply to such alternative consideration. If shareholders are given any choice as to the consideration to be received, holders of the Series A Warrants will be given the same choice. We will cause any successor entity in a fundamental transaction in which we are not the survivor to assume our obligations under the Series A Warrants and, at the holder’s option, deliver a security substantially similar to the Series A Warrants that preserves its economic value. Additionally, at the option of holders of the Series A Warrants, exercisable within 30 days after the fundamental transaction (or announcement date, if later), we or any successor entity shall purchase the unexercised portion of the Series A Warrants for cash equal to its Black Scholes value (as provided in the Series A Warrants). However, if such fundamental transaction is not within our control (including not approved by our Board), holders will only be entitled to receive the same type of consideration that is being offered to shareholders, at the Black Scholes value of the unexercised portion of the Series A Warrants.

90

Transferability

Subject to applicable laws, a Series A Warrant may be transferred at the option of the holder upon surrender of the Series A Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no established public trading market for the Series A Warrants, and we do not intend to list the Series A Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Series A Warrants will be limited. The Class A Ordinary Shares issuable upon exercise of the Series A Warrants are currently traded on Nasdaq.

No Rights as a Shareholder

Except as otherwise provided in the Series A Warrant, the Series A Warrant does not entitle its holder to any voting rights, dividends or other rights as a shareholders of the Company prior to the exercise of the Series A Warrant.

Waivers and Adjustments

Subject to certain exceptions, any terms of the Series A Warrants may be amended or waived with our written consent and the written consent of the holder.

Warrant Certificate

The Series A Warrants will be issued in certificated form.

Series B Warrants

The Series B Warrants offered hereby will be issued in the form filed as an exhibit to the registration statement of which this prospectus is a part and the following summary is not complete and is subject to and qualified in its entirety by those filed exhibits.

Prospective investors should carefully review the form of the Series B Warrant for a complete description of the terms and conditions applicable to the Series B Warrant.

Exercise Price

The exercise price per Class A Ordinary Share purchasable upon exercise of the Series B Warrant is $0.561 per share. The exercise price of the Series B Warrant was determined based on negotiations with the placement agent on behalf of the prospective investors in this offering. The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, share combinations, reorganizations or similar events affecting our Class A Ordinary Shares.

Exercisability

Each Series B Warrant is exercisable at the option of the holder at any time on or after the issuance date until the two and one-half year anniversary of the issuance date.

91

Each Series B Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full of the exercise price in immediately available funds for the number of shares of our Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise or zero exercise price option as discussed below).

A holder may not exercise any portion of the Series B Warrant to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder, up to 9.99%) of the outstanding Class A Ordinary Shares immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding Class A Ordinary Shares immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise and Zero Exercise Price Option

If and only if at the time of any exercise of the Series B Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Class A Ordinary Shares underlying the Series B Warrants to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of Class A Ordinary Shares determined according to the formula set forth in the Series B Warrants. Subject to customary adjustments for share dividends, splits or other changes in share capital, the maximum number of Class A Ordinary Shares issuable upon cashless exercise of the Series B Warrants is 3,921,567.

A holder may also effect a “zero exercise price option” at any time while the Series B Warrants are outstanding. Under the zero exercise price option, the holder of the Warrants, has the right to receive the number of Class A Ordinary Shares as set forth in the applicable Series B Warrant, which will be more than such number of Class A Ordinary Shares that is issuable upon cash exercise or cashless exercise. We do not expect to receive any proceeds from the zero exercise price option of the Series B Warrants because it is highly unlikely that a holder of the Series B Warrants would elect to exercise the Series B Warrants by paying cash or via cashless exercise in lieu of the zero exercise price option. The maximum number of Class A Ordinary Shares issuable under all Series B Warrants (including the zero exercise price option) shall not exceed 19,607,835. As such, holders of the Series B Warrants may elect to be issued up to 19,607,835 Class A Ordinary Shares upon the zero exercise price option.

Company Redemption Option

The Series B Warrants are redeemable by the Company in certain circumstances. Subject to certain exceptions, if (i) the daily volume weighted average trading price of the Class A Ordinary Shares of the Company exceeds 250% of the offering price for ten consecutive trading days and (ii) the average daily trading value of the Class A Ordinary Shares of the Company for such ten-trading day period exceeds $150,000, then we may upon 30 days’ notice call for redemption of all or any portion of the Series B Warrants that have not been exercised for consideration equal to $0.001 per Class A Ordinary Share.

Fundamental Transactions

In the event of a Fundamental Transaction, then the holders of the Series B Warrants will be entitled to receive, upon exercise, the same kind and amount of securities, cash or property which shareholders would have received had they exercised immediately prior to such transaction. The exercise price will be appropriately adjusted to apply to such alternative consideration. If shareholders are given any choice as to the consideration to be received, holders of the Series B Warrant will be given the same choice. We will cause any successor entity in a fundamental transaction in which we are not the survivor to assume our obligations under the Series B Warrants and, at the holder’s option, deliver a security substantially similar to the Series B Warrants that preserves its economic value. Additionally, at the option of holders of the Series B, exercisable within 30 days after the fundamental transaction (or announcement date, if later), we or any successor entity shall purchase the unexercised portion of the Series B Warrants for cash equal to its Black Scholes value (as provided in the Series B Warrants). However, if such fundamental transaction is not within our control (including not approved by our Board), holders will only be entitled to receive the same type of consideration that is being offered to shareholders, at the Black Scholes value of the unexercised portion of the Series B Warrants.

Transferability

Subject to applicable laws, a Series B Warrant may be transferred at the option of the holder upon surrender of the Series B Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no established public trading market for the Series B Warrants, and we do not intend to list the Series B Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Series B Warrants will be limited. The Class A Ordinary Shares issuable upon exercise of the Series B Warrants are currently traded on Nasdaq.

No Rights as a Shareholder

Except as otherwise provided in the Series B Warrants, the Series B Warrant does not entitle its holder to any voting rights, dividends or other rights as a shareholders of the Company prior to the exercise of the Series B Warrant.

Waivers and Adjustments

Subject to certain exceptions, any terms of the Series B Warrants may be amended or waived with our written consent and the written consent of the holder.

Warrant Certificate

The Series B Warrants will be issued in certificated form.

92

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated January 26, 2026 (the “Placement Agency Agreement”), we have engaged ARC Group Securities LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of our securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “commercially reasonable efforts” to arrange for the sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The Placement Agency Agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the Placement Agency Agreement. Further, the Placement Agent does not guarantee that it will be able to raise new capital in this offering. The Placement Agent may engage sub-agents or selected dealers to assist with this offering.

We will deliver to the investors the Units (or Pre-Funded Units in lieu thereof) upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We intend to complete one or more closings of this offering. We expect to hold the initial closing on or about March 25, 2026.

Commissions and Expenses

The following table shows the total Placement Agent’s commissions we will pay in connection with the sale of the securities in this offering.

	Per Unit	Per Pre-Funded Units	Total
Public offering price	$0.5100	$0.5090	$2,000,000
Placement agent fees	$0.0153	$0.0153	$60,000
Proceeds to our company before expenses	$0.4947	$0.4937	$1,940,000

We have agreed to pay to the Placement Agent commissions equal to 7.0% of the aggregate gross proceeds raised from investors introduced by the Placement Agent, and 3.0% of the aggregate gross proceeds raised from investors introduced directly by us and mutually agreed upon by us and the Placement Agent. All investors in this offering were introduced directly by us, and accordingly, the Placement Agent will receive a fee equal to 3.0% of the gross proceeds from this offering.

We have also agreed to reimburse the Placement Agent for its reasonable, documented out-of-pocket expenses, including the fees and disbursements of its legal counsel, in an aggregate amount not to exceed $50,000, in accordance with the Placement Agency Agreement.

We estimate that the total expenses of the offering, including registration, filing, and listing fees, printing fees, and legal and accounting expenses, but excluding Placement Agent fees, will be approximately $94,360, all of which are payable by us.

Right of First Refusal

We have agreed, provided that this offering is completed, that for a period of six (6) months following the closing of this offering, the Placement Agent will have a right of first refusal to act as sole managing underwriter, sole placement agent, or sole sales agent in connection with any future public or private equity, equity-linked or debt offering for which we retain the services of an underwriter, placement agent, finder, advisor or similar party. This right of first refusal will not apply to any offering of securities conducted by us without the engagement of a placement agent or underwriter. The right of first refusal will have no force or effect if the Placement Agency Agreement is terminated for cause or if this offering is not consummated.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, in accordance with the Placement Agency Agreement.

Regulation M

The Placement Agent may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. As an underwriter, the Placement Agent will be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, including, without limitation, Rule 10b-5 and Regulation M. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not engage in any stabilization activity in connection with our securities and may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual offering price of the securities will be negotiated between us, the Placement Agent, and the prospective investors in the offering based on the trading price of our Class A Ordinary Shares prior to the offering, among other factors. Other factors considered in determining the public offering price include our history and prospects, the stage of development of our business, our business plans for the future, an assessment of our management, general conditions of the securities markets at the time of the offering, and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus or the registration statement of which this prospectus forms a part and should not be relied upon by investors.

Certain Relationships

The Placement Agent and its affiliates may, from time to time in the future, provide investment banking, placement agent, or financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Shares is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “LOBO.”

Selling Restrictions

Other than in the United States of America, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

93

LEGAL MATTERS

Loeb & Loeb LLP is acting as counsel to our Company regarding U.S. securities law matters. The validity of the Class A Ordinary Shares offered hereby will be passed upon for us by Ogier. Sichenzia Ross Ference Carmel LLP is acting as U.S. counsel to the Placement Agent in connection with this offering.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023 and for each of the years then ended included in this prospectus have been so included in reliance on the report of HTL International, LLC and TPS Thayer, LLC, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

●	our latest annual report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 28, 2025, as amended on July 8, 2025;

●	the description of our Ordinary Shares contained in exhibit 2.2 to the 2024 Annual Report, filed with the SEC on April 30, 2024, including any amendments or reports filed for the purpose of updating such description, and any amendment or report filed for the purpose of updating such description; and

●	our current reports on Form 6-K, furnished to the SEC on March 26, 2024, June 25, 2024, 30 September 2024, December 16, 2024, December 30, 2024, March 31, 2025, May 16, 2025, July 15, 2025, July 16, 2025, July 17, 2025, August 8, 2025, September 3, 2025, September 16, 2025, October 15, 2025, October 15, 2025, and October 31, 2025.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

LOBO TECHNOLOGIES LTD.

Gemini Mansion B 901, i Park, No. 18-17 Zhenze Rd

Xinwu District, Wuxi, Jiangsu

People’s Republic of China, 214111

+ 86 510 88584252

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the Ordinary Shares to be sold in this Offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Ordinary Shares.

Upon the effectiveness of the registration statement on Form F-1 to which this prospectus is a part, we have become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

94

F-1

LOBO EV TECHNOLOGIES LTD

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(In U.S. dollars except for number of shares)

	As of
	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,424,211	$1,379,434
Restricted cash	-	510,156
Accounts receivable, net	2,499,902	1,506,894
Inventories, net	10,503,790	8,592,767
Prepaid expenses and other current assets	4,428,402	7,689,423
Assets held for sale	-	1,527,589
Total current assets	18,856,305	21,206,263
Property and equipment, net	795,059	728,438
Intangible assets, net	568,307	871,044
Operating lease right-of-use assets, net	882,207	1,037,883
Deferred tax assets	179,293	175,960
Total Assets	21,281,171	24,019,588

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,603,490	$2,217,720
Advances from customers	1,476,711	1,843,976
Other current payables	4,875,499	1,798,252
VAT payable	715,365	550,439
Taxes payable	605,130	383,719
Amounts due to related parties	191,739	712,410
Short-term Loan	1,635,082	132,777
Convertible note payable, net	51,225	12,820
Liabilities held for sale	-	5,486,344
Operating lease liabilities, current	929,017	768,544
Total current liabilities	12,083,258	13,907,001
Long-term Loan	168,718	236,513
Operating lease liabilities, non-current	415,821	554,366
Total liabilities	12,667,797	14,697,880

Commitments and contingencies	-	-

Equity:
Common stock* (par value of $0.001 per share, 50,000,000 shares authorized, 11,892,744 and 8,630,000 Common stock issued and outstanding as of June 30, 2025 and December 31, 2024, respectively; 11,892,744 and 7,780,000 Common stock outstanding as of June 30, 2025 and December 31, 2024, respectively)	11,893	8,630
Additional paid-in capital	9,779,056	8,781,273
Retained earnings	(1,055,235)	644,930
Accumulated other comprehensive income	(401,540)	(577,762)
Statutory reserve	279,200	464,637
Total Equity	8,613,374	9,321,708

Total Liabilities and Equity	$21,281,171	$24,019,588

The Pre-delivery 850,000 Shares were not considered outstanding as of December 31, 2024 (Note 13).

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-2

LOBO EV TECHNOLOGIES LTD

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In U.S. dollars except for number of shares)

	Six Months Ended June 30,
	2025	2024
Revenues	$12,091,762	$12,132,668
Cost of revenues	10,149,305	10,768,717
Gross Profit	1,942,457	1,363,951

Operating expenses
Selling and marketing expenses	338,080	329,471
General and administrative expenses	1,701,458	878,547
Research and development expenses	1,053,921	245,642
Total operating expenses	3,093,459	1,453,660

Operating (loss)/income	(1,151,002)	(89,709)

Other expenses (income)
Interest expense	1,437,601	(19,964)
Gain on disposal of subsidiaries	(50,545)	-
Other income	(86,714)	(45,537)
Total other income, net	1,300,342	(65,501)

(loss)/Income before income tax expense	(2,451,344)	(24,208)
Income tax expense	170,825	289,039
Net (loss)/Income	(2,622,169)	(313,247)

Net (loss)/Income	(2,622,169)	(313,247)
Less: Net (loss)/income attributable to non-controlling interest	-	10,729
Net (loss)/income attributable to LOBO EV Technologies LTD	(2,622,169)	(302,518)

Net (loss)/Income	(2,622,169)	(313,247)
Foreign currency translation adjustments	176,222	(168,701)
Total comprehensive (loss) income	(2,445,947)	(481,948)
Less: Comprehensive net (loss) attributable to noncontrolling interests	-	(27,327)
Total comprehensive (loss) income attributable to LOBO EV Technologies LTD	$(2,445,947)	(454,621)

Net (loss)/income per share, basic and diluted	$(0.28)	$(0.04)
Weighted average shares outstanding, basic and diluted	9,368,223	7,143,077

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

F-3

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common stock		Shareholders	Additional paid-in	Statutory	(Accumulated deficit) Retained	Accumulated other comprehensive	Total shareholders’	Non- controlling	Total
	Share	Amount	subscription	capital	reserves	earnings	loss	equity	Interest	equity
Balance as of December 31, 2023	6,400,000	6,400	-	3,013,333	521,566	2,490,044	(377,790)	5,653,553	225,067	5,878,620
Share issuance upon initial public offering, net of issuance costs	1,380,000	1,380	-	2,694,947	-	-	-	2,696,327		2,696,327
Net income			-	-	-	(302,518)	-	(302,518)	(10,729)	(313,247)
Appropriation to statutory reserves	-	-		-	85,315	(85,315)		-	-	-
Foreign currency translation adjustments							(152,103)	(152,103)	(16,598)	(168,701)
Balance as of June 30, 2024	7,780,000	7,780	-	5,708,280	606,881	2,102,211	(529,893)	7,895,259	197,740	8,092,999

(In U.S. dollars except for number of shares)

	Common stock		Shareholders	Additional paid-in	Statutory	(Accumulated deficit) Retained	Accumulated other comprehensive	Total shareholders’	Non- controlling	Total
	Share	Amount	subscription	capital	reserves	earnings	loss	equity	Interest	equity
Balance as of December 31, 2024	8,630,000	8,630	-	8,781,273	464,637	644,930	(577,762)	9,321,708	-	9,321,708
Common stock issued for conversion of convertible notes	2,762,744	2,763		1,379,901				1,382,664		1,382,664
Common stock issued for services	500,000	500		354,450				354,950		354,950
Net loss						(2,622,169)		(2,622,169)		(2,622,169)
Appropriation to statutory reserves					114,756	(114,756)		-		-
Foreign currency translation adjustments							176,222	176,222		176,222
Disposal of subsidiary				(736,568)	(300,193)	1,036,761		-		-
Balance as of June 30, 2025	11,892,744	11,893	-	9,779,056	279,200	(1,055,235)	(401,540)	8,613,373.74	-	8,613,374

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-4

LOBO EV TECHNOLOGIES LTD

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. dollars except for number of shares)

	For the six months ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	(2,622,169)	(313,247)
Adjustment to reconcile net income to net cash provided by operating activities
Depreciation and amortization	364,331	503,769
Common stock issued for services	354,950	-
Investment income	(20,113)	55,461
Gain on disposal of subsidiary	(50,545)	-
Amortization of Convertible Note issuance cost and debt discount upon conversion	1,421,069	-
Changes in Operating Assets and Liabilities
Accounts receivable	(952,628)	135,391
Inventories	(1,726,797)	(3,304,383)
Prepaid expenses and other current assets	3,358,866	(679,115)
Deferred Tax Asset
Accounts payable	(648,149)	375,299
Advance from customers	(1,212,522)	1,114,290
Other current payables	(14,258)	7,085
VAT payable	171,831	372,087
Taxes payable	192,287	497,711
Operating lease Liabilities	170,091	122,957
Net cash (used in) provided by operating activities	(1,213,756)	(1,112,695)

CASH FLOWS FROM INVESTING ACTIVITIES
Interest-free loan to related parties	-	(7,123,895)
Interest-free loan repaid by related parties	-	7,102,415
Purchase of short-term investment	(551,526)	(185,564)
Sale of short-term investment	571,639	-
Proceeds from disposal of subsidiary	206,822	-
Purchase of property and equipment	(95,215)	(54,716)
Purchase of intangible assets	-	(503,617)
Net cash used in investing activities	131,720	(765,377)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of Common stock for cash, net of issuance costs	-	1,380
Proceeds of interest-free loan from related parties	382,484	248,842
Repayments of interest-free loan to related parties	(1,180,782)	(428,618)
Proceeds from short-term loan	1,481,385	-
Proceeds from additional paid in capital	-	2,694,947
Repayments of long-term borrowings	(71,389)
Net cash provided by financing activities	611,698	2,516,551

Effect of exchange rate changes on cash and cash equivalents	4,959	6,367

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(465,379)	644,846
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	1,889,590	470,335
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	1,424,211	1,115,181

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	-	(656)
Interest	(26,741)	(4,986)

NON-CASH TRANSACTIONS
Common stock issued upon conversion of debt and accrued interest	1,382,664	-
Non-cash consideration received from disposal of subsidiary	3,515,981	-

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-5

LOBO EV TECHNOLOGIES LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Lobo EV Technologies Ltd. (“LOBO”) was incorporated as an exempted holding company under the laws of the British Virgin Islands on October 25, 2021. LOBO does not conduct any substantive operations on its own, but instead conducts its business operations through its wholly-owned subsidiary in the People’s Republic of China (the “PRC”) and the subsidiary of such entity. LOBO and its subsidiaries are hereinafter collectively referred to as “the Company”. LOBO is an innovative electric vehicles manufacturer and seller. It is a high-tech company specializing in manufacturing a wide range of eco-friendly electric vehicles and home-used robotic products through its wholly-owned subsidiaries. As described below, LOBO, through a series of transactions which is accounted for as a reorganization of entities under common control (the “Reorganization”), became the ultimate parent entity of its subsidiaries. Accordingly, these consolidated financial statements reflect the historical operations of the Company as if the current organization structure had been in existence throughout the periods presented.

Reorganization

The Reorganization of the Company’s legal structure was completed on March 14, 2022. The Reorganization involved (i) the incorporation of LOBO in the British Virgin Islands as a holding company; (ii) the incorporation of LOBO Holdings Limited in Hong Kong (“LOBO HK”), as a wholly-owned subsidiary of LOBO; (iii) the share transfer of Jiangsu LOBO from Jiangsu LOBO’s shareholders to LOBO HK, resulting in Jiangsu LOBO becoming a wholly-owned subsidiary of LOBO HK in the PRC.

LOBO is a holding company and had not commenced operations until the Reorganization was complete.

During the periods presented in these consolidated financial statements, the control of the entities has never changed (always under the control of the PRC Shareholders). Accordingly, the combination has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

In March 2023, LOBO HK entered into a supplemental agreement with Jiangsu LOBO’s former shareholders, and agreed the consideration for the share transfer of Jiangsu LOBO to LOBO HK shall be $1,437,646 (RMB 10,000,000), the registered capital amount of Jiangsu LOBO since its incorporation in November 2021. The pro-rata amount to each shareholder of Jiangsu LOBO was documented in the initial share transfer agreement entered in March 2022, when LOBO HK and former Jiangsu LOBO shareholders’ decided the consideration to be zero at the time.

In March 2023, when LOBO HK and former Jiangsu LOBO Shareholders entered into the supplemental agreement, the nature of the share transfer transaction did not change, which is still an acquisition under common control. The supplemental agreement is part of the Reorganization process.

Jiangsu LOBO former shareholders include related parties who are also officers of LOBO under current structure, hence the acquisition was accounted for as common control acquisition in accordance with ASC 805-50-45-5. Under the guidance, the current capital structure has been retroactively presented in prior periods as if such structure existed at that time.

F-6

The reorganization has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time, and therefore, the consideration amount of $1,437,646 is retrospectively adjusted as of the beginning of the first period presented in the accompanying consolidated financial statements (Retrospective Adjustment -1).

On March 1, 2023, the Company effected a one thousand-for-one subdivision of shares to shareholders, which increased the total number of authorized and issued Common stock of 50,000 to 50,000,000, and decreased the par value of Common stock from $1 to $0.001. Then the shareholders surrendered a pro-rata number of Common stock of 44,300,000 to the Company for no consideration and thereafter cancelled. The surrendered shares have been retrospectively adjusted as of the beginning of the first period presented in the accompanying consolidated financial statements.

On September 15, 2023, the Company issued 700,000 shares on a pro-rata basis to the existing shareholders as stock dividend. The fair value of the stock dividend is determined to be $2,212,000 at $3.16 per ordinary share. As of October 15, 2023, the Company has 50,000,000 Common stock authorized, with 6,400,000 Common stock issued and outstanding. The stock dividend, all share and per share data are retroactively adjusted as of the beginning of the first period presented in the accompanying consolidated financial statements.

The consolidated financial statements reflect the activities of LOBO and each of the following entities:

			Percentage
	Date of	Place of	of effective
Name	Incorporation	incorporation	ownership	Principal Activities
Wholly owned subsidiaries
LOBO EV Technologies Ltd (LOBO BVI)	October 2021	BVI	100%	Holding company
LOBO Holdings Ltd (LOBO HK)	November 2021	HK	100%	Investment holding company
LOBO MATRIX INVEST LTD (LOBO MATRIX)	September 2024	BVI	100%	Investment holding company
LOBO Scientific INC. (LOBO Scientific)	November 2024	U.S.	100%	Investment holding company
Jiangsu LOBO Electric Vehicle Co. Ltd (Jiangsu LOBO)	November 2021	PRC	100%	WFOE, a holding company
Beijing LOBO Intelligent Machine Co., Ltd (Beijing LOBO)*	August 2014	PRC	100%	Domestic sales and outsourcing special models of e-bicycle and UVT
Tianjin LOBO Intelligent Robot Co., Ltd (Tianjin LOBO)	October 2021	PRC	100%	Production of electric bicycles, urban tricycles and elderly scooters
Guangzhou LOBO Intelligent Technologies Co. Ltd (Guangzhou LOBO)*	May 2019	PRC	100%	Software development for automotive electronics
Wuxi Jinbang Electric Vehicle Manufacture Co., Ltd (Wuxi Jinbang)*	October 2002	PRC	85%	Production of electric bicycles and electric moped
Tianjin Bibosch Intelligent Technologies Co., Ltd (Tianjin Bibosch)	March 2022	PRC	100%	Foreign sales of e-bicycle and UVT
Wuxi Zella Technology Trading Co., Ltd. (Wuxi Zella)	August 2024	PRC	100%	Trade agency company
Dezhou LOBO Intelligent Manufacturing Co., Ltd. (Dezhou LOBO)	April 2025	PRC	100%	Manufacture and Sale of General Equipment

*	The Company has disposed the subsidiaries.

F-7

On November 28, 2024, the board directors’ meeting of the company resolved that Jiangsu LOBO Electric Vehicle Co., Ltd. (hereinafter referred to as “Jiangsu LOBO”), a wholly-owned subsidiary of the company, would sell Guangzhou LOBO Intelligent Technology Co., Ltd. (hereinafter referred to as “Guangzhou LOBO”), a wholly-owned subsidiary of Jiangsu LOBO, to Yang Chengliang at a transfer equity price of RMB 18,000. On December 2, 2024, Jiangsu LOBO and Yang Chengliang signed an equity transfer agreement. On December 11, 2024, the industrial and commercial information of Guangzhou LOBO was changed, and the day after that, the materials were handed over with the buyer, and the control right of Guangzhou LOBO had been completely transferred to the buyer, completing the disposal of Guangzhou LOBO.

On December 10, 2024, the board directors’ meeting of the company resolved that Beijing LOBO Intelligent Machine Co., Ltd. (hereinafter referred to as “Beijing LOBO”), a wholly-owned subsidiary of the company, would sell 85% of the equity of its subsidiary, Wuxi Jinbang Electric Vehicle Manufacturing Co., Ltd. (hereinafter referred to as “Wuxi Jinbang”), to Wang Jiaqian at a transfer equity price of RMB 9.18 million. On December 15, 2024, Beijing LOBO and Wang Jiaqian signed an equity transfer agreement. On December 30, 2024, the industrial information change of Wuxi Jinbang was completed, and the day after, the materials were handed over to the buyer. The control right of Wuxi Jinbang has been completely transferred to the buyer, and the disposal of Wuxi Jinbang has been completed.

On December 30, 2024, the board of directors of the Company decided to sell its wholly-owned subsidiary Beijing Luobei Intelligent Machine Co., LTD. On March 28, 2025, the board of directors’ meeting of the company decided to sell Beijing Lobo to Guo Yafang at the transfer equity consideration of RMB 27,000,000. On March 31, 2025, Jiangsu Lobo signed an equity transfer agreement with Guo Yafang. On April 21, 2025, the change of industrial and commercial information of Beijing Lobo has been completed, and the data handover was completed with the buyer on the same day. The control of Beijing Lobo has been completely transferred to the buyer.

The sales of the above subsidiaries do not constitute a non-continuing operation business that has a significant impact on the company’s entity operation, financial performance, or involves strategic shift. The sales do not conform to the definition of discontinued operations as stipulated in ASC 205-20-45-1A to 45-1C. Therefore, it is not necessary to disclose the relevant information about discontinued operations in the financial statements in accordance with ASC 205-20-50-5.

Details of the entities disposed were as follows:

	Guangzhou LOBO	Wuxi Jinbang	Beijing LOBO
Total assets	$221,376	$4,572,952	$10,283,923
Total liabilities	842,393	3,322,166	6,611,665
Total net assets	(621,017)	1,250,786	3,672,258
Total noncontrolling interest	-	(187,618)

Subtotal	(621,017)	1,063,168	3,672,258
Total consideration	2,501	1,275,762	3,722,803
Total gain on disposal of subsidiaries	$623,518	$212,594	$50,545

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation and principles of consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the financial statements of LOBO, and its subsidiaries. All inter-company transactions and balances have been eliminated upon consolidation. In the opinion of the management, the accompanying unaudited interim condensed consolidated financial statements reflect all normal recurring adjustments, which are necessary for a fair statement of financial results for the interim periods presented. The Company believes that the disclosures are adequate to make the information presented not misleading. The accompanying unaudited interim condensed consolidated financial statements have been prepared using the same accounting policies as used in the preparation of the Company’s consolidated financial statements for the year ended December 31, 2024. The results of operations for the six months ended June 30, 2025 are not necessarily indicative of the results for the full year. These statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2024 and notes thereto and other pertinent information contained in our Annual Report on Form 20-F as filed with the SEC on April 28, 2025.

Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no impact on net earnings and financial position.

(b) Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period and accompanying notes, including credit loss, the useful lives of property and equipment, impairment of short-term investments, long-term investments and long-lived assets, valuation allowance for deferred tax assets and uncertain tax opinions. Actual results could differ from those estimates.

(c) Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar (“USD” or “$”). The functional currency of subsidiaries located in China is the Chinese Renminbi (“RMB”), the functional currency of subsidiaries located in Hong Kong is the Hong Kong dollars (“HK$”). For the entities whose functional currency is the RMB and HK$, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments are reported as foreign currency translation adjustment and are shown as a separate component of other comprehensive loss in the Consolidated Statements of Operations and Comprehensive Income.

Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

F-8

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

The Consolidated Balance Sheets amounts, with the exception of equity, on June 30, 2025 and December 31, 2024 were translated at RMB7.1636 to $1.00 and RMB7.2993 to $1.00, respectively. Equity accounts were stated at their historical rates. The average translation rates applied to Consolidated Statements of Operations and Comprehensive Income and Cash Flows for the six months ended June 30, 2025 and 2024 were RMB7.2526 to $1.00 and RMB7.2150 to $1.00, respectively.

(d) Fair Value Measurement

The Company applies Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for identical or similar assets and liabilities in active markets or in inactive markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The carrying amounts of the Company’s financial instruments approximate their fair values because of their short-term nature. The Company’s financial instruments include cash, short-term investments, accounts receivable, amounts due from related parties, other current assets, amounts due to related parties, accounts payable and other current payables. Short-term investments are recorded at fair value, based on Level 1 inputs as of June 30, 2025 and December 31, 2024.

(e) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, bank deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash and have insignificant risk of changes in value related to changes in interest rates and have original maturities of three months or less when purchased.

(f) Accounts receivable

Accounts receivable are stated at the original amount less credit losses, if any, based on a review of all outstanding amounts at period end. The Company adopted ASU No. 2016-13, “Financial Instruments – Credit Losses” on January 1, 2023. The Company analyzes the aging of the customer accounts, coverage of credit insurance, customer concentrations, customer credit-worthiness, historical and current economic trends, supportable and reasonable future forecast, and changes in its customer payment patterns, and concluded that the adoption has no material impact on the consolidated financial statements and the allowance for credit losses assessed to be immaterial as of June 30, 2025 and December 31, 2024.

F-9

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

(g) Inventories

Inventories, primarily consisting of the raw materials purchased by the Company for battery packs assembling and e-bicycles production, and finished goods including battery packs and e-bicycles, are stated at the lower of cost or net realizable value. Cost of inventory is determined using weighted-average method. Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. There were no write-downs recognized for the inventories for the six months ended June 30, 2025 and 2024.

(h) Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income/loss in the year of disposition. Estimated useful lives are as follows:

Production line for e-bicycles	5-10 Years
Furniture, fixtures and office equipment	3-5 Years
Vehicles	4-10 Years

(i) Intangible Assets

We purchase software from third parties and recorded the cost in intangible assets on the consolidated balance sheets.

We amortize the purchased software on a straight-line basis over their estimated useful lives, which is typically 3 years. Amortization expense of Beijing LOBO is included in General and administrative expense, and amortization expense of Guangzhou LOBO is included in cost of revenue on the statements of operations and totaled $315,320 and $359,345 for the six months ended June 30, 2025 and 2024, respectively. We evaluate the purchased software for impairment and did not record impairment losses for the six months ended June 30, 2025 and 2024. Refer to Note 9 – Intangible Assets for additional information regarding our purchased software.

F-10

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

(j) Capitalized Software Development Costs

In accordance with ASC 350-40, Internal-Use Software, the Company capitalizes certain computer software and software development costs incurred in connection with developing or obtaining computer software for internal use when both the preliminary project stage is completed, and it is probable that the software will be used as intended, until the software is available for general release. Capitalized software costs primarily include external direct costs of materials and services utilized in developing or obtaining computer software.

In 2023, the capitalized software for internal use was completed, the capitalized costs is amortized on a straight-line basis over the estimated useful live of three years. The Company reviews the carrying value for impairment whenever facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. Refer to Note 8 - Intangible Assets for additional information regarding our capitalized software development costs.

(k) Impairment of Long-lived Assets

In accordance with ASC Topic 360, Property, Plant, and Equipment, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its carrying amount. The Company did not record any impairment charge for the six months ended June 30, 2025 and 2024.

(l) Value Added Tax

LOBO’s China subsidiaries are subject to value-added tax (“VAT”) for providing services and sales of products.

Revenue from providing services and sales of products is generally subject to VAT at applicable tax rates, and subsequently paid to PRC tax authorities after netting input VAT on purchases. The excess of output VAT over input VAT is reflected in accrued expenses and other payables. The Company reports revenue net of PRC’s VAT for all the periods presented in the Consolidated Statements of Operations and Comprehensive Income.

(m) Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (“ASC Topic 606”) from January 1, 2019 and used the modified retrospective method for the revenue from sales of self-manufactured e-bicycles.

The core principle of ASC Topic 606 is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

Revenue recognition policies are discussed as follows:

Revenue from sales of electric vehicles and accessories

The Company sells electric vehicles and accessories products to customers across the world. The transaction price in the contract is fixed and reflected in the sales invoice. The performance obligation is to transfer promised products to a customer upon acceptance by customers, and the Company is primarily responsible for fulfilling the promise to deliver the products to the customers. There is only one performance obligation in the contract and there is no need for allocation. The Company presents the revenue generated from its sales of products on a gross basis as the Company is a principal. The revenue is recognized at a point in time when the Company satisfies the performance obligation.

The Company offers customer warranties generally from three months to one year. To estimate reserve for warranties and returns the Company relies on historical sales returns and warranty repair costs. Based on assessment the Company assessed no cost for warranties and returns for the six months ended June 30, 2025 and 2024 for the electric vehicles and accessories segment.

F-11

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Prior to December 2024, the Company generated revenue from the sale of software development and design services. Such revenue was recognized over time using the output method, based on development milestones periodically confirmed by customers. The Company acted as the principal in these arrangements, and each contract contained a single performance obligation. The Company has not generated revenue from software development and design services subsequent to December 2024.

The timing of revenue recognition may differ from the timing of invoicing to customers. Accounts receivable represent revenue recognized for the amounts invoiced when the Company has satisfied its performance obligation and has unconditional right to payment. The Company has no contract assets as of June 30, 2025 and December 31, 2024.

Contract liabilities primarily consist of advances from customers. As of June 30, 2025 and December 31, 2024, the Company recognized advances from customers amounted to $1,476,711 and $1,843,976, respectively. The amount of revenue recognized that was included in the contract liabilities at the beginning of the period were $1,143,860 and $1,055,869 for the six months ended June 30, 2025 and 2024, respectively.

The Company’s standard warranty on the software development and design services varies from one year to three years or up to 100,000 kilometers of the vehicles that equipped with the software. This warranty primarily includes basic after-sales service, such as software bug fixes. The Company considers the standard warranty is not providing incremental service to customers rather an assurance to the quality of the software development and design services and therefore, is not a separate performance obligation. The Company analyzed historical warranty claims, and incurred warranty cost of zero and $64,485 for the six months ended June 30, 2025 and 2024, respectively.

(n) Research and Development Expenses

Research and development (“R&D”) expenses are expensed as incurred. R&D expenses primarily consist of employee salary and benefit costs. R&D expenses were $1,053,921 and $245,642 for the six months ended June 30, 2025 and 2024, respectively.

(o) Income Taxes

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740 Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

F-12

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company’s operating subsidiaries in PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB100,000 ($14,498). In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

(p) Non-controlling Interest

A non-controlling interest in a subsidiary of the Company represents the portion of the equity (net assets) in the subsidiary not directly or indirectly attributable to the Company. Non-controlling interests are presented as a separate component of equity on the Consolidated Balance Sheets, consolidated statements of changes in shareholders’ equity and net income and other comprehensive income attributable to non-controlling shareholders are presented as a separate component on the Consolidated Statements of Operations and Comprehensive Income. Non-controlling interest is nil as of December 31, 2024 upon sale of Wuxi Jinbang.

(q) Segment Reporting

On December 11, 2024, the Company completed the disposal of Guangzhou Lobo, the Software Royalties and Development and Design Services segment, which did not meet the criteria to be classified as discontinued operations under ASC 205-20. Following this transaction, beginning in December 2024, the Company operates as a single reportable segment, Electric Vehicles and Accessories Sales.

As the Company’s long-lived assets are substantially all located in the PRC and all of the Company’s revenues and expenses are derived from within the PRC, no geographical segments are presented.

(r) Net Income Per Share

Basic income per share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of Common stock outstanding for the period. Diluted income per share is calculated by dividing net income attributable to ordinary shareholders as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Potentially dilutive shares are excluded from the computation if their effect is anti-dilutive.

(s) Comprehensive Income

Comprehensive income is comprised of the Company’s net income and other comprehensive income (loss). The components of other comprehensive loss consist solely of foreign currency translation adjustments.

F-13

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

(t) Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(u) Stock-based Compensation

The Company periodically issues shares of its common stock as compensation for services received from its consultants. The fair value is measured on the grant date based on the market price. The fair value amount is recognized as expense when services are required to be provided in exchange for the award. Stock-based compensation expense is recorded in the same expense classifications in the consolidated statements of operations as if such amounts were paid in cash.

(u) Recent Accounting Standards

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, an EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In December 2023, the FASB issued Accounting Standard Update (“ASU”) No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments in this ASU require that public business entities on an annual basis 1) disclose specific categories in the rate reconciliation, and 2) provide additional information for reconciling items that meet a quantitative threshold. The amendments require disclosure about income taxes paid by federal, state and foreign taxes, and by individual jurisdictions in which income taxes paid is equal or greater than 5 percent of total income taxes paid. The amendment also requires entities to disclose income or loss from continuing operations before income tax expense disaggregated between domestic and foreign and income tax expense or benefit from continuing operations disaggregated by federal, state and foreign. For all public business entities, ASU 2023-09 is effective for annual periods beginning after December 15, 2024; early adoption is permitted. The Company will adopt and apply the guidance in fiscal year 2025. There is no material impact expected to our results of operations, cash flows and financial condition at the time of adoption, however the Company is still assessing the disclosure impact.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The amendments in this update require that a public entity disclose on an annual and interim basis, 1) significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and included within each reported measure of segment profit or loss, 2) an amount for other segment items by reportable segment and a description of its composition. The other segment items category is the difference between segment revenue less the segment expenses disclosed under the significant expense principle and each reported measure of segment profit or loss, and 3) disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. For all public business entities, ASU 2023-07 is effective for annual periods beginning after December 15, 2024; early adoption is permitted. The Company will adopt and apply the guidance in fiscal year 2025. There is no material impact expected to our results of operations, cash flows and financial condition at the time of adoption, however the Company is still assessing the disclosure impact.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

3. REVENUES AND COST OF REVENUES

The following table identifies the disaggregation of the Company’s revenues for the six months ended June 30, 2025 and 2024, respectively:

	June 30, 2025	June 30, 2024
Revenues
Electric vehicles and accessories sales	$12,091,762	$12,076,334

Software royalties	-	343
Software development and design services	-	55,991

Software royalties and development and design subtotal	-	56,334

Total revenues accounted for under ASC Topic 606	$12,091,762	$12,132,668

The Company applied a practical expedient to expense costs as incurred for costs to obtain a contract with a customer when the amortization period would have been one year or less. The Company has no material incremental costs of obtaining contracts with customers that the Company expects the benefit of those costs to be longer than one year.

Cost of electric vehicles and accessories revenues consist primarily of cost of products, labor cost, and other overhead expenses. Cost of Software development and design revenues consist primarily of raw material cost, outsourced development cost, and amortization cost of the intangible assets. The following table identifies the disaggregation of the Company’s cost of revenues for the six months ended June 30, 2025 and 2024, respectively:

	June 30, 2025	June 30, 2024
Cost of revenues
Electric vehicles and accessories	$10,149,305	$10,374,282
Software development and design services	-	394,435

Total cost of revenues	$10,149,305	$10,768,717

F-14

4. ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following, and the Company determined that based on the aging of the customer accounts, coverage of credit insurance, customer concentrations, customer credit-worthiness, historical and current economic trends, supportable and reasonable forecast and changes in its customer payment patterns, the allowance for credit losses assessed to be immaterial.

	As of
	June 30, 2025	December 31, 2024
Accounts receivable	$2,499,902	$1,506,894

5. INVENTORIES, NET

Inventories consisted of the following:

	As of
	June 30, 2025	December 31, 2024
Finished goods(1)	$3,965,855	$5,018,907
Raw materials(2)	6,537,935	3,573,860
Total Inventory	$10,503,790	$8,592,767

(1)	Finished goods includes electric vehicles and accessories.

(2)	Raw materials mainly include parts, and battery cells.

Based on historical observations, the write-downs were immaterial to be recognized for the inventories for the six months ended June 30, 2025 and 2024.

6. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	As of
	June 30, 2025	December 31, 2024
Prepayment to vendors	$3,652,366	$7,079,049
Advances to employees (1)	69,182	26,903
Others (2)	706,854	583,471
Prepaid expenses and other current assets	$4,428,402	$7,689,423

(1)	The balance represented advances that the Company’s subsidiaries have advanced to non-director/officer employees. The advance is interest-free.

(2)	The balance primarily represented a deductible VAT input tax of $479,339 and $233,589 as of June 30, 2025 and December 31, 2024, respectively.

F-15

7. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of
	June 30,	December 31,
	2025	2024
Production line for e-bicycles	$942,892	$829,004
Furniture, fixtures and office equipment	51,808	46,665
	994,700	875,669
Less: accumulated depreciation	(199,641)	(147,231)
Property and equipment, net	$795,059	$728,438

For the six months ended June 30, 2025 and 2024, depreciation expense amounted to $49,011 and $125,631 , respectively.

8. INTANGIBLE ASSETS, NET

Intangibles, net consisted of the following:

	As of
	June 30,	December 31,
	2025	2024
Purchased software	$710,616	$697,405
Capitalized software development costs	1,462,568	1,435,378
	2,173,184	2,132,783
Less: accumulated amortization	(1,604,877)	(1,261,739)
Intangible assets, net	$568,307	$871,044

In the software development process, once the preliminary project stage was completed and management committed to funding the software through completion and the software will be used to perform the function intended, the application development stage started. In accordance with ASC 350-40-25, the software development costs incurred in the application development stage were capitalized, and the costs incurred in the preliminary project stage were expensed.

In 2023, the capitalized software for internal use was completed, the capitalized costs is amortized on a straight-line basis over the estimated useful live of three years.

For the six months ended June 30, 2025 and 2024, amortization expense amounted to $315,320 and $378,138 . The Company did not recognize impairment loss for the six months ended June 30, 2025 and 2024.

The following summarizes total future amortization expenses of the purchased software at June 30, 2025:

Year ending June 30,
2025	$268,975
2026	298,497
2027	164
2028	164
2029 and after	507
Total future amortization expense	$568,307

F-16

9. ADVANCES FROM CUSTOMERS

Advances from customers are contract liabilities that represent the Company’s obligation to transfer goods or services to customers for which the Company has received prepayments from the customers. As of June 30, 2025 and December 31, 2024, the Company recorded advances from customers that amounted to $1,476,711 and 1,843,976, respectively. The amount of revenue recognized that was included in the contract liabilities at the beginning of the period were $1,143,860 and $1,055,869 for the six months ended June 30, 2025 and 2024, respectively.

10. TAXES PAYABLE

Taxes payable consisted of the following:

	As of
	June 30,	December 31,
	2025	2024
Income tax payable	$447,867	$269,809
Other tax payable	157,263	113,910
Total tax payable	$605,130	$383,719

11. OPERATING LEASE LIABILITIES AND RIGHT OF USE ASSETS

Operating Leases

During the six months ended June 30, 2025 and 2024, the Company entered into multiple operating leases for new offices and facility spaces in China. The Company measured and recorded right of use assets and corresponding operating lease liabilities at the lease commencement dates. The discount rate utilized in such present value calculation was 4.75% based on an estimate of the Company’s incremental borrowing rate.

The Company has made operating lease payments in the amount of $45,511 and $9,337 during the six months ended June 30, 2025 and 2024. Rent expense charged to operations, which differs from rent paid due to rent credits and to increasing amounts of base rent, is calculated by allocating total rental payments on a straight-line basis over the term of the lease. For the six months ended June 30, 2025 and 2024, the Company incurred operating lease expense amounted to $232,535 and $132,362, respectively.

Operating lease liabilities consist of:

	As of
	June 30,	December 31,
	2025	2024
Current portion	$929,017	$768,544
Long term portion	415,821	554,366
Total operating lease liabilities	$1,344,838	$1,322,910

F-17

The following summarizes total future minimum operating lease payments at June 30, 2025:

The periods ending June 30,
2025	$778,706
2026	359,090
2027	161,932
2028	97,334
Thereafter	-
Total minimum lease payments	$1,397,062
Less: present value discount	(52,224)
Present value of minimum lease payments	$1,344,838

As of June 30, 2025 and December 31, 2024, the weighted average discount rate for these leases is 4.75% and 4.75%, and the weighted average remaining term is 25 months and 31 months, respectively.

12. BANK LOAN

In September 2024, the Company’s subsidiary, Tianjin Lobo entered into a line of credit agreement of $410,998 (RMB3.000,000) with a financing company at an annual interest rate of 8.89%. The Company pays principal and interest monthly, and the credit agreement expires on August 31, 2027. $141,419 of the principal is classified as short-term, and remaining $168,718 of the principal is classified as long-term as of June 30, 2025.

In January and April of 2025, the Company’s subsidiary, Jiangsu Lobo entered into a line of credit agreement and has drawn a total of $1,481,385 (at average foreign exchange rate of RMB10,700,000) with a financing company at an annual interest rate between 3.01% and 3.35%. The Company pays interest monthly or quarterly, and pay principal when each tranche of the borrowings expires between Jan and April of 2026. All of the principal of $1,493,662 are classified as short-term as of June 30, 2025.

For the six months ended June 30, 2025 and 2024, the Company recorded interest expenses of $27,833 and $5168, respectively.

13. CONVERTIBLE NOTE

On December 10, 2024, the Company entered into a securities purchase agreement (the “November 2024 SPA”) with Streeterville Capital, LLC, a Utah limited liability company (the “Investor”), pursuant to which the Company issued to the Investor (i) an unsecured convertible note (“Convertible Note”), in the principal amount of $1,635,000, bearing interest at a rate of 7% per annum and having a term of one year after the purchase price of the Convertible Note is delivered by the Investor to the Company with an aggregate original issue discount of US$135,000, and (ii) 850,000 Common stock (“Pre-Delivery Shares”) of the Company in aggregate at a price of $0.001 per share, which is for pre-delivery and subject to the Company’s repurchase right upon repayment of the notes. The Investor has the right at any time beginning on the earlier of (a) the date that is six months after the purchase price of the Convertible Note is delivered by the Investor to the Company, and (b) the effective date of the registration statement on Form F-1 to register the Investor’s resale of conversion shares and Pre-Delivery Shares, until the Outstanding Balance (the principal amount plus accrued but unpaid interest, collection and enforcements costs incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges incurred under this Convertible Note as of any date of determination) has been paid in full, at its election, to convert all or any portion of the Outstanding Balance into Common stock at a conversion price equal to the lower of (a) 80% of the lowest volume weighted average price measured during the period of ten (10) trading days prior to the conversion; and (b) the fixed price of $4.00 per share, subject to the restriction of the floor price of $1.00 per share for the possible future conversions into Common stock. Upon the occurrence of an Event of Default, Holders may accelerate this Note with the Outstanding Balance becoming immediately due and payable in cash, and interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law (“Default Interest”).

In addition, the Company may prepay all or a portion of the Convertible Note at any time by paying 110% of the Outstanding Balance elected for pre-payment. From the date of the issuance and sale of the Convertible Note and the Pre-Delivery Shares to the maturity date, the Company can extend the maturity date up to twice, for six months each time, and each exercise of this right will increase the Outstanding Balance by 5%. However, the Company can only exercise the right if: (i) for the first exercise, the Outstanding Balance is $750,000 or less, and for the second, it is $375,000 or less; (ii) no Trigger Event has occurred before the exercise date; (iii) the company has not received a non-qualification letter regarding any Nasdaq listing rule.

On December 13, 2024, the Company completed its issuance and sale of the note and issuance of Pre-Delivery Shares pursuant to the November 2024 SPA. The gross proceeds from the sale of the Convertible Note were $1,635,000, prior to deducting transaction fees and estimated expenses.

The Company has identified and evaluated the embedded features of the convertible notes, and concluded that (i) the Company call option, contingent interest features for event of default, the right to prepay, and event of delisting put option are clearly and closely related to the debt host instrument and, therefore, are not required to be bifurcated under ASC 815, (ii) the conversion right is eligible for a scope exception from derivative accounting and is not required to be bifurcated under ASC 815. Consequently, the Company accounts for the convertible notes as a liability following the respective guidance ASC 470.

F-18

As Pre-delivery shares can be separately exercised, i.e. each can continue to exist unchanged when the other is exercised, the Company concluded that they were freestanding. The Pre-delivery Shares are considered a form of stock borrowing facility and are accounted for as own-share lending arrangement. The Company did not receive any proceeds or pay any consideration related to the Pre-delivery Shares, except that the Company received a one-time nominal fee of $850 upon the issuance of the Pre-delivery Shares and will pay the same amount to the investors upon the return of Pre-delivery Shares, respectively. The fair value of the 850,000 shares was based on the Nasdaq trading price on the issuance day, but was limited to the proceeds amount of $1,500,000. The Company accounted for the share lending arrangement as an issuance cost and recorded at fair value upon issuance date against additional paid-in capital of $1,499,150. Although legally issued, the Pre-delivery Shares were not considered outstanding and therefore excluded from basic and diluted loss per share unless default of the share lending arrangement occurs, at which time the Pre-delivery Shares would be included in the basic and diluted loss per share calculation.

During the six months ended June 30, 2025, the Company issued 2,762,744 shares of Common stock upon conversion of $1,382,664 convertible debt principal and accrued interest, and the corresponding debt discount of $1,421,069 was amortized into interest expense.

The amortized cost of the Convertible Note consisted of the following:

Convertible Note Principal- Issued in November 2024	$1,635,000
Debt issuance discount	(135,000)
Debt discount of fair value for pre-delivery Shares	(1,499,150)
Interest accrued	11,970
Convertible Notes Principal and accrued interest as of December 31, 2024	12,820

Amortization of debt discount and fair value for pre-delivery shares	1,421,069
Principal and accrued accrued interest converted into Common stock	(1,382,664)
Convertible Notes Principal and accrued interest as of June 30, 2025	$51,225

14. RELATED PARTY TRANSACTIONS AND BALANCES

The following is a list of related parties which the Company had transactions with during the six months ended June 30, 2025 and 2024:

	Name	Relationship
(a)	Huiyan Xie	5.38% shareholder of the Company
(b)	Huajian Xu	CEO of the Company

Amounts due to related parties

As of June 30, 2025and December 31, 2024,  amounts due from related parties, consisted of the following:

	December 31, 2024	Borrowed	Repaid	Exchange Rate Translation	Reclass to OP	Disposal of Subsidiaries	June 30, 2025
Amounts due to related parties
(a) Huiyan Xie	27,729	345,486	(530,725)	(9,895)	-	(287,421)	120,016
(b) Huajian Xu	684,681	36,999	(650,058)	101	-	-	71,723
Total amounts due to related parties	$712,410	$382,484	$(1,180,782)	$(9,794)	$-	$(287,421)	$191,739

The balances represented interest-free loans payable to shareholders.

F-19

15. INCOME TAXES

BVI

The Company is incorporated in the BVI. Under the current laws of the BVI, the Company is not subject to income or capital gains taxes. In addition, dividend payments are not subject to with holdings tax in the BVI.

Hong Kong

On March 21, 2018, the Hong Kong Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on March 28, 2018 and was announced on the following day. Under the two-tiered profits tax rates regime, the first 2 million Hong Kong Dollar (“HKD”) of profits of the qualifying group entity will be taxed at 8.25%, and profits above HKD 2 million will be taxed at 16.5%. The Company’s Hong Kong subsidiaries did not have assessable profits that were derived in Hong Kong for the six months ended June 30, 2025 and 2024. Therefore, no Hong Kong profit tax has been provided for the six months ended June 30, 2025 and 2024.

PRC

The Company’s PRC subsidiaries are subject to the PRC Enterprise Income Tax Law (“EIT Law”) and are taxed at the statutory income tax rate of 25%, unless otherwise specified.

The components of the income tax provision are:

	As of
	June 30, 2025	June 30, 2024
Current	$(170,825)	$(289,039)
Deferred	-	-
Total income tax provision	$(170,825)	$(289,039)

The income tax provision is included in our consolidated statement of operations and comprehensive income.

The reconciliations of the statutory income tax rate and the Company’s effective income tax rate are as follows:

	For the six months ended June 30,
	2025	2024
Net income before provision for income taxes	$(2,451,344)	$(24,208)
PRC statutory tax rate	25%	25%
Income tax at statutory tax rate	(612,835)	(6,052)

Additional deduction for R&D expenses	(188,480)
Effect of preferential tax of PRC subsidiary	37,849
Changes in valuation allowance	5,360	167,204
Effect of income tax rate differences in jurisdictions other than mainland China	690,514	120,809
Tax effect of non-deductible items	238,417	7,078
Income tax expense	$170,825	$289,039
Effective tax rates	(7)%	(1194)%

The current PRC EIT Law imposes a 10% withholding income tax for dividends distributed by foreign invested enterprises to their immediate holding companies outside the PRC. A lower withholding tax rate will be applied if there is a tax treaty arrangement between the PRC and the jurisdiction of the foreign holding company. Distributions to holding companies in Hong Kong that satisfy certain requirements specified by the PRC tax authorities, for example, will be subject to a 5% withholding tax rate.

F-20

As of June 30, 2025 and December 31, 2024, the Company had not recorded any withholding tax on the retained earnings of its foreign invested enterprises in the PRC, since the Company intends to reinvest its earnings to further expand its business in mainland China, and its foreign invested enterprises do not intend to declare dividends to their immediate foreign holding companies.

As of June 30, 2025 and December 31, 2024, there was no tax effect of temporary difference under ASC Topic 740 “Accounting for Income Taxes” that gives rise to deferred tax asset and liability.

As of June 30, 2025 and December 31, 2024, the Company has net operating loss carried forward of $5,427 and $166,003.

Accounting for uncertainty tax position

The Company did not identify significant unrecognized tax benefits for the the six months ended June 30, 2025 and 2024. The Company did not incur any interest or penalties related to potential underpaid income tax expenses. In general, the PRC tax authority has up to five years to conduct examinations of the Company’s tax filings. Accordingly, the tax years from 2020 to 2024 of the Company’s PRC subsidiaries remain open to examination by the taxing jurisdictions. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

16. EQUITY

(a) Common stock and Additional Paid In Capital

The Company was established under the laws of the British Virgin Islands on October 25, 2021. The authorized number of Common stock was 50,000,000 with par value of $0.001 per share. As of December 31, 2021, the Company’s shareholders have not funded the capital of the Common stock in British Virgin Islands and recorded subscription receivable as of December 31, 2021. The Company’s shareholders have funded the $50,000 capital in British Virgin Islands in October and November, 2022.

Upon the Reorganization event described in Note 1, on March 14, 2022, the Company issued the 5,700,000 Common stock of common stock with par value of $0.001 in exchange for all outstanding common stock of Jiangsu Lobo. The Reorganization has been accounted for at historical cost and prepared on the basis as if the Reorganization had become effective as of the beginning of the first period presented in the accompanying financial statements of the Company.

On March 1, 2023, the Company effected a one thousand-for-one subdivision of shares to shareholders, which increased the total number of authorized and issued Common stock of 50,000 to 50,000,000, and decreased the par value of Common stock from $1 to $0.001. Then the shareholders surrendered a pro-rata number of Common stock of 44,300,000 to the Company for no consideration and thereafter cancelled. Following the surrender, the issued and outstanding Common stock were 5,700,000 of par value of $0.001 per share. All share and per share data as of December 31, 2022, and for the year ended December 31, 2022 are presented on a retroactive basis.

On September 15, 2023, the Company issued 700,000 shares on a pro-rata basis to the existing shareholders as stock dividend. The fair value of the stock dividend is determined to be $2,212,000 at $3.16 per ordinary share. As of October 15, 2023, the Company has 50,000,000 Common stock authorized, with 6,400,000 Common stock issued and outstanding. The stock dividend, all share and per share data as of December 31, 2022, and for the year ended December 31, 2022 are retroactively adjusted.

In March 21, 2024, the Company issued 1,380,000 shares of common stock at $4.00 per share for a total of $5,520,000 gross processed in its Initial Public Offering (IPO). Net proceeds from the IPO was $3,180,963 including $500,000 indemnification escrow funds recorded in restricted cash, net of expenses primarily including legal fees and audit fees.

On December 11, 2024, the Company issued 850,000 shares of common stock at par value of $0.001 per share to the investors of the convertible note. Refer to Note 13 for details.

In March 2025, the Company issued 500,000 shares of common stock for financial consulting service at fair value of $354,950 at $0.71 per share.

As disclosed in Note 13, during the six months ended June 30, 2025, the Company issued 2,762,744 shares of Common stock upon conversion of $1,421,069 convertible debt principal and accrued interest.

(b) Statutory Reserve

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Net income after taxation can be made up for the cumulative prior years’ losses, if any before allocated to the “Statutory reserve”. Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the board of directors of the Company. As of June 30, 2025 and December 31, 2024, statutory reserve provided were $279,200 and $464,637, respectively.

(c) Dividends

The Company through its PRC subsidiaries paid cash dividends of nil and nil to its shareholders for the years ended December 31, 2024 and 2023, respectively.

F-21

17. CONCENTRATIONS

Concentrations of Credit Risk

As of June 30, 2025 and December 31, 2024, cash and cash equivalents balances in the PRC are $1,424,211 and $1,379,434, respectively, which were primarily deposited in financial institutions located in Mainland China. Each bank account is insured by The People’s Bank of China (the central bank of China) with the maximum limit of RMB500,000 (equivalent to $70,692). To limit exposure to credit risk relating to deposits, the Company primarily places cash and cash equivalent deposits with large financial institutions in China which management believes are of high credit quality and management also continually monitors the financial institutions’ credit worthiness.

Concentrations of Customers

The following table sets forth information as to each customer that accounted for 10% or more of total accounts receivable as of June 30, 2025 and December 31, 2024:

	As of		As of
	June 30,		December 31,
	2025		2024
	Amount	% of Total	Amount		% of Total
A	$500,249	20.01%	$	*	*	%
B	489,332	19.57%		795,879	52.82%
C	378,980	15.16%		*	*	%
D	374,882	15.00%		*	*	%
E	262,855	10.51%		*	*	%
F	*	* %		316,273	20.99%
Total	$2,006,298	80.25%		$1,112,152	73.81%

The following table sets forth information as to each customer that accounted for 10% or more of total revenue for the six months ended June 30, 2025 and 2024.

	For the six months ended June 30,
	2025			2024
Customer	Amount	% of Total		Amount	% of Total
A	$3,607,257	29.83%		$3,022,476	24.91%
B	*	*	%	2,050,295	16.90%
C	*	*	%	1,298,049	10.70%
Total	$3,607,257	29.83%		$6,370,820	52.51%

The following table sets forth information as to each supplier that accounted for 10% or more of accounts payable as of June 30, 2025 and December 31, 2024:

	As of		As of
	June 30,		December 31,
	2025		2024
Suppliers	Amount	% of Total	Amount	% of Total
A	$404,718	25.24%	$417,196	18.81%
B	330,361	20.60%	324,219	14.62%
C	230,211	14.36%	225,931	10.19%
D	*	* %	724,946	32.69%
E	*	* %	273,999	12.35%
Total	$965,290	60.20%	1,966,291	88.66%

*	represented the percentage below 10%

There following table sets forth information as to each supplier that accounted for 10% or more of total purchase during the six months ended June 30, 2025 and 2024:

	For the six months ended June 30,
	2025			2024
Suppliers	Amount	% of Total		Amount		% of Total
A	$1,266,176	10.82%		$	*	* %
B	*	*	%		2,301,768	17.54%
C	*	*	%		1,811,820	13.80%
D	*	*	%		1,438,856	10.96%
Total	$1,266,176	10.82%			5,552,444	42.30%

18. SUBSEQUENT EVENTS

The Company has performed an evaluation of subsequent events through September 3, 2025, which was the date of the issuance of the consolidated financial statements, and determined that no events would have required adjustment or disclosure in the consolidated financial statements other than that discussed above.

F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Lobo EV Technologies Ltd

Opinion on the Financial Statements

We have audited the accompanying balance sheets of LOBO EV Technologies Ltd. (the Company) as of December 31, 2024, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flow for the year ended December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flow the year ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HTL International LLC

We have served as the Company’s auditor since 2024.

Houston, Texas

April 28, 2025

F-23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Lobo EV Technologies Ltd

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Lobo EV Technologies Ltd and subsidiaries (collectively, the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023 and 2022, and the consolidated results of its operations and its consolidated cash flows for each of the three years in the period ended December 31, 2023 in conformity with U.S generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provided a reasonable basis for our opinion.

/s/ TPS Thayer, LLC

We have served as the Company’s auditor since 2021.

Sugar Land, Texas

April 30, 2024

F-24

LOBO EV TECHNOLOGIES LTD

CONSOLIDATED BALANCE SHEETS

	As of
	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$1,379,434	$470,335
Restricted cash	510,156	-
Accounts receivable, net	1,506,894	2,532,551
Inventories, net	8,592,767	5,737,781
Short-term investments	-	56,768
Prepaid expenses and other current assets	7,689,423	7,307,478
Assets held for sale	1,527,589	-
Total current assets	21,206,263	16,104,913
Property and equipment, net	728,438	1,080,747
Intangible assets, net	871,044	1,916,362
Operating lease right-of-use assets, net	1,037,883	569,462
Deferred tax assets	175,960
Total Assets	24,019,588	19,671,484

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,217,720	$929,816
Advances from customers	1,843,976	1,555,424
Other current payables	1,798,252	370,913
VAT payable	550,439	6,078,846
Taxes payable	383,719	2,372,646
Amounts due to related parties	712,410	1,671,371
Short-term Loan	132,777	-
Convertible note payable, net	12,820	-
Liabilities held for sale	5,486,344	-
Operating lease liabilities, current	768,544	362,720
Total current liabilities	13,907,001	13,341,736
Long-term Loan	236,513	140,847
Operating lease liabilities, non-current	554,366	298,961
Other payables	-	11,320
Total liabilities	14,697,880	13,792,864

Commitments and contingencies	-	-

Equity:
Common stock* (par value of $0.001 per share, 50,000,000 shares authorized, 8,630,000 and 6,400,000 ordinary shares issued as of December 31, 2024 and 2023, respectively; 7,780,000and 6,400,000 ordinary shares outstanding as of December 31, 2024 and 2023, respectively)	8,630	6,400
Additional paid-in capital	8,781,273	3,013,333
Retained earnings	644,930	2,490,044
Accumulated other comprehensive income	(577,762)	(377,790)
Statutory reserve	464,637	521,566
Total LOBO EV Technologies LTD’s shareholders’ equity	9,321,708	5,653,553
Non-controlling interest	-	225,067
Total Equity	9,321,708	5,878,620

Total Liabilities and Equity	$24,019,588	$19,671,484

(In U.S. dollars except for number of shares)

The Pre-delivery 850,000 Shares were not considered outstanding (Note 14).

The accompanying notes are an integral part of these consolidated financial statements.

F-25

LOBO EV TECHNOLOGIES LTD

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In U.S. dollars except for number of shares)

	For the year ended
	December 31,
	2024	2023	2022
Revenues	$21,188,606	$15,474,918	$18,298,565
Cost of revenues	18,731,995	13,266,821	15,273,181
Gross Profit	2,456,611	2,208,097	3,025,384

Operating expenses
Selling and marketing expenses	716,021	610,487	585,772
General and administrative expenses	2,020,003	516,187	690,763
Research and development expenses	1,663,445	262,375	227,555
Total operating expenses	4,399,469	1,389,049	1,504,090

Operating (loss)/income	(1,942,858)	819,048	1,521,294

Other expenses (income)
Interest expense	20	7,508	16,715
Gain on disposal of subsidiaries	(836,112)
Other income	(380,892)	(519,784)	(27,949)
Total other income, net	(1,216,984)	(512,276)	(11,234)

(loss)/Income before income tax expense	(725,874)	1,331,324	1,532,528
Income tax expense	119,967	344,853	417,268
Net (loss)/Income	(845,841)	986,471	1,115,260

Net (loss)/Income	(845,841)	986,471	1,115,260
Less: Net (loss)/income attributable to non-controlling interest	33,005	(16,873)	(42,827)
Net (loss)/income attributable to LOBO EV Technologies LTD	(812,836)	969,598	1,072,433

Net (loss)/Income	(845,841)	986,471	1,115,260
Foreign currency translation adjustments	(204,541)	(187,459)	(359,614)
Total comprehensive (loss) income	(1,050,382)	799,012	755,646
Less: Comprehensive net (loss) attributable to noncontrolling interests	(37,574)	12,304	32,716
Total comprehensive (loss) income attributable to LOBO EV Technologies LTD	$(1,012,808)	786,708	722,930

Net (loss)/income per share, basic and diluted	$(0.11)	$0.15	0.17
Weighted average shares outstanding, basic and diluted	7,478,361	6,400,000	6,400,000

The Pre-delivery Shares were not considered outstanding and therefore excluded from basic and diluted loss per share calculation (Note 14).

The accompanying notes are an integral part of these consolidated financial statements

F-26

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(In U.S. dollars except for number of shares)

	Ordinary Shares		Shareholders	Additional paid-in	Statuory	(Accumulated deficit) Retained	Accumulated other comprehensive	Total shareholders’	Non-controlling	Total
	Share	Amount	subscription	capital	reserves	earnings	loss	equity	Interest	equity
Balance as of December 31, 2022	6,400,000	6,400		3,013,333	422,330	1,619,682	(194,900)	4,866,845	212,763	5,079,608
Issurance of ordianary shares			-		-	-	-	-	-	-
Net income			-	-	-	969,598	-	969,598	16,873	986,471
Appropriation to statutory reserves	-	-		-	99,236	(99,236)		-		-
Foreign currency translation adjustments							(182,890)	(182,890)	(4,569)	(187,459)
Additional consideration paid for Reorganization			-	-	-		-	-	-	-
Balance as of December 31, 2023	6,400,000	6,400	-	3,013,333	521,566	2,490,044	(377,790)	5,653,553	225,067	5,878,620
Issurance of ordianary shares	1,380,000	1,380		3,179,583	-	-	-	3,180,963		3,180,963
Pre-Delivery Shares related to the issuance of Convertible Note	850,000	850		1,499,150				1,500,000		1,500,000
Net income			-	-	-	(812,836)	-	(812,836)	(33,005)	(845,841)
Appropriation to statutory reserves	-	-		-	170,914	(170,914)		-	-	-
Foreign currency translation adjustments							(199,972)	(199,972)	(4,569)	(204,541)
Gain on disposal of subsidiaries					(94,700)	94,700		-	(187,493)	(187,493)
other				1,089,207	(133,143)	(956,064)		-		-
Additional consideration paid for Reorganization			-	-	-		-	-	-	-
Balance as of December 31, 2024	8,630,000	8,630	-	8,781,273	464,637	644,930	(577,762)	9,321,708	-	9,321,708

The accompanying notes are an integral part of these consolidated financial statements.

F-27

LOBO EV TECHNOLOGIES LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. dollars except for number of shares)

	For the years ended December 31,
	2024	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	(845,841)	986,471	1,115,260
Adjustment to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,004,089	722,778	347,189
Gain on disposal of property and equipment	(17,815)	-	-
Changes in fair value of short-term investments	(15,632)	-	-
Gain on sale of long-term investments	-	13,319	(14,861)
Amortization of operating lease Right-of-use assets, nets	370,283	181,791	230,305
Gain on disposal of subsidiaries	(836,112)	-	-
Unrealized loss on assets held for sale	455,938	-	-
Amortization of Convertible Note issuance cost	11,970	-	-
Changes in Operating Assets and Liabilities
Accounts receivable	617,183	437,684	(1,750,083)
Inventories	(4,658,182)	(2,038,096)	(2,026,214)
Prepaid expenses and other current assets	(2,426,075)	(4,021,436)	(2,070,066)
Deferred tax asset	(178,494)	-	-
Accounts payable	1,386,960	(816,530)	860,369
Advance from customers	363,803	1,409,334	(82,999)
Other current payables	1,241,012	(42,482)	178,113
VAT payable	108,456	1,222,130	41,815
Taxes payable	815,440	649,355	2,117,581
Operating lease Liabilities	(332,159)	(120,936)	(128,068)
Net cash (used in) provided by operating activities	(2,935,176)	(1,416,618)	(1,181,659)

CASH FLOWS FROM INVESTING ACTIVITIES
Interest-free loan to related parties	-	(16,896,831)	(19,535,129)
Interest-free loan repaid by related parties	-	20,319,617	18,439,556
Purchase of short-term investment	(125,075)	(70,275)	-
Sale of short-term investment	71,869	-	-
Proceeds from sale of long-term equity investments	94,640	-	1,500,966
Purchase of property and equipment	(325,257)	(314,197)	(777,994)
Purchase of intangible assets	-	(985,995)	(608,806)
Additional consideration paid for Reorganization	-	(1,437,646)	-
Net cash used in investing activities	(283,823)	614,673	(981,407)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of interest-free loan from related parties	8,747,287	4,811,327	519,515
Repayments of interest-free loan to related parties	(9,246,025)	(3,658,828)	(2,454)
Proceeds from issuance of convertible note, net of issuance costs	1,500,850	-	-
Repayments of short-term borrowings		(197,715)	-
Proceeds from short-term loan	190,277
Proceeds of long-term borrowings	239,919	141,225	-
Proceeds from additional paid in capital	-	-	1,208,568
Proceeds from IPO	3,180,963	-	-
Net cash provided by financing activities	4,613,271	1,096,009	1,725,629

Effect of exchange rate changes on cash and cash equivalents	24,983	(6,558)	6,258

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	1,419,255	287,506	(431,179)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	470,335	182,829	614,008
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	1,889,590	470,335	182,829

RECONCILATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period
Cash, cash equivalents	470,335	182,829	614,008
Restricted cash	-	-	-
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	470,335	182,829	614,008

RECONCILATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period
Cash, cash equivalents	1,379,434	470,335	182,829
Restricted cash	510,156	-	-
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	1,889,590	470,335	182,829

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	(657)	(239)	-
Interest	20	408	(16,715)

NON-CASH TRANSACTIONS
Addition of Right-of-use assets, nets	999,805	273,334	575,581
Liabilities incurred for purchase of property and equipment	-	-	162,411
Fair value adjustment for Pre-Delivery Shares related to the issuance of Convertible Note	1,499,150	-	-
Other payables released from the sale of property and equipment	19,456	-	-
Other payables released from from the sale of subsidiaries	1,183,624	-	-

F-28

LOBO EV TECHNOLOGIES LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Lobo EV Technologies Ltd. (“LOBO”) was incorporated as an exempted holding company under the laws of the British Virgin Islands on October 25, 2021. LOBO does not conduct any substantive operations on its own, but instead conducts its business operations through its wholly-owned subsidiary in the People’s Republic of China (the “PRC”) and the subsidiary of such entity. LOBO and its subsidiaries are hereinafter collectively referred to as “the Company”. LOBO is an innovative electric vehicles manufacturer and seller. LOBO designs, develops, manufactures and sells e-bicycles, e-mopeds, e-tricycles, and electric four-wheeled shuttles, through its indirectly wholly-owned subsidiaries, Jiangsu LOBO, Beijing LOBO, Guangzhou LOBO, Tianjin LOBO, Tianjin Bibosch and Wuxi Jinbang. .As described below, LOBO, through a series of transactions which is accounted for as a reorganization of entities under common control (the “Reorganization”), became the ultimate parent entity of its subsidiaries. Accordingly, these consolidated financial statements reflect the historical operations of the Company as if the current organization structure had been in existence throughout the periods presented.

Reorganization

The Reorganization of the Company’s legal structure was completed on March 14, 2022. The Reorganization involved (i) the incorporation of LOBO in the British Virgin Islands as a holding company; (ii) the incorporation of LOBO Holdings Limited in Hong Kong (“LOBO HK”), as a wholly-owned subsidiary of LOBO; (iii) the share transfer of Jiangsu LOBO from Jiangsu LOBO’s shareholders to LOBO HK, resulting in Jiangsu LOBO becoming a wholly-owned subsidiary of LOBO HK in the PRC.

LOBO is a holding company and had not commenced operations until the Reorganization was complete.

During the years presented in these consolidated financial statements, the control of the entities has never changed (always under the control of the PRC Shareholders). Accordingly, the combination has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

In March 2023, LOBO HK entered into a supplemental agreement with Jiangsu LOBO’s former shareholders, and agreed the consideration for the share transfer of Jiangsu LOBO to LOBO HK shall be $1,437,646 (RMB 10,000,000), the registered capital amount of Jiangsu LOBO since its incorporation in November 2021. The pro-rata amount to each shareholder of Jiangsu LOBO was documented in the initial share transfer agreement entered in March 2022, when LOBO HK and former Jiangsu LOBO shareholders’ decided the consideration to be zero at the time.

In March 2023, when LOBO HK and former Jiangsu LOBO Shareholders entered into the supplemental agreement, the nature of the share transfer transaction did not change, which is still an acquisition under common control. The supplemental agreement is part of the Reorganization process.

Jiangsu LOBO former shareholders include related parties who are also officers of LOBO under current structure, hence the acquisition was accounted for as common control acquisition in accordance with ASC 805-50-45-5. Under the guidance, the current capital structure has been retroactively presented in prior periods as if such structure existed at that time.

The reorganization has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time, and therefore, the consideration amount of $1,437,646 is retrospectively adjusted as of the beginning of the first period presented in the accompanying consolidated financial statements (Retrospective Adjustment -1).

On March 1, 2023, the Company effected a one thousand-for-one subdivision of shares to shareholders, which increased the total number of authorized and issued ordinary shares of 50,000 to 50,000,000, and decreased the par value of ordinary shares from $1 to $0.001. Then the shareholders surrendered a pro-rata number of ordinary shares of 44,300,000 to the Company for no consideration and thereafter cancelled. The surrendered shares have been retrospectively adjusted as of the beginning of the first period presented in the accompanying consolidated financial statements.

On September 15, 2023, the Company issued 700,000 shares on a pro-rata basis to the existing shareholders as stock dividend. The fair value of the stock dividend is determined to be $2,212,000 at $3.16 per ordinary share. As of October 15, 2023, the Company has 50,000,000 ordinary shares authorized, with 6,400,000 ordinary shares issued and outstanding. The stock dividend, all share and per share data as of December 31, 2022, and for the year ended December 31, 2022 are retroactively adjusted (Retrospective Adjustment -2).

LOBO is a holding company and had not commenced operations until the Reorganization was complete.

During the years presented in these consolidated financial statements, the control of the entities has never changed (always under the control of the PRC Shareholders). Accordingly, the combination has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

F-29

The consolidated financial statements reflect the activities of LOBO and each of the following entities:

			Percentage
	Date of	Place of	of effective
Name	Incorporation	incorporation	ownership	Principal Activities
Wholly owned subsidiaries
LOBO EV Technologies Ltd (LOBO BVI)	October, 2021	BVI	100%	Holding company
LOBO Holdings Ltd (LOBO HK)	November, 2021	HK	100%	Investment holding company
LOBO MATRIX INVEST LTD (LOBO MATRIX)	September, 2024	BVI	100%	Investment holding company
LOBO Scientific INC. (LOBO Scientific)	November, 2024	U.S.	100%	Investment holding company
Jiangsu LOBO Electric Vehicle Co. Ltd (Jiangsu LOBO)	November, 2021	PRC	100%	WFOE, a holding company
Beijing LOBO Intelligent Machine Co., Ltd (Beijing LOBO)*	August, 2014	PRC	100%	Domestic sales and outsourcing special models of e-bicycle and UVT
Tianjin LOBO Intelligent Robot Co., Ltd (Tianjin LOBO)	October, 2021	PRC	100%	Production of electric bicycles, urban tricycles and elderly scooters
Guangzhou LOBO Intelligent Technologies Co. Ltd (Guangzhou LOBO)*	May, 2019	PRC	100%	Software development for automotive electronics
Wuxi Jinbang Electric Vehicle Manufacture Co., Ltd (Wuxi Jinbang)*	October, 2002	PRC	85%	Production of electric bicycles and electric moped
Tianjin Bibosch Intelligent Technologies Co., Ltd (Tianjin Bibosch)	March, 2022	PRC	100%	Foreign sales of e-bicycle and UVT
Wuxi Zella Technology Trading Co., Ltd. (Wuxi Zella)	August, 2024	PRC	100%	Trade agency company

*	The Company has disposed or has plan to dispose the subsidiaries. See details below.

On November 28, 2024, the board directors’ meeting of the company resolved that Jiangsu LOBO Electric Vehicle Co., Ltd. (hereinafter referred to as “Jiangsu LOBO”), a wholly-owned subsidiary of the company, would sell Guangzhou LOBO Intelligent Technology Co., Ltd. (hereinafter referred to as “Guangzhou LOBO”), a wholly-owned subsidiary of Jiangsu LOBO, to Yang Chengliang at a transfer equity price of RMB 18,000. On December 2, 2024, Jiangsu LOBO and Yang Chengliang signed an equity transfer agreement. On December 11, 2024, the industrial and commercial information of Guangzhou LOBO was changed, and the day after that, the materials were handed over with the buyer, and the control right of Guangzhou LOBO had been completely transferred to the buyer, completing the disposal of Guangzhou LOBO.

On December 10, 2024, the board directors’ meeting of the company resolved that Beijing LOBO Intelligent Machine Co., Ltd. (hereinafter referred to as “Beijing LOBO”), a wholly-owned subsidiary of the company, would sell 85% of the equity of its subsidiary, Wuxi Jinbang Electric Vehicle Manufacturing Co., Ltd. (hereinafter referred to as “Wuxi Jinbang”), to Wang Jiaqian at a transfer equity price of RMB 9.18 million. On December 15, 2024, Beijing LOBO and Wang Jiaqian signed an equity transfer agreement. On December 30, 2024, the industrial information change of Wuxi Jinbang was completed, and the day after, the materials were handed over to the buyer. The control right of Wuxi Jinbang has been completely transferred to the buyer, and the disposal of Wuxi Jinbang has been completed.

The sale of Guangzhou LOBO and Wuxi Jinbang do not constitute a non-continuing operation business that has a significant impact on the company’s entity operation, financial performance, or involves strategic shift. The sales do not conform to the definition of discontinued operations as stipulated in ASC 205-20-45-1A to 45-1C. Therefore, it is not necessary to disclose the relevant information about discontinued operations in the financial statements in accordance with ASC 205-20-50-5.

Details of the entities disposed were as follows:

	Guangzhou LOBO	Wuxi Jinbang	Total
Total assets	$221,376	$4,572,952	$4,794,328
Total liabilities	842,393	3,322,166	4,164,559
Total net assets	(621,017)	1,250,786	629,769
Total noncontrolling interest	-	(187,618)	(187,618)

Subtotal	(621,017)	1,063,168	442,151
Total consideration	2,501	1,275,762	1,278,263
Total gain on disposal of subsidiaries	$623,518	$212,594	$836,112

Of the total consideration of $1,278,263, $90,471 was received in cash, and remaining $1,187,792 was paid by releasing the Company’s other payables liability.

On December 10, 2024, the board of directors’ meeting of the company decided to sell the Beijing LOBO Intelligent Machine Co., Ltd. ( “Beijing LOBO”), a wholly-owned subsidiary of the company, before April 30, 2025. The plan to sell Beijing LOBO does not fall under the category of non-continuing operations that have significant impact on the company’s entity’s operation, financial performance, or represent a strategic shift. It does not conform to the definition of discontinued operations as stipulated in ASC 205-20-45-1A to 45-1C or ASC 205-20-45-1E. Therefore, it is not necessary to disclose the relevant information regarding discontinued operations in the financial statements in accordance with ASC 205-20-50-5. Instead, the asset and liability of Beijing LOBO are classified as held for sale under 360-10-45-9 and disclosed in the notes to the financial statements in accordance with 360-10-50-3 to 30-3A.

F-30

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation and principles of consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the financial statements of LOBO, and its subsidiaries. All inter-company transactions and balances have been eliminated upon consolidation.

Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifcations had no impact on net earnings and financial position.

(b) Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period and accompanying notes, including credit loss, the useful lives of property and equipment, impairment of short-term investments, long-term investments and long-lived assets, valuation allowance for deferred tax assets and uncertain tax opinions. Actual results could differ from those estimates.

(c) Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar (“USD” or “$”). The functional currency of subsidiaries located in China is the Chinese Renminbi (“RMB”), the functional currency of subsidiaries located in Hong Kong is the Hong Kong dollars (“HK$”). For the entities whose functional currency is the RMB and HK$, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments are reported as foreign currency translation adjustment and are shown as a separate component of other comprehensive loss in the Consolidated Statements of Operations and Comprehensive Income.

Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

F-31

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

The Consolidated Balance Sheets amounts, with the exception of equity, on December 31, 2024 and 2023 were translated at RMB7.2993 to $1.00 and RMB7.0999 to $1.00, respectively. Equity accounts were stated at their historical rates. The average translation rates applied to Consolidated Statements of Operations and Comprehensive Income and Cash Flows for the years ended December 31, 2024 and 2023 were RMB7.1957 to $1.00 and RMB7.0809 to $1.00, respectively.

(d) Fair Value Measurement

The Company applies Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for identical or similar assets and liabilities in active markets or in inactive markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The carrying amounts of the Company’s financial instruments approximate their fair values because of their short-term nature. The Company’s financial instruments include cash, short-term investments, accounts receivable, amounts due from related parties, other current assets, amounts due to related parties, accounts payable and other current payables. Short-term investments are recorded at fair value, based on Level 1 inputs as of December 31, 2024 and 2023.

(e) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, bank deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash and have insignificant risk of changes in value related to changes in interest rates and have original maturities of three months or less when purchased.

(f) Accounts receivable

Accounts receivable are stated at the original amount less credit losses, if any, based on a review of all outstanding amounts at period end. The Company adopted ASU No. 2016-13, “Financial Instruments – Credit Losses” on January 1, 2023. The Company analyzes the aging of the customer accounts, coverage of credit insurance, customer concentrations, customer credit-worthiness, historical and current economic trends and changes in its customer payment patterns, and concluded that the adoption has no material impact on the consolidated financial statements and did not consider necessary to record credit losses against its accounts receivable as of December 31, 2024 and 2023.

F-32

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

(g) Inventories

Inventories, primarily consisting of the raw materials purchased by the Company for battery packs assembling and e-bicycles production, and finished goods including battery packs and e-bicycles, are stated at the lower of cost or net realizable value. Cost of inventory is determined using weighted-average method. Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. There were no write-downs recognized for the inventories for the years ended December 31, 2024 and 2023.

(h) Short-term investments

Short-term investments include investment in publicly traded stocks as of December 31, 2023. The publicly traded stocks has readily determinable fair values, and are recorded at fair value with changes in fair value recorded in other income in the consolidated statement of operations and comprehensive income. The Company has disposed of all short-term investments in 2024.

For the years ended December 31, 2024 and 2023, the Company did not record any impairment on the short-term investment.

(i) Deferred IPO costs

Deferred IPO costs represent the incremental costs incurred for the Company’s initial public offering (“IPO”). These costs were deferred and were deducted from the proceeds of the IPO upon the completion of the IPO. Deferred IPO costs primary include professional fees related to the IPO. As of December 31, 2023, the deferred IPO costs were $1,282,570, included in the Prepaid expenses and other current assets in the Consolidated Balance Sheets. Deferred IPO cost were deducted against the Company’s additional paid-in capital in March 2024 when the Company received the proceeds from the IPO.

(j) Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income/loss in the year of disposition. Estimated useful lives are as follows:

Production line for e-bicycles	5-10 Years
Furniture, fixtures and office equipment	3-5 Years
Vehicles	4-10 Years

(k) Intangible Assets

We purchase software from third parties and recorded the cost in intangible assets on the consolidated balance sheets.

We amortize the purchased software on a straight-line basis over their estimated useful lives, which is typically 3 years. Amortization expense of Beijing LOBO is included in General and administrative expense, and amortization expense of Guangzhou LOBO  is included in cost of revenue on the statements of operations.During the year ended December 31, 2024 , Guangzhou LOBO transferred intangible assets to Tianjin LOBO and Jiangsu LOBO, and amortization expenses of these intangible assets were included in general and administrative expenses.  We evaluate the purchased software for impairment and did not record impairment losses for the years ended December 31, 2024 and 2023. Refer to Note 9 – Intangible Assets for additional information regarding our purchased software.

F-33

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

(l) Capitalized Software Development Costs

In accordance with ASC 350-40, Internal-Use Software, the Company capitalizes certain computer software and software development costs incurred in connection with developing or obtaining computer software for internal use when both the preliminary project stage is completed, and it is probable that the software will be used as intended, until the software is available for general release. Capitalized software costs primarily include external direct costs of materials and services utilized in developing or obtaining computer software.

In 2023, the capitalized software for internal use was completed, the capitalized costs is amortized on a straight-line basis over the estimated useful live of three years. The Company reviews the carrying value for impairment whenever facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. Refer to Note 9 – Intangible Assets for additional information regarding our capitalized software development costs.

Amortization of intangible assets including purchased and internal use software totaled $751,208 and $468,781 for the years ended December 31, 2024 and 2023, respectively.

(m) Impairment of Long-lived Assets

In accordance with ASC Topic 360, Property, Plant, and Equipment, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its carrying amount. The Company did not record any impairment charge for the years ended December 31, 2024 and 2023.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

(n) Value Added Tax

LOBO’s China subsidiaries are subject to value-added tax (“VAT”) for providing services and sales of products.

Revenue from providing services and sales of products is generally subject to VAT at applicable tax rates, and subsequently paid to PRC tax authorities after netting input VAT on purchases. The excess of output VAT over input VAT is reflected in accrued expenses and other payables. The Company reports revenue net of PRC’s VAT for all the periods presented in the Consolidated Statements of Operations and Comprehensive Income.

(o) Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (“ASC Topic 606”) from January 1, 2019 and used the modified retrospective method for the revenue from sales of self-manufactured e-bicycles and software development and design services.

The core principle of ASC Topic 606 is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

Revenue recognition policies are discussed as follows:

Revenue from sales of electric vehicles and accessories

The Company sells electric vehicles and accessories products to end customers. The transaction price in the contract is fixed and reflected in the sales invoice. The performance obligation is to transfer promised products to a customer upon acceptance by customers, and the Company is primarily responsible for fulfilling the promise to deliver the products to the customers. There is only one performance obligation in the contract and there is no need for allocation. The Company presents the revenue generated from its sales of products on a gross basis as the Company is a principal. The revenue is recognized at a point in time when the Company satisfies the performance obligation.

The Company offers customer warranties generally from three months to one year. To estimate reserve for warranties and returns the Company relies on historical sales returns and warranty repair costs. Based on assessment the Company assessed no cost for warranties and returns for the years ended December 31, 2024 and 2023 for the electric vehicles and accessories segment.

F-34

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Revenue from sale of software development and design services

The subsidiary of the Company, Guangzhou LOBO provides automobile information and entertainment software development and design services to customers. The software development and design service contracts with customers includes two components: 1) software development, and 2) royalty agreements, and the contracts specify the transaction price for each component. The Company is primarily responsible for fulfilling the promises in both components of the contract, and thus the Company is the principal in both components of the contract.

The subsidiary of the Company, Guangzhou LOBO provides the services to the customer and is the principal for this performance obligation. Software development services includes customized product consulting and planning, technology and function development, verification and certification, prototype, and implementation. A prototype installed with the customized software is built with proprietary technology that is specific to the customer, and thus the prototype has no alternative use and is not a separate performance obligation. All activities, including the prototype, are highly interdependent and highly interrelated. Thus, in accordance with ASC 606-10-25-19, we determined the services are not separately identifiable within the context of the contract, and therefore do not constitute a separate performance obligation on its own. The contract only has one performance obligation, which is to deliver the software to the customer to use in mass production.

The Company transfers control of the software development service over time. The software that the Company developed and designed for its customer is fully customized, and thus the software does not create an asset with an alternative use to the Company. The Company has an enforceable right to payment for performance completed according to the terms of the contract. In accordance with ASC 606-10-25-27, the Company satisfies the performance obligation and recognizes revenue over time using the output method, based on the development milestones confirmed by customers periodically.

A separate revenue stream than sale of software above is when software is delivered and the third-party arranges the production and sales, the Company, as principal, charges a royalty fee per unit sold based on the sales volume generated by its third-party customers from their use of the software. The Company reconciles the royalty fees with its customers on a monthly basis, and recognizes royalty revenues at a point in time at month end.

Timing of revenue recognition may differ from the timing of invoicing to customers. Accounts receivable represent revenue recognized for the amounts invoiced when the Company has satisfied its performance obligation and has unconditional right to the payment. The Company has no contract assets as of December 31, 2024 and 2023.

Contract liabilities primarily consist of advances from customers. As of December 31, 2024 and 2023, the Company recognized advances from customers amounted to $1,843,976 and $1,555,424, respectively. During the years ended December 31, 2024 and 2023, $1,298,230 and $135,002 were recognized as revenues from the contract liabilities.

The Company’s standard warranty on the software development and design services varies from one year to three years or up to 100,000 kilometers of the vehicles that equipped with the software. This warranty primarily includes basic after-sales service, such as software bug fixes. The Company considers the standard warranty is not providing incremental service to customers rather an assurance to the quality of the software development and design services and therefore, is not a separate performance obligation. The Company analyzed historical warranty claims, and warranty cost of $4,221 and $35,401 were recorded in cost of revenues for the years ended December 31, 2024 and 2023, respectively.

(p) Research and Development Expenses

Research and development (“R&D”) expenses are expensed as incurred. R&D costs are related to certain software research and development for internal use.

R&D expenses primarily consist of employee salary and benefit costs. R&D expenses were $1,663,445, $262,375 and $227,555 for the years ended December 31, 2024, 2023 and 2022, respectively.

(q) Income Taxes

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740 Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

F-35

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company’s operating subsidiaries in PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB100,000 ($14,498). In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

(r) Non-controlling Interest

A non-controlling interest in a subsidiary of the Company represents the portion of the equity (net assets) in the subsidiary not directly or indirectly attributable to the Company. Non-controlling interests are presented as a separate component of equity on the Consolidated Balance Sheets, consolidated statements of changes in shareholders’ equity and net income and other comprehensive income attributable to non-controlling shareholders are presented as a separate component on the Consolidated Statements of Operations and Comprehensive Income.

(s) Segment Reporting

The Company has organized its operations into two operating segments. The segments reflect the way the Company evaluates its business performance and manages its operations by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company.

The Company has determined that it operates in two operating segments: (1) electric vehicles and accessories sales segment, and (2) software royalties and development and design services segment. The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each business unit requires different technology and marketing strategies.

As the Company’s long-lived assets are substantially all located in the PRC and all of the Company’s revenues and expenses are derived from within the PRC, no geographical segments are presented.

(t) Net Income Per Share

Basic income per share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the period. Diluted income per share is calculated by dividing net income attributable to ordinary shareholders as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Potentially dilutive shares are excluded from the computation if their effect is anti-dilutive.

(u) Comprehensive Income

Comprehensive income is comprised of the Company’s net income and other comprehensive income (loss). The components of other comprehensive loss consist solely of foreign currency translation adjustments.

F-36

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

(v) Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(w) Recent Accounting Standards

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, an EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

3. REVENUES AND COST OF REVENUES

The following table identifies the disaggregation of the Company’s revenues for the years ended December 31, 2024 and 2023, respectively:

	December 31,2024	December 31,2023	December 31,2022
Revenues
Electric vehicles and accessories sales	$21,132,121	$14,298,967	$16,930,201

Software royalties	344	236,005	376,868
Software development and design services	56,141	939,946	991,496

Software royalties and development and design subtotal	56,485	1,175,951	1,368,364

Total revenues accounted for under ASC Topic 606	$21,188,606	$15,474,918	$18,298,565

The Company applied a practical expedient to expense costs as incurred for costs to obtain a contract with a customer when the amortization period would have been one year or less. The Company has no material incremental costs of obtaining contracts with customers that the Company expects the benefit of those costs to be longer than one year.

Cost of electric vehicles and accessories revenues consist primarily of cost of products, labor cost, and other overhead expenses. Cost of Software development and design revenues consist primarily of raw material cost, outsourced development cost, and amortization cost of the intangible assets. The following table identifies the disaggregation of the Company’s cost of revenues for the years ended December 31, 2024 and 2023, respectively:

	December 31,2024	December 31,2023	December 31,2023
Cost of revenues
Electric vehicles and accessories	$18,160,407	$12,561,601	$14,689,913
Software development and design services	571,588	705,220	583,268

Total cost of revenues	$18,731,995	$13,266,821	$15,273,181

F-37

4. ACCOUNTS RECEIVABLE

As of December 31, 2024 and 2023, accounts receivable consisted of the following, and the Company determined that based on the aging of the customer accounts, coverage of credit insurance, customer concentrations, customer credit-worthiness, historical and current economic trends and changes in its customer payment patterns, the allowance for credit losses assessed to be zero.

	As of
	December 31, 2024	December 31, 2023
Accounts receivable	$1,506,894	$2,532,551

5. SHORT-TERM INVESTMENTS

As of December 31, 2022, short-term investments consisted of the wealth management products totaled $24,271. Wealth management products are deposits in a financial institution with variable interest rates and not-guaranteed principal, and thus classified as available for sale. The wealth management products were carried at fair value. Wealth management products had duration of 30 years, during which the Company could redeem the wealth management product at its discretion. As of December 31, 2023, the Company sold all wealth management products.

On July 7, 2023, the Company purchased 5700 shares of a publicly traded stock listed on Shenzhen Stock Exchange. The fair market value on the purchase date is $70,087 based on the stock price on the purchase date. As of December 31, 2023, the Company still holds the 5700 shares of the stock at fair market value of $56,768. The change in fair value of $13,319 is recorded in other income in the consolidated statement of operation and comprehensive income.

In March 31, 2024, the Company disposed of all 5700 shares, realizing $15,632 gain on the sale of the investment.

F-38

6. INVENTORIES

As of December 31, 2024 and 2023, inventories consisted of the following:

	As of
	December 31,2024	December 31,2023
Finished goods(1)	$5,018,907	$3,287,637
Raw materials(2)	3,573,860	2,426,168
WIP(3)	-	23,976
Total Inventory	$8,592,767	$5,737,781

(1)	Finished goods includes electric vehicles and accessories.

(2)	Raw materials mainly include parts, and battery cells.

(3)	Work-in-process includes cost incurred to build prototypes with customized software.

Based on historical observations, the write-downs were immaterial to be recognized for the inventories for the years ended December 31, 2024 and 2023.

7. PREPAID EXPENSES AND OTHER CURRENT ASSETS

As of December 31, 2024 and 2023, prepaid expenses and other current assets consisted of the following:

	As of
	December 31, 2024	December 31, 2023
Prepayment to vendors	$7,079,049	$5,784,530
Deferred IPO Costs(1)	-	1,282,570
Advances to employees(2)	26,903	29,380
Others(3)	583,471	210,998
Prepaid expenses and other current assets	$7,689,423	$7,307,478

(1)	The balance represented the incremental costs incurred for the Company’s initial public offering (“IPO”), which was deducted from the proceeds of the IPO at the completion of the IPO.
(2)	The balance represented advances that the Company’s subsidiaries have advanced to non-director/officer employees. The advance is interest-free.
(3)	The balance primarily represented a development service fee of $237,465 and $ 3,727, and a deposit of $101,317 and $35,568, as of December 31, 2024 and 2023, respectively.

F-39

8. PROPERTY AND EQUIPMENT, NET

As of December 31, 2024 and 2023, property and equipment, net consisted of the following:

	As of
	December 31,	December 31,
	2024	2023
Production line for e-bicycles	$829,004	$1,719,776
Furniture, fixtures and office equipment	46,665	181,360
Vehicles	-	78,475
	875,669	1,979,611
Less: accumulated depreciation	147,231	898,864
Property and equipment, net	$728,438	$1,080,747

For the years ended December 31, 2024, 2023 and 2022, depreciation expense amounted to $252,882, $253,997, and $162,333, respectively.

9. INTANGIBLE ASSETS, NET

As of December 31, 2024 and 2023, intangibles, net consisted of the following:

	As of
	December 31,	December 31,
	2024	2023
Purchased software	$697,405	$1,097,279
Capitalized software development costs	1,435,378	1,475,691
	2,132,783	2,572,970
Less: accumulated amortization	(1,261,739)	(656,608)
Intangible assets, net	$871,044	$1,916,362

In the software development process, once the preliminary project stage was completed and management committed to funding the software through completion and the software will be used to perform the function intended, the application development stage started. In accordance with ASC 350-40-25, the software development costs incurred in the application development stage were capitalized, and the costs incurred in the preliminary project stage were expensed.

In 2023, the capitalized software for internal use was completed, the capitalized costs is amortized on a straight-line basis over the estimated useful live of three years.

For the years ended December 31, 2024, 2023 and 2022, amortization expense amounted to $751,208, $468,781 and $184,856. The Company did not recognize impairment loss for the years ended December 31, 2024 and 2023.

The following summarizes total future amortization expenses of the purchased software at December 31, 2024:

Year ending December 31,
2025	577,276
2026	292,948
2027	161
2028	161
2029 and after	498
Total future amortization expense	$871,044

F-40

10. ADVANCES FROM CUSTOMERS

Advances from customers are contract liabilities that represent the Company’s obligation to transfer goods or services to customers for which the Company has received prepayments from the customers. As of December 31, 2024 and 2023, the Company recorded advances from customers that amounted to $1,843,976 and $1,555,424, respectively. During the years ended December 31, 2024 and 2023, $1,298,230 and $135,002 were recognized as revenues from the contract liabilities.

11. TAXES PAYABLE

As of December 31, 2024 and 2023, taxes payable consisted of the following:

	As of
	December 31,	December 31,
	2024	2023
Income tax payable	$269,809	$1,686,790
Other tax payable	113,910	685,856
Total tax payable	$383,719	$2,372,646

12. OPERATING LEASE LIABILITIES AND RIGHT OF USE ASSETS

Operating Leases

During the years ended December 31, 2024 and 2023, the Company entered into multiple operating leases for new offices and facility spaces in China. The Company measured and recorded right of use assets and corresponding operating lease liabilities at the lease commencement dates. The discount rate utilized in such present value calculation was 4.75% based on an estimate of the Company’s incremental borrowing rate.

The Company has made operating lease payments in the amount of $229,455 and $153,560 during the years ended December 31, 2024 and 2023. Rent expense charged to operations, which differs from rent paid due to rent credits and to increasing amounts of base rent, is calculated by allocating total rental payments on a straight-line basis over the term of the lease. For the years ended December 31, 2024 and 2023, the Company incurred operating lease expense amounted to $422,019, and $206,806, respectively.

Operating lease liabilities at December 31, 2024 and 2023, consist of:

	As of
	December 31,	December 31,
	2024	2023
Current portion	$768,544	$362,720
Long term portion	554,366	298,961
Total operating lease liabilities	$1,322,910	$661,681

F-41

The following summarizes total future minimum operating lease payments at December 31, 2024:

The periods ending December 31,
2025	807,609
2026	337,377
2027	155,310
2028	94,621
Total minimum lease payments	1,394,917
Less: present value discount	(72,007)
Present value of minimum lease payments	1,322,910

As of December 31, 2024 and 2023, the weighted average discount rate for these leases is 4.75% and 4.75%, and the weighted average remaining term is 31 months and 41 months, respectively.

13. BANK LOAN

On April 21, 2021, the Company’s subsidiary, Wuxi Jinbang entered into a line of credit agreement of $219,691 (RMB1,400,000) with Jiangsu Changjiang Commercial Bank with an annual interest rate of 8.40%. The Company pays interest monthly, the principal balance is due no more than 72 months, and the credit agreement expires on April 20, 2027. In April 2023, the Company paid off the entire balance of the line of credit.

On September 26, 2023, Wuxi Jinbang drew $140,847 (RMB1,000,000) from the credit agreement pursuit to the same term above. The Company recorded the amount in long-term loan as of December 31, 2023. As of December 31, 2024, the loan had not been repaid. As the Company completed the sale of Wuxi Jinbang on December 15 ,2024, this bank loan was not included in the consolidated balance sheet of the Company as of December 31, 2024.

On September 1, 2024, the Company’s subsidiary, Tianjin Lobo entered into a line of credit agreement of $410,998 (RMB3.000,000) with a financing company at an annual interest rate of 8.89%. The Company pays principal and interest monthly, and the credit agreement expires on August 31, 2027. $132,777 of the principal are due in 2025 thus classified as short-term, and remaining $236,513 of the principal is classified as long-term.

For the years ended December 31, 2024, 2023 and 2022, the Company recorded interest expenses of $35,701, $7,929, and $16,715, respectively.

14. CONVERTIBLE NOTE

On December 10, 2024, the Company entered into a securities purchase agreement (the “November 2024 SPA”) with Streeterville Capital, LLC, a Utah limited liability company (the “Investor”), pursuant to which the Company issued to the Investor (i) an unsecured convertible note (“Convertible Note”), in the principal amount of $1,635,000, bearing interest at a rate of 7% per annum and having a term of one year after the purchase price of the Convertible Note is delivered by the Investor to the Company with an aggregate original issue discount of US$135,000, and (ii) 850,000 ordinary shares (“Pre-Delivery Shares”) of the Company in aggregate at a price of $0.001 per share, which is for pre-delivery and subject to the Company’s repurchase right upon repayment of the notes. The Investor has the right at any time beginning on the earlier of (a) the date that is six months after the purchase price of the Convertible Note is delivered by the Investor to the Company, and (b) the effective date of the registration statement on Form F-1 to register the Investor’s resale of conversion shares and Pre-Delivery Shares, until the Outstanding Balance (the principal amount plus accrued but unpaid interest, collection and enforcements costs incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges incurred under this Convertible Note as of any date of determination) has been paid in full, at its election, to convert all or any portion of the Outstanding Balance into ordinary shares at a conversion price equal to the lower of (a) 80% of the lowest volume weighted average price measured during the period of ten (10) trading days prior to the conversion; and (b) the fixed price of $4.00 per share, subject to the restriction of the floor price of $1.00 per share for the possible future conversions into ordinary shares. Upon the occurrence of an Event of Default, Holders may accelerate this Note with the Outstanding Balance becoming immediately due and payable in cash, and interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law(“Default Interest”).

In addition, the Company may prepay all or a portion of the Convertible Note at any time by paying 110% of the Outstanding Balance elected for pre-payment. From the date of the issuance and sale of the Convertible Note and the Pre-Delivery Shares to the maturity date, the Company can extend the maturity date up to twice, for six months each time, and each exercise of this right will increase the Outstanding Balance by 5%. However, the Company can only exercise the right if: (i) for the first exercise, the Outstanding Balance is $750,000 or less, and for the second, it is $375,000 or less; (ii) no Trigger Event has occurred before the exercise date; (iii) the company has not received a non-qualification letter regarding any Nasdaq listing rule.

On December 13, 2024, the Company completed its issuance and sale of the note and issuance of Pre-Delivery Shares pursuant to the November 2024 SPA. The gross proceeds from the sale of the Convertible Note were $1,635,000, prior to deducting transaction fees and estimated expenses.

The Company has identified and evaluated the embedded features of the convertible notes, and concluded that (i) the Company call option, contingent interest features for event of default, the right to prepay, and event of delisting put option are clearly and closely related to the debt host instrument and, therefore, are not required to be bifurcated under ASC 815, (ii) the conversion right is eligible for a scope exception from derivative accounting and is not required to be bifurcated under ASC 815. Consequently, the Company accounts for the convertible notes as a liability following the respective guidance ASC 470.

F-42

As Pre-delivery shares can be separately exercised, i.e. each can continue to exist unchanged when the other is exercised, the Company concluded that they were freestanding. The Pre-delivery Shares are considered a form of stock borrowing facility and are accounted for as own-share lending arrangement. The Company did not receive any proceeds or pay any consideration related to the Pre-delivery Shares, except that the Company received a one-time nominal fee of $850 upon the issuance of the Pre-delivery Shares and will pay the same amount to the investors upon the return of Pre-delivery Shares, respectively. The fair value of the 850,000 shares was based on the Nasdaq trading price on the issuance day, but was limited to the proceeds amount of $1,500,000. The Company accounted for the share lending arrangement as an issuance cost and recorded at fair value upon issuance date against additional paid-in capital of$1,499,150. Although legally issued, the Pre-delivery Shares were not considered outstanding and therefore excluded from basic and diluted loss per share unless default of the share lending arrangement occurs, at which time the Pre-delivery Shares would be included in the basic and diluted loss per share calculation.

The amortized cost of the Convertible Note as of December 31, 2024 consisted of the following:

As of December 31, 2024
Convertible Note Principal- Issued in November 2024	$1,635,000
Convertible Note Interest Adjustment	(123,030)
Fair value adjustment for Pre-Delivery Shares related to the issuance of Convertible Note	(1,499,150)
Total	$12,820

15. RELATED PARTY TRANSACTIONS AND BALANCES

The following is a list of related parties which the Company had transactions with during the years ended December 31, 2024 and 2023:

	Name	Relationship
(a)	Jiancong Cai	Deputy General Manager/7.416% shareholder of the Company
(b)	Huiyan Xie	7.416% shareholder of the Company
(c)	Huajian Xu	CEO of the Company
(d)	Xing Xia	Deputy General Manager/15% shareholder of Wuxi Jinbang .Xing Xia is no longer considered a related party due to the sale of Wuxi Jinbang as of December 31, 2024.
(e)	Jiangsu Zhihe New Energy Technology Co., Ltd.	Xia Xing(d) holds 49% of the Company’s shares and serves as a supervisor. This entity is no longer considered a related party due to the sale of Wuxi Jinbang as of December 31, 2024.
(f)	Pingyi Xu	Xu Huajian’s son
(g)	Linhui He	Cai Jiancong (a)’s wife
(i)	Wealthford Capital Ltd.	39.865% shareholder of the Company
(j)	Hangzhou Zhiyi Digital Technology Co., Ltd.	Xu Pingyi(f) holds 90% of the Company’s shares and serves as a supervisor. Xu Huajian(c) holds 10% of the Company’s shares.
(k)	Qianlimu (Shiyan) Technology Co., LTD	Hangzhou Zhiyi Digital Technology Co., Ltd. (j) holds 70% of the company’s share.
(L)	CEDE & CO	20.611% shareholder of the Company

F-43

Amounts due from related parties

During the year ended December 31, 2024, the Company has not provided any advance to its related parties.

As of December 31, 2023, amounts due from related parties, consisted of the following:

	December 31,		Received	Exchange Rate	December 31,
	2022	Provided	Repayment	Translation	2023
Amounts due from related parties
(a) Jiancong Cai	$645,309	$-	$(628,568)	$(16,741)	$-
(b) Huiyan Xie	836,320	12,261,386	(13,075,865)	(21,841)	-
(d) Xing Xia	2,034,810	4,635,445	(6,615,184)	(55,071)	-
Total amounts due from related parties	$3,516,439	$16,896,831	$(20,319,617)	$(93,653)	$-

Amounts due to Related Parties

As of December 31, 2024 and 2023, amounts due to related parties consisted of the following:

					Exchange
		December 31,			Rate	Reclass to	Disposal of	December 31,
		2023	Borrowed	Repaid	Translation	OP	Subsidiaries	2024
Amounts due to related parties
(e)	Jiancong Cai	$153,976	$625,880	$(586,294)	$(4,769)	$-	$(188,793)	$-
(f)	Huiyan Xie	374,475	7,709,522	(8,062,758)	6,490	-	-	27,729
(g)	Huajian Xu	856,068	37,300	(207,345)	(1,342)	-	-	684,681
(d)	Xing Xia	286,852	374,585	(389,628)	23,435	-1,136,886	841,642	-
Total amounts due to related parties		$1,671,371	$8,747,287	$(9,246,025)	$23,814	$(1,136,886)	$652,849	$712,410

	December 31,			Exchange Rate	December 31,
	2022	Borrowed	Repaid	Translation	2023
Amounts due to related parties
(e) Jiancong Cai	$146,637	$3,194,892	$(3,187,141)	$(412)	$153,976
(f) Huiyan Xie	146,573	374,475	(146,573)	-	374,475
(g) Huajian Xu	1,192,611	955,107	(1,291,420)	(231)	856,068
(f) Pingyi Xu	169,806	-	(169,806)	-	-
(d) Xing Xia	-	286,852	-	-	286,852
Total amounts due to related parties $	1,655,627	$4,811,327	$(4,794,940)	$(643)	$1,671,371

Total amount of $4,794,940 repaid to related parties during the year ended December 31, 2023 includes $1,136,112 of the reorganization consideration, and $3,658,828 repayments to related party interest-free loans. $301,534 of the remaining reorganization consideration was paid to other Jiangsu LOBO shareholders who are not considered the Companies related parties, the amount was recorded in Other Current Payables as of December 31, 2022. The total payment of $1,437,646 for additional reorganization consideration was presented as investing activity on the condensed consolidated statement of cash flows for the year ended December 31, 2023.

The balances represented interest-free loans payable to shareholders.

Related party transactions

Other than the interest free loans due to and due from shareholders, for which the balances are disclosed above, for the years ended December 31, 2024 and 2023, the Company had the following material related party transactions:

			Year Ended December 31,
	Related Parties	Nature	2024	2023
(d)	Xing Xia	sale of products	$108,413	$-

F-44

16. INCOME TAXES

BVI

The Company is incorporated in the BVI. Under the current laws of the BVI, the Company is not subject to income or capital gains taxes. In addition, dividend payments are not subject to with holdings tax in the BVI.

Hong Kong

On March 21, 2018, the Hong Kong Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on March 28, 2018 and was announced on the following day. Under the two-tiered profits tax rates regime, the first 2 million Hong Kong Dollar (“HKD”) of profits of the qualifying group entity will be taxed at 8.25%, and profits above HKD 2 million will be taxed at 16.5%. The Company’s Hong Kong subsidiaries did not have assessable profits that were derived in Hong Kong for the years ended December 31, 2024 and 2023. Therefore, no Hong Kong profit tax has been provided for the years ended December 31, 2024 and 2023.

PRC

The Company’s PRC subsidiaries are subject to the PRC Enterprise Income Tax Law (“EIT Law”) and are taxed at the statutory income tax rate of 25%, unless otherwise specified.

The components of the income tax provision are:

	As of
	Dcecmeber 31, 2024	December 31, 2023	December, 31, 2022
Current	$298,461	$344,853	$417,268
Deferred	(178,494)	-	-
Total income tax provision	$119,967	$344,853	$417,268

The income tax provision is included in our consolidated statement of operations and comprehensive income.

The reconciliations of the statutory income tax rate and the Company’s effective income tax rate are as follows:

	As of
	Dcecmeber 31 2024	December 31, 2023
Net (loss)income before provision for income taxes	$(725,874)	$1,331,324
PRC statutory tax rate	25%	25%
Income tax at statutory tax rate	(181,469)	332,831

Additional deduction for R&D expenses	(221,954)
Effect of preferential tax of PRC subsidiary	(39,143)
Changes in valuation allowance	265,614	4,305
Effect of income tax rate differences in jurisdictions other than mainland China*	252,879	450.00
Tax effect of non-deductible items	44,040	7,267
Income tax expense	$119,967	$344,853
Effective tax rates	(17)%	26%

The current PRC EIT Law imposes a 10% withholding income tax for dividends distributed by foreign invested enterprises to their immediate holding companies outside the PRC. A lower withholding tax rate will be applied if there is a tax treaty arrangement between the PRC and the jurisdiction of the foreign holding company. Distributions to holding companies in Hong Kong that satisfy certain requirements specified by the PRC tax authorities, for example, will be subject to a 5% withholding tax rate.

F-45

As of December 31, 2024 and 2023, the Company had not recorded any withholding tax on the retained earnings of its foreign invested enterprises in the PRC, since the Company intends to reinvest its earnings to further expand its business in mainland China, and its foreign invested enterprises do not intend to declare dividends to their immediate foreign holding companies.

As of December 31, 2024 and 2023, there was no tax effect of temporary difference under ASC Topic 740 “Accounting for Income Taxes” that gives rise to deferred tax asset and liability.

As of December 31, 2024 and 2023, the net operating loss carried forward is as follows:

	As of
	December 31, 2024	December 31, 2023
Deferred tax assets:
Net operating loss carried forward	437,806	-
Less: valuation allowance	261,846	-
Deferred tax assets, net	$175,960	-

The movement of valuation allowance provision for deferred tax assets is as follows:

	As of
	December 31 2024	December 31, 2023
Balance as of January 1,	-	-
Current year addition (reduction)	265,614	-
Exchange rate effect	(3,768)	-
Balance as of December 31,	261,846	-

Accounting for uncertainty tax position

The Company did not identify significant unrecognized tax benefits for the years ended December 31, 2024 and 2023. The Company did not incur any interest or penalties related to potential underpaid income tax expenses. In general, the PRC tax authority has up to five years to conduct examinations of the Company’s tax filings. Accordingly, the tax years from 2019 to 2023 of the Company’s PRC subsidiaries remain open to examination by the taxing jurisdictions. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

17. EQUITY

(a) Common stock and Additional Paid In Capital

The Company was established under the laws of the British Virgin Islands on October 25, 2021. The authorized number of Ordinary Shares was 50,000,000 with par value of $0.001 per share. As of December 31, 2021, the Company’s shareholders have not funded the capital of the Ordinary Shares in British Virgin Islands and recorded subscription receivable as of December 31, 2021. The Company’s shareholders have funded the $50,000 capital in British Virgin Islands in October and November, 2022.

Upon the Reorganization event described in Note 1, on March 14, 2022, the Company issued the 5,700,000 Ordinary Shares of common stock with par value of $0.001 in exchange for all outstanding common stock of Jiangsu Lobo. The Reorganization has been accounted for at historical cost and prepared on the basis as if the Reorganization had become effective as of the beginning of the first period presented in the accompanying financial statements of the Company.

On March 1, 2023, the Company effected a one thousand-for-one subdivision of shares to shareholders, which increased the total number of authorized and issued ordinary shares of 50,000 to 50,000,000, and decreased the par value of ordinary shares from $1 to $0.001. Then the shareholders surrendered a pro-rata number of ordinary shares of 44,300,000 to the Company for no consideration and thereafter cancelled. Following the surrender, the issued and outstanding ordinary shares were 5,700,000 of par value of $0.001 per share. All share and per share data as of December 31, 2022, and for the year ended December 31, 2022 are presented on a retroactive basis.

On September 15, 2023, the Company issued 700,000 shares on a pro-rata basis to the existing shareholders as stock dividend. The fair value of the stock dividend is determined to be $2,212,000 at $3.16 per ordinary share. As of October 15, 2023, the Company has 50,000,000 ordinary shares authorized, with 6,400,000 ordinary shares issued and outstanding. The stock dividend, all share and per share data as of December 31, 2022, and for the year ended December 31, 2022 are retroactively adjusted.

In March 21, 2024, the Company issued 1,380,000 shares of common stock at $4.00 per share for a total of $5,520,000 gross processed in its Initial Public Offering (IPO). Net proceeds from the IPO was $3,180,963 including $500,000 indemnification escrow funds recorded in restricted cash, net of expenses primarily including legal fees and audit fees.

On December 11, 2024, the Company issued 850,000 shares of common stock at par value of $0.001 per share to the investors of the convertible note. Refer to Note 14 for details.

(b) Statutory Reserve

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Net income after taxation can be made up for the cumulative prior years’ losses, if any before allocated to the “Statutory reserve”. Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the board of directors of the Company. As of December 31, 2024 and 2023, statutory reserve provided were $464,637 and $521,566, respectively.

(d) Non-controlling interest

As of December 31, 2023, the Company’s non-controlling interest represented 15% equity interest of Wuxi Jinbang, which was established in October 2002. Non-contolling interest is nil as of December 31, 2024 upon sale of Wuxi Jinbang.

(e) Dividends

The Company through its PRC subsidiaries paid cash dividends of nil and nil to its shareholders for the years ended December 31, 2024 and 2023, respectively.

On September 15, 2023, the Company issued 700,000 shares on a pro-rata basis to the existing shareholders. The Company determined the fair value of the stock dividend is $2,212,000, and retrospectively adjusted the stock dividend to the consolidated financial statements as of December 31, 2022, respectively.

F-46

18. SEGMENT REPORTING

The Company has determined that it operates in two operating segments: (1) electric vehicles and accessories sales, and (2) software royalties and development and design services.

The Company’s CODM, chief executive officer, measures the performance of each segment based on metrics of revenue and profit before taxes from operations and uses these results to evaluate the performance of, and to allocate resources to each of the segments. As most of the Company’s long-lived assets are located in the PRC and most of the Company’s revenues are derived from the PRC, no geographical information is presented. The Company does not allocate assets to its segments as the CODM does not evaluate the performance of segments using asset information.

The following tables present the summary of each reportable segment’s assets, revenue and income, which is considered as a segment operating performance measure, for the years ended December 31, 2024 and 2023:

	For the Year Ended December 31, 2024
	Electric vehicles and accessories sales	Software royalties and development and design services
	Segment	Segment	Consolidated
Current assets	21,206,263	-	21,206,263
Non-current assets	2,813,325	-	2,813,325
Revenues	21,132,121	56,485	21,188,606
Depreciation and amortization	1,519,640	(515,551)	1,004,089
Segment income before tax	14,438	(740,312)	(725,874)
Segment gross profit margin	14%	(912)%	12%
Net income	(105,529)	(740,312)	(845,841)

	For the Year Ended December 31, 2023
	Electric vehicles and accessories sales	Software royalties and development and design services
	Segment	Segment	Consolidated
Current assets	$15,830,685	$274,228	$16,104,913
Non-current assets	1,764,534	1,802,037	3,566,571
Revenues	14,298,967	1,175,951	15,474,918
Depreciation and amortization	180,861	541,917	722,778
Segment income before tax	1,349,430	(18,106)	1,331,324
Segment gross profit margin	12%	40%	14%
Net income	$1,004,577	$(18,106)	$986,471

F-47

19. CONCENTRATIONS

Concentrations of Credit Risk

As of December 31, 2024 and 2023, cash and cash equivalents balances in the PRC are $470,335 and $182,829, respectively, which were primarily deposited in financial institutions located in Mainland China. Each bank account is insured by The People’s Bank of China (the central bank of China) with the maximum limit of RMB500,000 (equivalent to $70,692). To limit exposure to credit risk relating to deposits, the Company primarily places cash and cash equivalent deposits with large financial institutions in China which management believes are of high credit quality and management also continually monitors the financial institutions’ credit worthiness.

Concentrations of Customers

The following table sets forth information as to each customer that accounted for 10% or more of total accounts receivable as of December 31, 2024 and 2023:

	As of			As of
	December 31,			December 31,
	2024			2023
		% of				% of
	Amount	Total		Amount		Total
A	$795,879	52.82%		$	*	* %
B	316,273	20.99%			*	* %
C	*	*	%		997,506	39.39%
D	*	*	%		553,800	21.87%
E	*	*	%		479,511	18.93%
Total	$1,112,152	73.81%			$2,030,817	80.19%

The following table sets forth information as to each customer that accounted for 10% or more of total revenue for the years ended December 31, 2024 and 2023.

	Year Ended December 31,
	2024		2023
Customer		% of		% of
	Amount	Total	Amount	Total
A	$4,612,959	21.77%	$1,951,384	12.61%
B	2,182,042	10.30%	*	*	%
C	2,151,473	10.15%	*	*	%
D	*	* %	1,611,111	10.41%
E	*	* %	*	*	%
Total	$8,946,474	42.22%	$3,562,495	23.02%

The following table sets forth information as to each supplier that accounted for 10% or more of total accounts payable for the years ended December 31, 2024 and 2023.

	As of		As of
	December 31,		December 31,
	2024		2023
Suppliers		% of		% of
	Amount	Total	Amount	Total
A	$724,946	32.69%	$829,815	89.25%
B	417,196	18.81%	*	*	%
C	324,219	14.62%	*	*	%
D	273,999	12.35%	*	*	%
Total	$1,740,360	78.47%	829,815	89.25%

*	represented the percentage below 10%

There following table sets forth information as to each supplier that accounted for 10% or more of total purchase during the year ended December 31, 2024 and 2023.

	Year Ended December 31,
	2024		2023
Suppliers		% of			% of
	Amount	Total	Amount		Total
A	$3,808,157	16.99%	$	*	* %
B	2,471,212	11.02%		1,706,583	11.95%
C	*	* %		2,607,552	18.25%
Total	$6,279,369	28.01%		4,314,135	30.20%

F-48

20. SUBSEQUENT EVENTS

On March 30, 2025, the Company’s Equity Incentive Plan (the “Plan”) became effective. The board has approved the Plan. A maximum of 1,250,000 ordinary shares with a par value of US$0.001 were authorized to issue.

On December 30, 2024, the board of directors of the Company decided to sell its wholly-owned subsidiary Beijing Luobei Intelligent Machine Co., LTD. On March 28, 2025, the he board of directors’ meeting of the company decided to sell Beijing Lobo to Guo Yafang at the transfer equity consideration of RMB 27,000,000. On March 31, 2025, Jiangsu Lobo signed an equity transfer agreement with Guo Yafang. On April 21, 2025, the change of industrial and commercial information of Beijing Lobo has been completed, and the data handover was completed with the buyer on the same day. The control of Beijing Lobo has been completely transferred to the buyer.

The Company has performed an evaluation of subsequent events through April 30, 2024, which was the date of the issuance of the consolidated financial statements, and determined that no events would have required adjustment or disclosure in the consolidated financial statements other than that discussed above.

21. CONDENSED PARENT ONLY FINANCIAL STATEMENTS

The condensed parent company financial statements have been prepared in accordance with Rule 12-04, Schedule I of Regulation S-X as the restricted net assets of the subsidiaries of the Company exceed 25% of the consolidated net assets of the Company. The ability of the Company’s operating subsidiaries to pay dividends may be restricted due to the restriction of paid-in capital, additional paid-in capital and statutory surplus reserves of the Company under PRC laws and regulations.

The condensed parent company financial statements have been prepared using the same accounting principles and policies described in the notes to the consolidated financial statements. Please refer to the consolidated financial statements and notes presented above for additional information and disclosures with respect to these financial statements.

LOBO EV TECHNOLOGIES LTD

(Parent Company Only)

CONDENSED BALANCE SHEETS

(IN U.S. DOLLARS)

	As of
	December 31,
	2024	2023
Assets
Investment in subsidiaries	$9,321,708	$5,653,553
Total Assets	9,321,708	5,653,553

Liabilities and Shareholders’ Equity
Shareholders’ equity:
Common stock (par value of $0.001 per share, 50,000,000 authorized, 8,630,000 and 6,400,000 shares issued and outstanding, as of December 31, 2024 and 2023, respectively)	8,630	6,400
Subscription receivable	-	-
Additional paid-in capital	8,781,273	3,013,333
Retained earnings	1,109,567	3,011,610
Accumulated other comprehensive income	(577,762)	(377,790)
Statutory reserve	-	-
Equity attributable to LOBO EV Technologies LTD’s shareholders	$9,321,708	$5,653,553
Total shareholders’ equity	9,321,708	5,653,553
Total Liabilities and Shareholders’ Equity	9,321,708	5,653,553

F-49

LOBO EV TECHNOLOGIES LTD

(Parent Company Only)

CONDENSED STATEMENTS OF COMPREHENSIVE INCOME

(IN U.S. DOLLARS)

For the year ended December 31,
	2024	2023
Revenues	$-	$-
Cost of revenues	-	-
Gross Profit	-	-

Operating expenses
Selling and marketing expenses	-	-
General and administrative expenses	-	-
Research and development expenses	-	-
Total operating expenses	-	-

Operating income	-	-

Other expenses (income)
Interest expense (income)	-	-
Other (income) expense	-	-
Total other expenses, net	-	-
Income before income tax expense	-	-
Income tax expense	-	-
Equity income of subsidiaries	(812,836)	969,598
Net Income	$(812,836)	$969,598

Other comprehensive income (loss):
Foreign currency translation adjustments	(199,972)	(182,890)
Total comprehensive income	$(1,012,808)	$786,708

F-50

LOBO EV TECHNOLOGIES LTD

(Parent Company Only)

CONDENSED STATEMENTS OF CASH FLOWS

(IN U.S. DOLLARS)

	For the year ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$(812,836)	$969,598
Adjustment to reconcile net income to net cash provided by (used in) operating activities
Equity income of subsidiaries	812,836	(969,598)
Net cash provided by (used in) operating activities	-	-

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	-	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	-	-
CASH AND CASH EQUIVALENTS, beginning of period	-	-
CASH AND CASH EQUIVALENTS, end of period	$-	$-

F-51

LOBO EV TECHNOLOGIES LTD

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2024

(In U.S. dollars except for number of shares)

	LOBO EV TECHNOLOGIES LTD	Beijing Lobo Disposition	Note	Pro Forma Adjustments	Pro Forma Consolidated
		(a)
Assets
Current assets:
Cash and cash equivalents	$1,379,434	$(454)		$454	$1,379,434
Restricted cash	510,156	–		–	510,156
Accounts receivable, net	1,506,894	(308,650)		308,650	1,506,894
Inventories, net	8,592,767	(482,778)		482,778	8,592,767
Amounts due from related parties	–	(287,113)		287,113	–
Prepaid expenses and other current assets	7,689,423	(8,515,582)		13,339,621	12,513,462
Assets held for sale	1,527,589	–		(1,527,589)	–
Total current assets	21,206,263	(9,594,577)		12,891,027	24,502,713
Property and equipment, net	728,438	(256,216)		256,216	728,438
Intangible assets, net	871,044	(252,421)		252,421	871,044
Operating lease right-of-use assets, net	1,037,883	(193,351)		193,351	1,037,883
Deferred tax assets	175,960	–		–	175,960
Total Assets	$24,019,588	$(10,296,565)		$13,593,015	$27,316,038

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,217,720	$(2,125)		$2,125	$2,217,720
Advances from customers	1,843,976	(24,964)		24,964	1,843,976
Other current payables	1,798,252	(1,502,575)		9,984,438	10,280,115
VAT payable	550,439	–		–	550,439
Taxes payable	383,719	(4,918,926)		4,918,928	383,721
Amounts due to related parties	712,410	–		287,113	999,523
Short-term Loan	132,777	–		–	132,777
Convertible note payable, net	12,820	–		–	12,820
Liabilities held for sale	5,486,344	–		(5,486,344)	–
Operating lease liabilities, current	768,544	(51,717)		51,717	768,544
Total current liabilities	13,907,001	(6,500,307)		9,782,941	17,189,635
Long-term Loan	236,513	–		–	236,513
Operating lease liabilities, non-current	554,366	(111,089)		111,089	554,366
Total liabilities	$14,697,880	$(6,611,396)		$9,894,030	$17,980,514

Commitments and contingencies

Equity:
Common stock (par value of $0.001 per share, 50,000,000 shares authorized, 7,780,000 and 6,400,000 issued and outstanding, as of June 30, 2024 and December 31, 2023, respectively)	$8,630	$–		$–	$8,630
Additional paid-in capital	8,781,273	(736,568)		736,568	8,781,273
Retained earnings	644,930	(2,941,843)		2,962,417	665,504
Accumulated other comprehensive income	(577,762)	293,282		–	(284,480)
Statutory reserve	464,637	(300,040)		–	164,597
Total LOBO EV Technologies LTD’s shareholders’ equity	9,321,708	(3,685,169)		3,698,985	9,335,524
Non-controlling interest	–	–		–	–
Total Equity	9,321,708	(3,685,169)		3,698,985	9,335,524

Total Liabilities and Equity	$24,019,588	$(10,296,565)		$13,593,015	$27,316,038

F-52

LOBO EV TECHNOLOGIES LTD

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE (LOSS)/INCOME

FOR THE YEARS ENDED DECEMBER 31, 2024

(In U.S. dollars except for number of shares)

	LOBO EV TECHNOLOGIES LTD	Beijing Lobo Less Disposition	Note	Pro Forma Adjustments		Pro Forma Consolidated
		(b)
Revenues	$21,188,606	$(2,529,703)	(c)		$746,398		$19,405,301
Cost of revenues	18,731,995	(2,461,287)	(c)		746,398		17,017,106
Gross Profit	2,456,611	(68,416)			-		2,388,195

Operating expenses
Selling and marketing expenses	716,021	(50,791)			-		665,230
General and administrative expenses	2,020,003	(37,551)			-		1,982,452
Research and development expenses	1,663,445	-			-		1,663,445
Total operating expenses	4,399,469	(88,342)			-		4,311,127

Operating (loss)/income	(1,942,858)	19,926			-		(1,922,932)

Other expenses (income)
Gain on disposal of subsidiaries	(836,112)	980,447	(d)		(2,962,417)		(2,818,082)
Interest income/expenses, net	20	45			-		65
Other income/expenses, net	(380,892)	(1,838)			-		(382,730)
Total other income, net	(1,216,984)	978,654			(2,962,417)		(3,200,747)
						$
(Loss)/Income before income tax expense	(725,874)	(958,728)			2,962,417		1,277,815
Income tax expense	119,967	(239,747)			-		(119,780)
Net (loss)/Income	(845,841)	(718,981)			2,962,417		1,397,595
						$
Net (loss)/Income	(845,841)	(718,981)			2,962,417		1,397,595
Less: Net (loss)/income attributable to non-controlling interest	(33,005)						(33,005)
Net (loss)/income attributable to LOBO EV Technologies LTD	(812,836)	(718,981)			2,962,417		1,430,600

Net (loss)/Income	(845,841)	(718,981)			2,962,417		1,397,595
Foreign currency translation adjustments	(204,541)	93,797					(110,744)
Total comprehensive (loss) income	(1,050,382)	(625,184)			2,962,417		1,286,851
Less: Comprehensive net (loss) attributable to noncontrolling interests	(37,574)						(37,574)
Total comprehensive (loss) income attributable to LOBO EV Technologies LTD	$(1,012,808)	$(625,184)			$2,962,417		1,324,425

Net (loss)/income per share, basic and diluted	$(0.11)	$		$			0
Weighted average shares outstanding, basic and diluted	7,478,361						7,478,361

F-53

NOTE 1 –INTRODUCTION

On April 21, 2025, Jiangsu LOBO Electric Vehicle Co. Ltd (“Jiangsu LOBO”), a wholly-owned subsidiary of LOBO EV TECHNOLOGIES LTD., a British Virgin Islands business company (the “Company”), completed the disposal of Beijing LOBO Intelligent Machine Co., Ltd (“Beijing LOBO”), a wholly-owned subsidiary of Jiangsu LOBO. Beijing LOBO received total consideration of RMB 27,000,000 for the disposal.

Basis of Presentation

The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth to in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements presented below are derived from the historical financial statements of the Lobo EV Technology Ltd. (the “Company”), adjusted to give effect to the Transaction. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and the respective history financial information from which it was derived, including:

The historical financial statements and the accompanying notes of the Company as of and for the year ended December 31, 2024, included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on July 8, 2025.

The pro forma adjustments are preliminary and have been made solely for informational purposes. The unaudited pro forma condensed consolidated financial statements are not intended to represent and does not purport to be indicative of what the combined financial condition or results of operations of the Company would have been had the Transaction been completed on the applicable dates. In addition, the pro forma financial statements do not purport to project the future financial condition and results of operations of the Company. In the opinion of management, all necessary adjustments to the unaudited pro forma condensed combined financial statements have been made.

F-54

NOTE 2 – PRO FORMA RECLASSIFICATION AND ADJUSTMENTS

The historical consolidated financial statements have been adjusted in the Pro Forma, as detailed below, to give effect to pro forma events that are: (i) directly attributable to the Disposition, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the disposal results of Disposition. The Pro Forma do not reflect the non-recurring cost of any integration activities or benefits from the Disposition including potential synergies that may be generated in future periods.

The unaudited pro forma consolidated balance sheet as of December 31, 2024 reflects the following transaction accounting adjustments related to the Disposition:

(a) The removal of the assets and liabilities under Beijing LOBO from the historical information presented.

(b) The removal of revenues and expenses from the assets sold in connection with the Beijing LOBO Disposition from the historical information presented.

(c) Represents the recovery of elimination between the Company and Beijing LOBO.

(d) The pro forma net gain on disposal of assets is based on the Company’s historical balance sheet information as of December 31, 2024 and is subject to change based upon, among other things, the actual balance sheet on the closing date of the Disposition and the finalization of the Company’s financial closing procedures and may differ significantly from the actual net gain on disposal of assets that the Company will recognize. The pro forma net gain on disposal of assets presented below is reflected in the unaudited pro forma condensed consolidated balance sheet as if the Disposition was consummated as of December, 2024, and in the unaudited pro forma condensed statements of operation as if the Disposition was consummated on January 1, 2024.

F-55

3,921,567 Units

Each Unit Consisting of One Class A Ordinary Share

One Series A Warrant to Purchase One Class A Ordinary Share

And One Series B Warrant to Purchase One Class A Ordinary Share

or

3,921,567 Pre-Funded Units

Each Pre-Funded Unit Consisting of One Pre-Funded Warrant to Purchase One Class A Ordinary Share

One Series A Warrant to Purchase One Class A Ordinary Share

And One Series B Warrant to Purchase One Class A Ordinary Share

Up to 3,921,567 Class A Ordinary Shares Underlying the Pre-Funded Warrants

Up to 3,921,567 Class A Ordinary Shares Underlying the Series A Warrants

Up to 19,607,835 Class A Ordinary Shares Underlying the Series B Warrants (which contain a “zero cash exercise price” option)

LOBO Technologies Ltd.

Sole Placement Agent

ARC GROUP SECURITIES LLC

Prospectus dated March 23, 2026